SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FIRST HORIZON NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2008

Dear Shareholders:

You are cordially invited to attend First Horizon National Corporation’s 2008 annual meeting of shareholders. We will hold the meeting on April 15, 2008, in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, at 10:00 a.m. local time. We have attached the formal notice of the annual meeting, our 2008 proxy statement, and a form of proxy.

At the meeting, we will ask you to elect four Class III directors and one Class II director, to approve amendments to our Amended and Restated Charter to provide for declassification of our Board of Directors, to approve amendments to our Amended and Restated Charter and Amended and Restated Bylaws to eliminate the requirement of a supermajority vote for certain amendments to the Amended and Restated Charter and Amended and Restated Bylaws, and to ratify the appointment of KPMG LLP as our independent auditors for 2008. The attached proxy statement contains information about these matters.

Our annual report to shareholders, which contains detailed financial information relating to our activities and operating performance during 2007, is being delivered to you with our proxy statement but is not deemed to be “soliciting material” under SEC Regulation 14A.

Our registered shareholders that have access to the Internet have the opportunity to receive proxy statements electronically. If you have not already done so for this year, we encourage you to elect this method of receiving the proxy statement next year. Not only will you have access to the document as soon as it is available, but you will be helping us to save expense dollars. If you vote electronically, you will have the opportunity to give your consent at the conclusion of the voting process.

Your vote is important. You may vote by telephone or over the Internet or by mail, or if you attend the meeting and want to vote your shares, then prior to the balloting you should request that your form of proxy be withheld from voting. We request that you vote by telephone or over the Internet or return your proxy card in the postage-paid envelope as soon as possible.

Sincerely yours,

MICHAEL D. ROSE
Chairman of the Board

FIRST HORIZON NATIONAL CORPORATION
165 Madison Avenue
Memphis, Tennessee 38103

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
April 15, 2008

The annual meeting of shareholders of First Horizon National Corporation will be held on April 15, 2008, at 10:00 a.m. local time in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee.

The items of business are:

(1)

Election of four Class III directors to serve until the 2011 annual meeting of shareholders and one Class II director to serve until the 2010 annual meeting of shareholders or, in both cases, until their successors are duly elected and qualified.

(2)	Approval of amendments to our Amended and Restated Charter to provide for declassification of our Board of Directors.

(3)

Approval of amendments to our Amended and Restated Charter and Amended and Restated Bylaws to eliminate the requirement of a supermajority vote for certain amendments to the Amended and Restated Charter and Amended and Restated Bylaws.

(4)	Ratification of the appointment of auditors.

These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 22, 2008 is the record date for the meeting. All shareholders of record at that time are entitled to vote at the meeting.

Management requests that you vote by telephone or over the Internet (following the instructions on the enclosed form of proxy) or that you sign and return the form of proxy promptly, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 1 of the proxy statement.

CLYDE A. BILLINGS, JR.
Senior Vice President,
Assistant General Counsel
and Corporate Secretary

Memphis, Tennessee
March 10, 2008

IMPORTANT NOTICE

PLEASE (1) VOTE BY TELEPHONE OR (2) VOTE OVER THE INTERNET OR (3) MARK, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

PROXY STATEMENT
FIRST HORIZON NATIONAL CORPORATION
TABLE OF CONTENTS

Page
General Matters	1
Corporate Governance and Board Matters	3
Introduction	3
Independence and Categorical Standards	4
Composition of Board Committees	6
The Credit Policy & Executive Committee	6
The Audit Committee	7
In General	7
Audit Committee Financial Expert	7
Audit Committee Report	8
The Nominating & Corporate Governance Committee	9
In General	9
Nominations of Directors	9
Shareholder Recommendations of Director Nominees	10
Processes and Procedures Regarding Director Compensation	10
The Compensation Committee	10
In General	10
Processes and Procedures Regarding Executive and Director Compensation	11
Compensation Committee Report	12
Compensation Committee Interlocks and Insider Participation	12
Board and Committee Meeting Attendance	12
Executive Sessions	13
Communication with Board of Directors	13
Procedures for the Approval, Monitoring, and Ratification of Related Party Transactions	13
Transactions with Related Persons	13
Stock Ownership Information	15
Stock Ownership Table	15
Vote Item No. 1—Election of Directors	16
Nominees for Director	17
Continuing Directors	17
Vote Item No. 2—Approval of Amendments to Our Charter to Provide for Declassification of Our Board of Directors and Annual Election of Directors	18
Vote Item No. 3—Approval of Amendments to Our Charter and Bylaws to Eliminate the Requirement of a Supermajority Vote for Certain Amendments to the Charter and Bylaws	19
Vote Item No. 4—Ratification of Appointment of Auditors	20
Other Matters	21
Shareholder Proposal and Nomination Deadlines	21
Executive Compensation	22
Compensation Discussion and Analysis	22
Summary Compensation Table	44
Grants of Plan-Based Awards	48
Outstanding Equity Awards at Fiscal Year-End	53
Option Exercises and Stock Vested	58
Pension Benefits	60
Nonqualified Defined Contribution and Other Deferred Compensation Plans	61
Employment Contracts, Termination of Employment and Change in Control Arrangements, and Benefits under Them	63
Director Compensation	69
Section 16(a) Beneficial Ownership Reporting Compliance	78
Availability of Annual Report on Form 10-K	78

PROXY STATEMENT
FIRST HORIZON NATIONAL CORPORATION
165 Madison Avenue
Memphis, Tennessee 38103

GENERAL MATTERS

The following proxy statement is being mailed to shareholders beginning on or about March 10, 2008. The Board of Directors is soliciting proxies to be used at our annual meeting of shareholders to be held on April 15, 2008 at 10:00 a.m. local time in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, and at any adjournment or adjournments thereof. In this proxy statement, First Horizon National Corporation will be referred to by the use of “we,” “us” or similar pronouns, or simply as “First Horizon,” and First Horizon and its consolidated subsidiaries will be referred to collectively as “the Corporation.”

The accompanying form of proxy is for use at the meeting if you will be unable to attend in person. To obtain directions to be able to attend the meeting and vote in person, contact our Community Relations office at 866-365-4313. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of items 1, 2, 3 and 4 below:

1.

Election of four Class III directors to serve until the 2011 annual meeting of shareholders and one Class II director to serve until the 2010 annual meeting of shareholders, or in both cases until their successors are duly elected and qualified.

2.	Approval of amendments to our Amended and Restated Charter (“Charter”) to provide for declassification of our Board of Directors.

3.	Approval of amendments to our Charter and Amended and Restated Bylaws (“Bylaws”) to eliminate the requirement of a supermajority vote for certain amendments to the Charter and Bylaws.

4.	Ratification of the appointment of auditors.

First Horizon recommends that you vote in favor of each of the items listed above. We will bear the entire cost of soliciting the proxies. In following up the original solicitation of the proxies by mail, we may request brokers and others to send proxies and proxy material to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If necessary, we may also use several of our regular employees to solicit proxies from the shareholders, either personally or by telephone or by special letter, for which they will receive no compensation in addition to their normal compensation. We have hired Morrow & Co., LLC to aid us in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses. An additional charge of $5.00 per holder will be incurred should we choose to have Morrow & Co. solicit individual holders of record.

Our common stock is the only class of voting securities. There were 126,403,948 shares of common stock outstanding and entitled to vote as of February 22, 2008, the record date for the annual shareholders’ meeting. Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. A plurality of the votes cast is required to elect the nominees as directors; however, see the section entitled “Corporate Governance and Board Matters—Introduction” beginning on page 3 for information on the consequences of receiving a majority withheld vote in an uncontested election under our director resignation policy. A vote of at least eighty percent of the voting power of all outstanding voting stock is required to approve the amendments to our Charter and Bylaws. A majority of the votes cast is required to ratify the appointment of auditors. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on any of the vote items.

Some of our shareholders own their shares using multiple accounts registered in variations of the same name. If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our Stock Transfer Agent, Wells Fargo Bank, N.A., by phone toll-free at 1-877-536-3558, or by mail to Shareowner Services, P.O. Box 64854, St. Paul,

MN 55164-0854. Also, in some cases multiple members of the same family living in the same household have shares registered in their names. In that case, prior to 2006 each family member received multiple copies of the annual report, proxy statement, and other mailings. Duplicate mailings in most cases are an unnecessary expenditure for us and inconvenient for you. We have taken steps to reduce them, and we encourage you to eliminate them whenever you can.

Currently, family members living in the same household generally receive only one copy per household of the annual report, proxy statement, and most other mailings. The only item which is separately mailed for each registered shareholder or account is a proxy card. If your household receives only one copy and if you wish to start receiving separate copies in your name, apart from others in your household, you must request that action by contacting our Stock Transfer Agent, Wells Fargo Bank, N.A., by phone toll-free at 1-877-602-7615 or by writing to it at Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. That request must be made by each person in the household who desires a separate copy. Within 30 days after your request is received we will start sending you separate mailings. If for any reason you and members of your household are receiving multiple copies and you want to eliminate the duplications, please request that action by contacting our Stock Transfer Agent using the contact information given in this paragraph above. In either case, in your communications, please refer to your account number and our company number (998). Please be aware that if you hold shares both in your own name and as a beneficial owner through a broker, bank or other nominee, it is not possible to eliminate duplications as between these two types of ownership.

If you and other members of your household are beneficial owners of shares, meaning that you own shares indirectly through a broker, bank, or other nominee, you may eliminate a duplication of mailings by contacting your broker, bank, or other nominee. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

If your household receives only a single copy of this proxy statement and our 2007 annual report and if you desire your own separate copies for the 2008 annual meeting, you may pick up copies in person at the meeting in April or download them from our website using the website address listed in the box below. If you would like additional copies mailed, we will mail them promptly if you request them from our Investor Relations department at our website, by phone toll-free at 1-800-410-4577, or by mail to Investor Relations, P.O. Box 84, Memphis, TN 38101. However, we cannot guarantee you will receive mailed copies before the 2008 annual meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on April 15, 2008.

This proxy statement is available at http://ir.fhnc.com/annuals.cfm.

The following additional materials will also be available at the website listed above:

Annual Report to Shareholders

Proxy Card

CORPORATE GOVERNANCE AND BOARD MATTERS

Introduction

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and continued overall success. Many of these principles have been committed to writing. Our Corporate Governance Guidelines, which were adopted by our Board of Directors in January 2004 but which incorporate long-standing corporate policies and practices, provide our directors with guidance as to their legal accountabilities, promote the functioning of the Board and its committees, and set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines (as revised to date) are attached to this proxy statement at Appendix C and are also available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Paper copies are also available to shareholders upon request to the Corporate Secretary.

We have also adopted a Code of Business Conduct and Ethics, which incorporates many of our long-standing policies and practices and sets forth the overarching principles that guide the conduct of every aspect of our business, and a Code of Ethics for Senior Financial Officers, which promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other employees who have financial responsibilities. These Codes are available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Paper copies are also available to shareholders upon request to the Corporate Secretary. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director will be promptly disclosed to shareholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our website, or disclosure on Form 8-K. The Corporation intends to satisfy its disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Ethics for Senior Financial Officers by posting such information on the Corporation’s website. We have also adopted a policy on First Horizon’s Compliance and Ethics Program that highlights our commitment to having an effective compliance and ethics program by exercising due diligence to prevent and detect criminal conduct and otherwise by promoting an organizational culture that encourages ethical conduct and a commitment to compliance with the law.

The Board of Directors made several enhancements to First Horizon’s corporate governance policies and practices during 2007 and early 2008. The Board formalized the role of the Chairperson of the Nominating & Corporate Governance Committee as the Company’s lead director and added a new section to the Corporate Governance Guidelines describing in detail the duties of the lead director, some of which are additions or modifications to duties previously held by the Chairperson under that committee’s charter. The Board also adopted an incentive compensation recoupment policy under which, in all appropriate cases, the Company will seek reimbursement of a portion of any incentive compensation paid or awarded to any executive officer for performance periods beginning on or after January 1, 2008 where: a) the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, b) the Board or an appropriate committee thereof concludes in good faith that the executive officer engaged in fraud or intentional misconduct that was a material cause of the need for the restatement, and c) a lower payment or award would have been made to the executive officer based upon the restated financial results. The recoupment policy is now included in the Corporate Governance Guidelines. The Guidelines were also revised to decrease the number of other public company boards upon which our directors may serve from five to four. In addition, as part of its overall Board-approved director education program, First Horizon conducted a series of on-site programs for directors on various topics. The Board revised the process it uses for the conduct of the annual Board and committee self-evaluations to include one-on-one interviews by the lead director with each director. Finally, as described in vote items 2 and 3 below, we are now proposing for shareholder approval amendments to our Charter to provide for declassification of our Board and annual election of directors, and to our Charter and Bylaws to eliminate the requirement of a supermajority vote for certain amendments to the Charter and Bylaws.

Under our Bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has twelve members. All of our directors are also directors of First Tennessee Bank National Association (the “Bank” or “FTB”). The Bank is our principal operating subsidiary. The Board has four standing committees: the Credit Policy & Executive Committee, the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee, which are described in more detail beginning on page 6.

Independence and Categorical Standards

Independence. Our common stock is listed on the NYSE. The NYSE listing standards require a majority of our directors and all of the members of the Compensation Committee, the Nominating & Corporate Governance Committee and the Audit Committee of the Board of Directors to be “independent.” Under these standards, our Board of Directors is required to affirmatively determine that a director has no material relationship with the Corporation for that director to qualify as independent. In order to assist in making independence determinations, the Board, as permitted by the NYSE standards and upon the recommendation of the Nominating & Corporate Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating & Corporate Governance Committee considered the relationships between each director and the Corporation, including those that fall within the categorical standards.

Based on its review and the application of the categorical standards, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that nine out of ten of the current non-employee directors (Dr. Blattberg and Messrs. Carter, Cooper, Haslam, Martin, Reed, and Yancy and Mesdames Palmer and Sammons) are independent under the NYSE listing standards. Upon the recommendation of the Nominating & Corporate Governance Committee, the Board determined that one current non-employee director, William B. Sansom, is not independent under the NYSE listing standards because interest and fees paid during 2005 in connection with loans made to a family limited partnership that he controls exceeded the $1 million/2% threshold set forth in the NYSE listing standards. These loans were made in the ordinary course of business on non-preferential terms and in compliance with all applicable banking laws and were approved by a unanimous vote of the Board in which Mr. Sansom did not participate. The categorical standards established by the Board (as revised to date) are set forth below, are attached to this proxy statement at Appendix D and are also available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area.

With respect to each director who is identified above as independent under the NYSE listing standards, the Board considered the following types or categories of transactions, relationships or arrangements in determining the director’s independence under the NYSE standards and our categorical standards.

•

Provision by the Corporation or its subsidiaries, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following banking and financial services and services incidental thereto to directors, their immediate family members and/or to entities with which directors or their immediate family members are affiliated: deposit accounts; cash management services; loans (including mortgage loans), letters of credit, credit cards and other lines of credit; interest rate swaps; investment management; broker/dealer services; trust services; insurance brokerage; safe deposit boxes; provision of surety bonds; pay card services; currency exchange; and foreign check collections.

•

Provision by an entity affiliated with a director or his or her immediate family member, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following products and services to the Corporation or its subsidiaries: package delivery services; food service; beverages; fuel for business travel by employees of the Corporation; hotel lodging for business travel by employees of the Corporation; venues for holding seminars and corporate functions; and sponsorship of seminars attended by Corporation employees.

•	Charitable contributions by the Corporation, its subsidiaries or the First Horizon Foundation to charitable organizations with which a director or immediate family member is affiliated.

•	Employment by the Corporation in a non-executive position of an immediate family member of a director.

Categorical Standards. Each of the following relationships between the Corporation and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is independent for purposes of the NYSE listing standards:

1.

Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

2.

An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, (4) a determination is made annually that if the extension of credit was not made or was terminated in the ordinary course of business, in accordance with its terms, such action would not reasonably be expected to have a material adverse effect on the financial condition, income statement or business of the borrower, and (5) no event of default has occurred.

3.

Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue (based on the charitable organization’s latest available income statement).

4.

Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

5.	All compensation and benefits provided to non-employee directors for service as a director.

6.

All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated employees and is not an executive officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated employees of the Corporation.

Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on the other hand.

The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.

The following definitions apply to the categorical standards listed above:

“Corporation” means First Horizon National Corporation and its consolidated subsidiaries.

“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.

“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Composition of Board Committees

The Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee are each composed of directors who are independent, as defined in the previous section. The membership of each of the Board’s standing committees, currently and during 2007, is set forth in the table below.

Name of Director	Credit Policy & Executive Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Gerald L. Baker*	(X) (4-9-07)

Robert C. Blattberg			X	C

Robert B. Carter*****		X		X

Simon F. Cooper		X

J. Kenneth Glass**	(C) (1-29-07)

James A. Haslam, III			X

R. Brad Martin	X		C

Vicki R. Palmer		C

Colin V. Reed		X		X

Michael D. Rose	C			(X) (1-29-07)

Mary F. Sammons		(X) (1-16-07)	X	X

William B. Sansom	X

Jonathan P. Ward***			(X) (1-16-07)	(X) (1-16-07)

Luke Yancy III****		X

X = Committee member.
C = Committee chairperson.

(C)	=

Served as the committee chairperson during 2007 but is no longer serving as chairperson or as a member of such committee. Date in parentheses indicates when service as chairperson and a member of such committee ended.

(X)	=	Served as a committee member during 2007 but is no longer serving on such committee. Date in parentheses indicates when service on such committee ended.

*	Elected as a director on January 29, 2007.
**	Retired as a director on April 17, 2007.
***	Ceased serving as a director on January 16, 2007.
****	Serves as Chair of the Trust Committee of the Bank.
*****	Elected as a director on July 17, 2007.

The Credit Policy & Executive Committee

The Credit Policy & Executive Committee was established by our Board of Directors and operates under a written charter. As a credit policy committee, the Committee monitors the quality, liquidity, and concentrations of credit extended by First Horizon and by its affiliates (with direct oversight responsibility with respect to the validation of credit quality as described below) and approves upon the recommendation of management such credit policy and controls as may be deemed necessary for the preservation of a sound loan portfolio consistent with overall corporate objectives, provided that any changes to credit policy made by the Committee must be reported to the Board of Directors. However, the Committee is not authorized to act in place of the Board with respect to matters specifically required by credit policy to be acted upon by the Board. The Committee’s charter was amended in January and April 2007 to strengthen the independence of the loan review function by providing that the Committee is to have direct oversight of this function, specifically including

•	appointing and removing the Corporation’s Loan Review Executive and approving salary and annual bonus of the Loan Review Executive;

•

advising the Loan Review Executive that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the Loan Review department and management’s responses thereto;

•	approving the Annual Review Plan and schedule of activities;

•

meeting periodically (quarterly) with the Loan Review Executive in separate executive session to discuss any matters that the Committee or the Loan Review Executive believes should be discussed privately; and

•	reviewing the Annual Loan Review Statement of Independence.

As an executive committee, the Committee is authorized and empowered to exercise during the intervals between meetings of the Board all authority of the Board of Directors, except as prohibited by applicable law and provided that it may not approve acquisitions, divestitures or the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $100 million. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock. The charter is currently available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Paper copies are available to shareholders upon request to the Corporate Secretary.

The Audit Committee

In General. The Audit Committee was established by our Board of Directors and operates under a written charter, which is attached to this proxy statement at pages E-1 through E-4 of Appendix E and which was last amended and restated in 2004. The charter is also available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Paper copies are available to shareholders upon request to the Corporate Secretary.

Subject to the limitations and provisions of its charter, the Committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent auditor as well as for overseeing the work of and evaluating the independent auditor and its independence. The members of the Committee are themselves independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee’s Report is included below.

Audit Committee Financial Expert. The Board of Directors has determined that Vicki R. Palmer (chairperson of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 401(h) of SEC Regulation S-K. After receiving her B.A. in economics and business administration from Rhodes College and her M.B.A. in finance from The University of Memphis, Ms. Palmer was employed as a commercial loan officer with the Bank, where she was trained in and worked daily in evaluating financial statements of corporate customers in connection with their credit applications. In 1978, she joined Federal Express Corporation as Manager of Corporate Finance, and her major areas of responsibility included debt financing, cash management and pension asset management. Ms. Palmer joined The Coca-Cola Company in 1983 as Manager of Pension Investments, thus becoming responsible for the company’s worldwide pension assets. Upon moving to Coca-Cola Enterprises, Inc. (“CCE”) in 1986, she was involved at the inception of the company with the evaluation of company-wide financial results and the establishment of internal controls. Until January 2004, Ms. Palmer served as Senior Vice President, Treasurer and Special Assistant to the CEO. In this position, she was responsible for management of CCE’s $12 billion multi-currency debt portfolio; its $2.5 billion pension plan and 401(k) plan investments; currency management; global cash management; and commercial and investment banking relationships. Effective in January 2004, she became Executive Vice President, Financial Services and Administration, and is now responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management. Ms. Palmer also served for over ten years on CCE’s Financial Reporting Committee, which reviews the company’s financial statements and deals periodically with accounting issues, and she currently supervises the treasurer who serves on this committee. She is a member of CCE’s Risk Committee, which is charged with establishing policy and internal controls for hedging and financial and non-financial derivatives. In addition, she serves on CCE’s Senior Executive Committee and has oversight responsibility for CCE’s enterprise-wide risk assessment process. She was a member of our Audit Committee from January 1995 to April 1999 and chaired the Committee from April 1996 to April 1999, and she returned to that Committee as chairperson in April 2003. She is also a member of the audit committee of another public company, Haverty Furniture Companies Inc.

The Board of Directors has also determined that Colin V. Reed, a member of the Audit Committee, is an audit committee financial expert, as that term is defined in Item 401(h) of SEC Regulation S-K. Mr. Reed spent several years early in his career as assistant chief accountant and chief accountant, respectively, at a life insurance and investment banking company and a large hotel in England. He went on to spend eight years with Holiday Inns, initially as U.K. financial controller and ultimately as CFO for the company’s European, Middle East and African operations. He moved to the U.S. in the 1980s to assist with the leveraged recapitalization of that company that ended in the sale of Holiday Inns, the formation of Promus Companies and the subsequent split of Promus from Harrah’s Entertainment, Inc. Mr. Reed then became CFO and a member of the three person executive committee of Harrah’s. He currently serves as CEO of Gaylord Entertainment Company. Mr. Reed is a fellow of the British Association of Hotel Accountants.

Both Ms. Palmer and Mr. Reed meet in all respects the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report, the Audit Committee Charter attached at pages E-1 through E-4 of Appendix E hereto, and the statements regarding members of the Committee who are not independent (if any) shall not be incorporated by reference into any such filings.

Audit Committee Report. The role of the Audit Committee (“Committee”) is (1) to assist First Horizon’s Board of Directors in its oversight of (a) the Corporation’s accounting and financial reporting principles and policies and internal audit controls and procedures, (b) the integrity of its financial statements, (c) its compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and internal audit function; and (2) to prepare this report to be included in First Horizon’s annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board in 2004. As set forth in the Committee’s charter, management of First Horizon is responsible for preparation, presentation and integrity of the Corporation’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out a proper audit of the Corporation’s annual financial statements, reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures, including an attestation report on internal control over financial reporting.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications that are to be included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2007. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. [Statement on Auditing Standards No. 61 has been replaced by Statement on Auditing Standards No. 114, Communications with Those Charged with Governance.] Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Ms. Palmer and Mr. Reed are audit committee financial experts as that term is defined in Item 401(h) of Regulation S-K, none of the members of the Committee currently devotes specific attention to the narrower fields of auditing or accounting or is professionally engaged in the practice of auditing or accounting, nor are they performing the functions of auditors or accountants, nor are they experts in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of First Horizon’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that First Horizon’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, to be filed with the SEC.

Submitted by the Audit Committee of our Board of Directors.

Audit Committee

Vicki R. Palmer, Chairperson Robert B. Carter Simon F. Cooper Colin V. Reed Luke Yancy III

The Nominating & Corporate Governance Committee

In General. The Nominating & Corporate Governance Committee operates under a written charter that is attached to this proxy statement as Appendix F. The charter is also available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Paper copies are available to shareholders upon request to the Corporate Secretary. The charter was amended in April 2007 to transfer the Committee’s duties with respect to director compensation to the Compensation Committee. The purposes of the Nominating & Corporate Governance Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and (3) to oversee the evaluation of the Board and management.

Nominations of Directors. With respect to the nominating process, the Nominating & Corporate Governance Committee discusses and evaluates possible candidates in detail and suggests individuals to explore in more depth. The Committee recommends new nominees for the position of independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•	Current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business.

•	Diversity of viewpoints, background, experience and other demographics.

•	Ability and willingness to commit adequate time to Board and committee matters.

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Nominating & Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Corporation and the composition of the Board of Directors.

Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman of the Board, the Chief Executive Officer and/or other directors as the Committee determines will enter into a discussion with that nominee.

Shareholder Recommendations of Director Nominees. The Nominating & Corporate Governance Committee will consider individuals recommended by shareholders as director nominees, and any such individual is given appropriate consideration in the same manner as individuals recommended by the Committee. Shareholders who wish to submit individuals for consideration by the Nominating & Corporate Governance Committee as director nominees may do so by submitting in writing such individuals’ names in compliance with the procedures and along with the other information required by our Bylaws (as described below), to the chairperson of the Nominating & Corporate Governance Committee, in care of the Corporate Secretary. Our Bylaws require that to be timely, a shareholder’s nomination must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting. However, if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, a nomination by a shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder’s nomination must state:

•	the name of the shareholder’s nominee and the reasons for the nomination;

•	the name and address, as they appear on our books, of the shareholder making the nomination and any other shareholders known by such shareholder to be supporting the nomination;

•

the class and number of shares of our stock which are beneficially owned by such shareholder on the date of shareholder’s nomination and by any other shareholders known by the nominating shareholder to be supporting the nomination on the date of such shareholder’s nomination; and

•	any material interest of the shareholder in the nomination.

Processes and Procedures Regarding Director Compensation. Until April 2007, the charter of the Nominating & Corporate Governance Committee gave the Committee the authority to make recommendations to the Board concerning compensation for directors. The charter was amended in April to transfer the Committee’s duties with respect to director compensation to the Compensation Committee. The Compensation Committee’s processes and procedures regarding director compensation are described in the next section below.

The Compensation Committee

In General. The Compensation Committee operates under a written charter that is attached to this proxy statement as Appendix G. The charter is also available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Paper copies are available to shareholders upon request to the Corporate Secretary. The charter was last amended and restated by the Board of Directors in April 2007 to incorporate certain duties with respect to director compensation that were formerly carried out by the Nominating & Corporate Governance Committee and to delegate to the Corporation’s CEO and chief human resources officer certain duties with respect to the appointment of and assignment of duties to certain officers of the Corporation.

The purposes of the Compensation Committee are (1) to discharge the Board’s responsibilities relating to the compensation of our executive officers, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth below], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee’s charter.

Most of our executive compensation plans specify that they will be administered by a committee. The Committee’s charter provides that the Committee will administer plan-committee functions under our various executive-level compensation plans. Under the charter, at least two members of the Committee must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Many of our plans have similar provisions concerning their respective plan committees. The charter stipulates that if a Committee member is disqualified under one or the other of those tests, then that member must recuse him- or herself from participating in decisions impacted by the relevant test. In that situation, the remaining members would constitute the Committee for that action. On occasion, in connection with a specific action, a Committee member may feel that his or her qualification under one of those tests may be in doubt for some reason; in that case, the member may elect recusal to avoid any risk of possible disqualification.

Processes and Procedures Regarding Executive and Director Compensation. The charter of the Compensation Committee provides that the Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation and to fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers. The Committee also has the authority, pursuant to its charter, to make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers, and to make recommendations to the Board concerning director compensation. The Committee may not delegate any of the authority described in this paragraph to any other persons.

The Committee generally conducts a review of the Corporation’s director compensation program once every three years. The last comprehensive review took place during 2006 and was carried out by the Nominating & Corporate Governance Committee, which at that time had responsibility for making recommendations on director compensation. Director compensation is reviewed and considered by management and recommended to the Committee, either as a short list of alternatives or as single-item recommendations. In general, management uses a consultant in formulating many of its recommendations, both for advice in designing director compensation and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, and other tools for the Committee to use in considering director compensation decisions.

The Committee generally determines the CEO’s salary on an annual basis in executive session independent of management. That determination is based on a review of the CEO’s personal plan results for the prior year, along with peer CEO salary data provided by management’s compensation consultant and a summary of the impact that each alternative salary action would cause. The CEO is not involved in the determination of his own salary.

Our CEO recommends to the Committee salary levels for the executive officers other than himself and, if the Chairman of the Board and CEO positions are not held by the same individual, the Chairman of the Board. If the Chairman of the Board and CEO positions are not held by the same individual, the Board, acting through the Compensation Committee, evaluates the performance and approves the compensation of the Chairman of the Board. Other compensation matters (bonus, equity awards, etc.) involving executives are considered and reviewed by management, including the CEO, and recommended to the Committee, either as a short list of alternatives or as single-item recommendations. Management uses a consultant in formulating many of its recommendations, both for advice and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, forecasts, and other tools for the Committee to use in considering compensation decisions during the year.

Management monitors and considers new or modified benefit programs used by other companies, or needed within our company, to attract and retain key employees. Recommendations are presented by management to the Committee for review and discussion. The CEO ultimately oversees these management processes. New benefit plans, or significant amendments to existing plans, typically are approved by the full Board based on recommendations from the Committee; however, modifications to our change in control program are generally approved by the full Board based on recommendations from the Committee acting jointly with the Nominating & Corporate Governance Committee. Enrollment and other administrative actions associated with the benefit plans are handled mainly through third party vendors in accordance with the terms in the Board-approved plans. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and provides a recommendation to the Committee for approval.

Management uses national compensation consulting firms to provide advice with respect to executive and director compensation matters. Management also uses a number of other specialist firms to provide data relevant to specific needs such as funding for nonqualified deferred compensation and any special compensation arrangements that are unique to specific business units such as the capital markets and the mortgage industries. In other cases, nationally-recognized law firms are engaged to provide advice on compliance with new laws, administration of stock plans, and design of severance agreements. The consultants provide competitive data/trends, keep management informed of best practices and work with management to develop programs that permit the Corporation to attract and retain the talent needed. Management continued its engagement of Mercer Human Resource Consulting in 2007 as its primary advisor for executive and director compensation matters. Among other things, management directed Mercer to provide objective advice to management, the Committee and the Board on executive and director compensation, to provide expertise in executive and director compensation design, market practices in our industry and data to support recommendations, and to ensure timely reports to management and the Committee on all critical accounting, tax, securities law and market trends relating to executive and director compensation.

In 2007, the Compensation Committee re-engaged Frederic W. Cook & Co., Inc. to provide it with independent analysis and advice on all compensation-related matters. Among other things, the independent consultant from that firm assists the Committee in its reviews of compensation program actions recommended by management, reviewing the chosen peer group and survey data for competitive comparisons and advising the Committee on best practices and ideas for board governance of executive compensation. The Cook firm was specifically directed to undertake no work on behalf of management except at the request of the Committee chairperson on behalf of the Committee, and the firm has no other relationships with the Corporation or management.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Report. The Compensation Committee of our Board of Directors has reviewed and discussed with management, among other things, the section of this proxy statement captioned “Compensation Discussion and Analysis” beginning on page 22. Based on that review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Compensation Committee

R. Brad Martin, Chairperson Robert. C. Blattberg James A. Haslam, III Mary F. Sammons

Compensation Committee Interlocks and Insider Participation

Dr. Blattberg, Messrs. Haslam, Martin, and Ward and Ms. Sammons, all non-employee directors, served as members of the Board of Director’s Compensation Committee during 2007. Refer to the table in “Corporate Governance and Board Matters—Composition of Board Committees” above for additional committee information. No interlocking relationships existed with respect to any of the members of the Committee.

Board and Committee Meeting Attendance

During 2007, the Board of Directors held eight meetings and took action by written consent once. The Compensation Committee held six meetings. The Nominating & Corporate Governance Committee held six meetings, the Audit Committee held eight meetings and the Credit Policy & Executive Committee held eight meetings. The average attendance at Board and committee meetings exceeded 95 percent. No director currently on our Board attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served. As set forth in our Corporate Governance Guidelines, our directors are expected to make every effort to attend every meeting of First Horizon’s shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2004 and one director in 1999.

Executive Sessions

To ensure free and open discussion and communication among the non-management directors of the Board and its committees, our Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present. During 2007, the non-management directors met five times in executive session of the Board. Our Corporate Governance Guidelines also provide that if any non-management directors are not independent under NYSE listing standards, the independent, non- management directors will meet in executive session at least once a year. During 2007, our independent, non-management directors met in executive session three times. The lead director, currently Dr. Blattberg, presides at the executive sessions of the Board.

Communication with the Board of Directors

A shareholder who desires to communicate with the Board of Directors on matters other than director nominations should submit his or her communication in writing to the lead director, c/o Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue, Memphis, Tennessee 38103, and identify himself or herself as a shareholder. The Corporate Secretary will forward all communications to the lead director for a determination as to how to proceed. Other interested parties desiring to communicate with the Board of Directors should submit their communications in the same manner.

Procedures for the Approval, Monitoring, and Ratification of Related Party Transactions

The Audit Committee of the Board has adopted procedures for the approval, monitoring, and ratification of transactions between First Horizon, on the one hand, and our directors, executive officers or 5% shareholders, their immediate family members, their affiliated entities and their immediate family members’ affiliated entities, on the other hand. A copy of our procedures is available on our website at www.fhnc.com under the “Corporate Governance” heading in the “Investor Relations” area. Our procedures require management to submit any proposed “related party transaction” (defined as a transaction that is required to be disclosed in our proxy statement pursuant to the requirements of Item 404(a) of Regulation S-K promulgated by the SEC) or amendment to an existing related party transaction to the Audit Committee for approval or ratification. In some cases, the matter may be determined by the chairperson of the Audit Committee. In considering whether to approve a given transaction, the Audit Committee (or chairperson) must consider:

•

whether the terms of the related party transaction are fair to First Horizon and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director or executive officer of First Horizon;

•	whether First Horizon is currently engaged in other related party transactions with the related party at issue or other related parties of the same director or executive officer;

•	whether there are demonstrable business reasons for First Horizon to enter into the related party transaction;

•	whether the related party transaction would impair the independence of a director; and

•

whether the related party transaction would present an improper conflict of interest for any director or executive officer of First Horizon, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

The Bank and its subsidiaries have entered into lending transactions in the ordinary course of business with our executive officers, directors, nominees, and their associates, and they expect to have such transactions in the future. Such transactions have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and have not involved more than the normal risk of collectibility or presented other unfavorable features. From time to time, the Bank and its broker-dealer subsidiaries (either as agent or as principal) may engage in securities transactions with, and the Bank and its subsidiaries have other banking transactions (including but not limited to deposit accounts and loan-

related interest rate swaps) with, our executive officers and directors and their associates in the ordinary course of business on terms substantially similar to those available to members of the general public. Our executive officers and directors do not derive any special benefits from such transactions.

During 2007, the Bank made lease payments on one of its branches to Lacey Mosby & Sons, Inc., a business in which an equity investment is owned by Marlin L. Mosby, Jr., the father of Marlin L. Mosby, III, who was designated as an executive officer of First Horizon in October 2002. The lease, which was an arm’s length transaction at market rates, was entered into in 1997, has a 30 year term, provides for monthly payments of $3,000, increasing in increments to $7,000 per month in 2018, and has renewal options. The Bank has leased this location or an adjacent property from this business for over 30 years. Mr. Mosby ceased to be an executive officer of First Horizon in May 2007.

During 2007, First Horizon cancelled its split-dollar life insurance policies for officers, received the cash surrender value on the policies from the carrier, and replaced them with term insurance. In lieu of canceling the policy on Elbert L. Thomas and receiving the cash surrender value from the carrier, First Horizon sold the policy to Mr. Thomas. Mr. Thomas paid First Horizon approximately $127,000 for the policy, which is the same amount that First Horizon would have received from the carrier as the cash surrender value on the policy. Mr. Thomas ceased to be an executive officer of First Horizon in January 2007. This transaction was approved in advance by the Audit Committee under its related party transaction procedures.

STOCK OWNERSHIP INFORMATION

As of December 31, 2007, there were 7,410 shareholders of record of our common stock. To our knowledge, there were two persons who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock as of December 31, 2007. Certain information concerning beneficial ownership of our common stock by those persons as of December 31, 2007 is set forth in the following table:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barclays Global	8,456,918	6.69%
T. Rowe Price Associates, Inc.	12,631,400	9.9%

The information in the table above with respect to Barclays Global is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 5, 2008, 2008 jointly by Barclays Global Investors, NA (“BGINA”), 45 Fremont Street, San Francisco, California 94105, Barclays Global Fund Advisors (“BGFA”), 45 Fremont Street, San Francisco, California 94105, Barclays Global Investors, LTD (“BGLTD”), 1 Royal Mint Court, London, EC3N 4HH, Barclays Global Investors Japan Trust and Banking Company Limited (“BGIJTBC”), Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan, Barclays Global Investors Japan Limited (“BGIJL”), Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan, Barclays Global Investors Canada Limited (“BGICL”), Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Canada, Ontario M5J 2S1, Barclays Global Investors Australia Limited (“BGIAL”), Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia NSW 1220, and Barclays Global Investors (Deutschland) AG (“BGIDAG”), Apianstrasse 6, D-85774, Unterfohring, Germany.

According to this Schedule 13G, BGINA has sole voting power with respect to 2,128,470 shares and sole dispositive power with respect to 2,680,787 shares; BGFA has sole voting power and sole dispositive power with respect to 5,113,603 shares; BGILTD has sole voting power with respect to 469,087 shares and sole dispositive power with respect to 502,928 shares; BGIJL has sole voting power and sole dispositive power with respect to 115,157 shares; and BGICL has sole voting power and sole dispositive power with respect to 44,443 shares.

The information in the table above with respect to T. Rowe Price Associates, Inc. (“TRP”) is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2008 by TRP, 100 E. Pratt Street, Baltimore, Maryland 21202. According to this Schedule 13G, TRP has sole voting power with respect to 2,308,784 shares and sole dispositive power with respect to 12,631,400 shares.

The following table sets forth certain information as of December 31, 2007, concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and directors and executive officers as a group:

Stock Ownership Table

Name of Beneficial Owner	Shares Beneficially Owned(1)	Stock Units in Deferral Accounts(2)	Total and Percent Of Class(3)
Gerald L. Baker	145,685(5)		145,685
Robert C. Blattberg	45,272(4)		45,272
Charles G. Burkett	182,231(5)		182,231
Robert B. Carter	930(4)		930
Simon F. Cooper	8,137(4)		8,137
J. Kenneth Glass(6)	1,320,078(5)	12,860	1,332,938
James A. Haslam, III	66,766(4)		66,766
D. Bryan Jordan	50,000(5)		50,000
R. Brad Martin(7)	474,083(4)		474,083
Mark A. Medford	27,852(5)		27,852
Sarah L. Meyerrose	152,459(5)	3,926	156,385
Marlin L. Mosby, III(6)	40,631(5)		40,631
John P. O’Connor	417,877(5)	25,336	443,213
Vicki R. Palmer	84,450(4)		84,450
Colin V. Reed	54,622(4)		54,622
Michael D. Rose	210,651(5)		210,651
Mary F. Sammons	10,526(4)		10,526
William B. Sansom	108,494(4)		108,494
Elbert L. Thomas, Jr.	243,829(5)	27,083	270,912
Luke Yancy III	20,193(4)		20,193
Directors and Executive Officers as a Group (26 persons)	4,128,443(5)	74,985	4,203,428

(1)

The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (4) and (5). Amounts in the second column do not include stock units in the third column. The shares listed for Mr. Glass and Mr. O’Connor include 188,305 and 79,309 shares, respectively, held in margin loan accounts, whether or not there are loans outstanding. The shares listed for Mr. Rose include 4,263 shares pledged as collateral on a line of credit.

(2)

Prior to January 2005, our stock option program and our restricted stock incentive plan permitted participants to defer receipt of shares upon the exercise of options and receipt of shares prior to the lapsing of restrictions imposed on restricted stock awards, respectively. Amounts in the third column reflect the number of shares deferred under these two programs that a participant has the right to receive on a future date. These shares are not currently issued and are not considered to be beneficially owned for purposes of Rule 13d-3, but are reflected in a deferral account on our books as phantom stock units or restricted stock units.

(3)

No current individual director, nominee or executive officer beneficially owns more than one (1%) percent of our common stock that is outstanding. Mr. Glass owns 1.04% of our outstanding common stock. The percentage of common stock outstanding owned by the director and executive officer group (3.27%) includes stock units. The percentage would be 3.22% with stock units excluded.

(4)

Includes the following shares of restricted stock with respect to which the non-employee director possesses sole voting power, but no investment power: Dr. Blattberg—2,400; Mr. Carter—0; Mr. Cooper—6,400; Mr. Haslam—1,200; Mr. Martin—4,800; Ms. Palmer—4,800; Mr. Reed—7,200; Ms. Sammons—4,800; Mr. Sansom—1,600; and Mr. Yancy—3,600. Includes the following shares as to which the named non-employee directors have the right to acquire beneficial ownership through the exercise of stock options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2007: Dr. Blattberg—34,512; Mr. Carter—0; Mr. Cooper—0; Mr. Haslam—47,253; Mr. Martin—39,220; Ms. Palmer—73,542; Mr. Reed—0; Ms. Sammons—2,493; Mr. Sansom—88,409; and Mr. Yancy—10,634.

(5)

Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power: Mr. Baker—36,797; Mr. Burkett—37,831; Mr. Glass—0; Mr. Jordan—25,000; Mr. Medford—2,152; Ms. Meyerrose—25,659; Mr. Mosby—18,982; Mr. O’Connor—23,349; Mr. Rose—0; Mr. Thomas—28,285; and the director and executive officer group—308,045. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2007: Mr. Baker—77,735; Mr. Burkett—77,653; Mr. Glass—833,175; Mr. Jordan—0; Mr. Medford—24,837; Ms. Meyerrose—68,722; Mr. Mosby—16,171; Mr. O’Connor—175,590; Mr. Rose—82,699; Mr. Thomas—176,097; and the director and executive officer group—2,038,523. Also includes shares held at December 31, 2007 in 401(k) Savings Plan accounts. Director and executive officer group totals do not include an aggregate of less than 75,000 shares (including stock options and restricted stock) for two individuals who became executive officers after December 31, 2007 and do include shares held by Messrs. Glass, Mosby, O’Connor and Thomas, who were executive officers during 2007 but ceased to be executive officers prior to December 31, 2007.

(6)	Mr. Glass ceased to be an executive officer as of January 29, 2007 and a director as of April 17, 2007. Mr. Mosby ceased to be an executive officer May 1, 2007.

(7)	The number of shares for Mr. Martin includes 40,000 shares held by the R. Brad Martin Family Foundation.

VOTE ITEM NO. 1—ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. The term of office of each class expires in successive years. The term of the Class III directors expires at this annual meeting. The terms of the Class I and Class II directors expire at the 2009 and 2010 annual meetings, respectively. The Board of Directors proposes the election of four Class III directors and one Class II director, each of whom is an incumbent. The Class II director, Mr. Carter, was elected by the Board of Directors in July 2007, and his term, under Tennessee law, expires at the next annual meeting of shareholders following his election by the Board. Mr. Carter was recommended as a nominee for a position on our Board by a non-management director. Each Class III director elected at the meeting will hold office until the 2011 annual meeting of shareholders or until his or her successor is elected and qualified, and upon election Mr. Carter will hold office until the 2010 annual meeting of shareholders or until his successor is elected and qualified.

If any nominee proposed by the Board of Directors is unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as directed by the Board, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

We have provided below certain information about the nominees and directors (including age, current principal occupation, which has continued for at least five years unless otherwise indicated, name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies, and year first elected to our Board). All of our directors are also directors of the Bank. Director committee appointments are disclosed in a table on page 6 of the “Corporate Governance and Board Matters—Composition of Board Committees” section of this proxy statement above.

NOMINEES FOR DIRECTOR
Class III
Term Expiring at 2011 Annual Meeting

SIMON F. COOPER (62) has been President and Chief Operating Officer of The Ritz-Carlton Hotel Company, L.L.C. and an executive officer of its parent company, Marriott International, Inc., Bethesda, Maryland, a worldwide operator and franchisor of hotels and related lodging facilities, since February 2001. Mr. Cooper has been a director of First Horizon since 2005.

JAMES A. HASLAM, III (54) is Chief Executive Officer of Pilot Travel Centers, LLC, Knoxville, Tennessee, a national operator of travel centers, and he is CEO of Pilot Corporation. Mr. Haslam is a director of one other public company, Ruby Tuesday, Inc. Mr. Haslam has been a director since 1996.

COLIN V. REED (60) is the Chairman of the Board, President and Chief Executive Officer of Gaylord Entertainment Company, Nashville, Tennessee, a diversified hospitality and entertainment company. Mr. Reed was elected Chairman of the Board in May 2005 and Chief Executive Officer in May 2001. Mr. Reed is a director of one other public company, Gaylord Entertainment Company. He has been a director since April 2006.

MARY F. SAMMONS (61) has been President and Chief Executive Officer of Rite Aid Corporation (“Rite Aid”), Camp Hill, Pennsylvania, a retail drug store chain, since June 2003, and she has been a member of the Rite Aid Board of Directors since December 1999 and its chairman since June 2007. She served as President and Chief Operating Officer of Rite Aid from December 1999 to June 2003. Ms. Sammons is a director of one other public company, Rite Aid. She has been a director since 2003.

Class II
For the Remainder of a Three-Year Term Expiring at the 2010 Annual Meeting

ROBERT B. CARTER (47) is Executive Vice President—FedEx Information Services and Chief Information Officer of FedEx Corporation (“FedEx”), a provider of transportation, e-commerce and business services. He was Executive Vice President and Chief Information Officer of FedEx from June 2000 to January 2007. Mr. Carter serves as a director of one other public company, Saks Incorporated. He was elected as a director of First Horizon in July 2007.

CONTINUING DIRECTORS
Class I
Term Expiring at the 2009 Annual Meeting

GERALD L. BAKER (65) was elected the President and Chief Executive Officer and a director of First Horizon and the Bank by the Board on January 29, 2007. From November 2005 to January 29, 2007, Mr. Baker was Chief Operating Officer of First Horizon and the Bank. Prior to November 2005, Mr. Baker was Executive Vice President of First Horizon and the Bank and President—First Horizon Financial Services, and prior to January 2006, Mr. Baker was President—Mortgage Banking and President and Chief Executive Officer of First Horizon Home Loan Corporation.

R. BRAD MARTIN (56) is the Chairman of RBM Venture Company, Memphis, Tennessee, a family office. He retired as Chairman of the Board of Saks Incorporated, Birmingham, Alabama, a retail merchandising company, in May 2007. Prior to January 2007, Mr. Martin was Chairman of the Board and Chief Executive Officer of Saks

Incorporated. Mr. Martin is a director of two other public companies, Gaylord Entertainment Company and lululemon athletica inc. He has been a director since 1994.

VICKI R. PALMER (54) is Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. Prior to February 2004, Ms. Palmer served as Corporate Senior Vice President, Treasurer, and Special Assistant to the CEO of CCE. Ms. Palmer is a director of one other public company, Haverty Furniture Companies, Inc. She has been a director since 1993.

WILLIAM B. SANSOM (66) is Chairman of the Board and Chief Executive Officer of The H. T. Hackney Co., Knoxville, Tennessee, a wholesale food distribution firm serving the Southeast and Midwest. He is a director of three other public companies, Astec Industries, Inc., Mid-America Apartment Communities, Inc. and the Tennessee Valley Authority. Mr. Sansom has been a director since 1984.

Class II
Term Expiring at 2010 Annual Meeting

ROBERT C. BLATTBERG (65) is the Timothy W. McGuire Distinguished Service Professor of Marketing and Executive Director of the Center for Marketing Technology and Information at the Tepper School of Management, Carnegie Mellon University, Pittsburgh, Pennsylvania. Prior to January 1, 2008, he was the Polk Brothers Distinguished Professor of Retailing, J. L. Kellogg Graduate School of Management, Northwestern University, Evanston, Illinois. He is a director of one other public company, Mannatech, Inc. Dr. Blattberg has been a director since 1984.

MICHAEL D. ROSE (66) was elected the Chairman of the Board of First Horizon and the Bank by the Board on January 29, 2007. He served as Chairman of Gaylord Entertainment Company from April 2001 to May 2005. Mr. Rose is a director of three other public companies, Gaylord Entertainment Company, Darden Restaurants, Inc., and General Mills, Inc. Mr. Rose has been a director since 1984.

LUKE YANCY III (58) is President and Chief Executive Officer of Mid-South Minority Business Council, Memphis, Tennessee, a nonprofit organization that promotes minority and women business enterprises. Prior to June 2000, Mr. Yancy was President, West Region, of AmSouth Bank and, prior to its acquisition by AmSouth in 1999, First American Bank. Mr. Yancy has been a director since 2001.

The Board of Directors unanimously recommends that the shareholders vote for Item No. 1.

VOTE ITEM NO. 2—APPROVAL OF AMENDMENTS TO OUR CHARTER TO PROVIDE FOR DECLASSIFICATION OF OUR BOARD OF DIRECTORS AND ANNUAL ELECTION OF DIRECTORS

Our Board of Directors has approved, and recommends your approval of, amendments to our Charter that would provide for the phased-in elimination of the classification of the Board and the annual election of directors, beginning with the class of directors whose terms expire at the 2009 annual meeting of shareholders.

Our Board of Directors is currently divided into three classes, and members of each class are elected to serve for staggered three-year terms. If the amendments are adopted, the directors elected at the 2009 annual meeting and thereafter would be elected to one-year terms, but the amendments would not shorten the existing term of any director elected prior to the 2009 annual meeting. Class III directors elected at the 2008 annual meeting will be elected to three-year terms, expiring at the 2011 annual meeting. The terms of the Class I directors will continue to expire at the 2009 annual meeting, and the terms of the Class II directors, including the Class II director elected at the 2008 annual meeting, will continue to expire at the 2010 annual meeting.

The proposed amendments are the result of the Board’s ongoing review of our corporate governance policies. In making its recommendation, the Board and the Nominating & Corporate Governance Committee considered carefully the advantages of both classified and declassified board structures. A classified board of directors can promote continuity and enhance the stability of the board, encourage a long-term perspective on the part of directors and reduce a company’s vulnerability to coercive takeover tactics. The Board recognized these advantages but concluded that they were outweighed by the advantages of the shareholders’ ability to evaluate all directors annually and of the Corporation’s adoption of a structure that is considered by many investors and others to be a “best practice” in corporate governance. Consequently, the Board of Directors concluded that amendments of our Charter to declassify the Board are in the best interests of the Corporation and its shareholders.

Declassification of our Board will require amendment to subsections (a), (b) and (e) of Article 12 of our Charter. Subsection (b) currently provides that directors elected to fill a newly created directorship or other vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor has been duly elected and qualified. In addition to referring to the classified Board, subsection (b) of Article 12 is contrary to Tennessee law, which requires directors elected by the Board to stand for re-election at the annual meeting of shareholders next following their election by the Board (rather than at the end of the full term of the class to which they were elected). The elimination of this provision thus brings our Charter into compliance with Tennessee law and our practice. A copy of Article 12, marked to show the proposed amendments, is attached to this proxy statement as Appendix A.

If approved by the shareholders, the amendments will be effective upon the filing of articles of amendment to our Charter or a restated Charter with the Secretary of State of Tennessee. First Horizon would make this filing promptly after approval of the proposal at the annual meeting. In addition, the Board has made conforming changes to the Bylaws to eliminate references to the classification of the Board, contingent upon and effective immediately following the approval of the Charter amendments by the shareholders. If the proposed amendments are not approved, the Board of Directors will remain classified.

The Board of Directors unanimously recommends that the shareholders vote for Item No. 2.

VOTE ITEM NO. 3—APPROVAL OF AMENDMENTS TO OUR CHARTER AND BYLAWS TO ELIMINATE THE REQUIREMENT OF A SUPERMAJORITY VOTE FOR CERTAIN AMENDMENTS TO THE CHARTER AND BYLAWS

Our Board of Directors has approved, and recommends your approval of, amendments to our Charter and Bylaws that would eliminate the requirement of a supermajority vote for certain amendments to the Charter and Bylaws. Our Charter currently requires the vote of 80% of the voting power of all outstanding shares to amend Article 12 of the Charter. Article 12 currently

•	provides for the classification of the Board and a three-year term of office for directors,

•	requires that the number of directors be fixed in the Bylaws,

•	provides for the filling of newly created directorships or vacancies on the Board only by the directors (except in the case of removal),

•	authorizes the removal of directors by the shareholders only for cause, and

•	requires the vote of 80% of the voting power of all outstanding shares to amend the Bylaws and to amend any provision of the Charter inconsistent with the Bylaws.

In addition, Section 10.5 of the Bylaws currently requires the vote of 80% of the voting power of all outstanding shares to amend the Bylaws. The proposed amendments would provide that the amendments to the Charter and Bylaws described above, which currently require an 80% supermajority for approval, would be approved by the vote of a majority of the voting power of all outstanding shares.

The Board has proposed these amendments to our Charter and Bylaws as part of its ongoing review of our corporate governance policies. The amendments, if adopted, would make it easier for our shareholders to make changes to our Bylaws and to important provisions of our Charter. The Board has carefully considered the advantages of the supermajority requirements, which serve to protect the classified Board and the other provisions of the Charter described above and which, as noted above, thereby support the continuity and stability of the Board, encourage a long-term perspective on the part of directors and reduce the Corporation’s vulnerability to coercive takeover tactics. The Board has concluded, however, that these advantages are outweighed by the advantages of facilitating the shareholders’ ability to amend the Bylaws and the relevant provisions of the Charter. In addition, like the declassification of the Board, the elimination of the supermajority voting requirements is seen by many investors and others as a “best practice” for corporate governance. Consequently, the Board of Directors concluded that the proposed amendments of our Charter and Bylaws to eliminate the supermajority voting requirements are in the best interests of the Corporation and its shareholders.

Elimination of the supermajority voting requirements will require amendments to subsections (c) and (d) of Article 12 of our Charter and Section 10.5 of our Bylaws. Copies of Article 12 the Charter and of Section 10.5 of the Bylaws, both marked to show the proposed amendments, are attached to this proxy statement as Appendix A and Appendix B, respectively. If the proposed amendments are not approved, the provisions requiring supermajority approval of amendments to the Bylaws and to certain provisions of the Charter will remain in place.

The Board of Directors unanimously recommends that the shareholders vote for Item No. 3.

VOTE ITEM NO. 4—RATIFICATION OF APPOINTMENT OF AUDITORS

Appointment of Auditors for 2008

KPMG LLP audited our annual financial statements for the year 2007. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2008. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as Vote Item No. 4 the ratification of KPMG LLP’s appointment as our auditors for the year 2008, with the recommendation that the shareholders vote for Item No. 4. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions. The 2007 engagement letter with KPMG LLP is subject to alternative dispute resolution procedures and an exclusion of punitive damages. If the shareholders do not vote to ratify KPMG LLP’s appointment as our auditors for the year 2008, the Board of Directors will consider what course of action would be appropriate.

Fees Billed to Us by Auditors During 2006 and 2007

The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2006 and 2007 for services rendered in the categories of audit fees, audit- related fees, tax fees and all other fees.

	2006	2007
Audit Fees	$1,901,000	$1,957,000
Audit-Related Fees	537,000	649,000
Tax Fees	15,000	15,000
All Other Fees.	128,000	0

Total	$2,581,000	$2,621,000

Audit Fees. For the years 2006 and 2007, the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our financial statements, including the audit of internal controls over financial reporting, and review of the financial statements in our Form 10-Q’s or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements were $1,901,000 and $1,957,000, respectively.

Audit-Related Fees. For the years 2006 and 2007, the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above were $537,000 and $649,000, respectively. The amount for both years consists of fees for ERISA audits, audits of subsidiaries, compliance attestation and other procedures and reports on controls placed in operation and tests of operating effectiveness.

Tax Fees. For the years 2006 and 2007, the aggregate fees billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning were $15,000 and $15,000, respectively. The amount for both years consists primarily of tax compliance fees.

All Other Fees. For the years 2006 and 2007, the aggregate fees billed to us by KPMG LLP for products and services other than those reported under the three preceding paragraphs were $128,000 and $0, respectively. The amount for 2006 consists of fees for due diligence procedures pertaining to potential business acquisitions.

In July 2003, the Audit Committee adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. A copy of the policy, as amended, is attached to this proxy statement at pages E-5 through E-7 of Appendix E. None of the services provided to us by KPMG LLP and described in the paragraphs entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

The Board of Directors unanimously recommends that the shareholders vote for Item No. 4.

OTHER MATTERS

The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

SHAREHOLDER PROPOSAL AND NOMINATION DEADLINES

If you intend to present a shareholder proposal at the 2009 annual meeting, it must be received by the Corporate Secretary, First Horizon National Corporation, P. O. Box 84, Memphis, Tennessee, 38101, not later than November 10, 2008, for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to nominate a person for election to the Board or submit a proposal at a shareholders’ meeting must comply with certain procedures whether or not the matter is included in our proxy statement. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholders’ meeting. If, however, we give fewer than 100 days’ notice or public disclosure of the shareholders’ meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholders’ meeting was mailed or publicly disclosed. Shareholder proposals must be submitted to the Corporate Secretary, and nominations for election to the Board must be submitted to the chairperson of the Nominating & Corporate Governance Committee, in care of the Corporate Secretary. The shareholder must disclose certain information about the nominee or item proposed, the shareholder and any other shareholders known to support the nominee or proposal. Section 2.4 of our Bylaws provides that the date and time of the annual meeting will be the third Tuesday in April (or, if that day is a legal holiday, on the next succeeding business day that is not a legal holiday) at 10:00 a.m. Memphis time or such other date and/or such other time as our Board may fix by resolution. The meeting date for 2009, determined according to the Bylaws, is April 21, 2009. Thus, shareholder proposals and nominations submitted outside the process that permits them to be included in our proxy statement must be submitted to the Corporate Secretary between December 21, 2008 and January 21, 2009, or the proposals will be considered untimely. Untimely proposals may be excluded by the Chairman or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

We continue to be committed to pay for results. Large portions of compensation opportunities for our executives are linked to company performance. In 2007 our performance overall did not meet threshold requirements, and as a result those opportunities paid nothing for the year. Specifically, $0 was paid for all executive officer cash bonuses that were based solely on corporate performance. The long-term incentive program (“LTIP”) award granted to executives three years ago, covering the performance period 2005-2007, paid $0 for all executive officers. Stock options granted in April, at prevailing market prices, were substantially underwater by year-end and will require the stock price to roughly double before they will have any value. Since 2004, actual total pay for the CEO and COO positions has been below the 25th percentile of the competitive market as a result of this linkage of pay to company results.

2007 was a tumultuous year for the financial services industry. The interest rate environment, including the yield curve shape, continued to be a drag on our performance for much of the year. Major financial markets on which we and other institutions depend experienced highly unusual and substantial disruptions in the third and fourth quarters, with corresponding immediate financial losses in our mortgage business. Those disruptions created major secondary impacts upon all our business segments, including lower transaction volume in all segments as well as lower collateral values and higher rates of non-performance across many of our loan products. Some of the market conditions and impacts are expected to be isolated to 2007, while others are likely to persist for some time. At the same time, in 2007 we undertook a comprehensive cost reduction program and a top-to-bottom examination, restructuring, and repositioning of our businesses, products, and distribution channels, resulting in substantial changes to our business strategies. We incurred most of the costs of these initiatives in 2007, although the benefits will not be realized until 2008 and later years.

During 2007 we also experienced substantial changes in our personnel at all levels of the Corporation. By the end of 2007, we had reduced our employees overall by over 20% compared with the beginning of the year. During 2007 Jerry Baker became our President and CEO, Mike Rose became our Chairman of the Board, and Bryan Jordan became our CFO.

Although compensation tools and devices inevitably must be adjusted as conditions change, the Compensation Committee of the Board remains committed to linking pay to performance in substantial ways at the executive level. A central philosophy of the Committee is to provide competitive compensation opportunities for executives in predictable, measurable ways. At the same time the Committee retains the flexibility to respond to unexpected circumstances.

This section of our proxy statement will provide an overview of our executive pay components, explain them in the context of our compensation philosophies and some of the events of this year, and connect outcomes with objectives.

2007 CEO Compensation

In 2007, the actual compensation of the CEO was as follows:

•	Salary was increased in February to $800,000 when he was promoted to CEO.

•	No bonus was paid.

•	162,500 stock options were granted with an exercise price of $39.66.

•	32,500 performance stock units were granted. Achievement of the threshold level of performance for payment is not expected.

•	Other compensation (401k match, life insurance, and other perks/benefits) was $52,362.

In total, the CEO was paid approximately $850,000 for 2007 as a result of the effects of company performance on compensation opportunities linked to company performance.

Compensation Committee Administration

The Compensation Committee of the Board administers all plans and programs connected with compensation of the named executive officers with joint administration with the Nominating & Corporate Governance Committee with respect to our change in control program. Information concerning the Compensation Committee, its current members, and its charter is provided under the caption “The Compensation Committee” beginning on page 10 of this proxy statement, and a copy of the charter is contained in Appendix G.

Compensation Overview for Our Named Executive Officers

The principal components of compensation for our named executives are salary, annual cash bonus, and long-term incentive awards. Salary and bonus are inherently short-term compensation elements, while equity-based incentives are inherently long-term. During the later part of 2006 and early 2007, management and the Committee conducted a comprehensive review of our executive compensation programs discussed further under the caption “2006-7 Executive Compensation Review” on page 29 of this proxy statement. One of the outcomes from the review was changes to the design and mix of long-term incentive awards, which in 2007 were in the form of stock options and performance stock unit (“PSU”) awards.

Other compensation components include: retirement benefits; health and miscellaneous benefits; and change in control benefits. In addition, occasionally we provide special incentives or benefits related to substantial changes in employment status, including hiring, major promotion, or early retirement.

The following table outlines the categories or components of compensation in 2007 for our named executive officers. Details of each component are provided later in this Compensation Discussion and Analysis section.

Compensation Components in 2007

Compensation Component	Primary Purpose	Key Features in 2007

Cash salary	Provide competitive baseline compensation to attract and retain executive talent

Salaries are determined based on prevailing market levels with adjustments for individual factors such as performance, experience, skills, and tenure. Annually management sets a company wide merit pool in which the executives participate. For 2007 the executive officer merit increases were the same as the company-wide average of 3.4%.

Annual cash bonus	Create a strong financial incentive for achieving or exceeding one-year company and/or executive management team goals

The annual bonus is performance-based under our shareholder-approved 2002 Management Incentive Plan, as amended. The key metrics in 2007 were earnings per share growth and individual performance for corporate officers and specific business line earnings targets for business line officers.

Compensation Component	Primary Purpose	Key Features in 2007

Stock options	Create a financial incentive for achieving long-term stock value growth and thus align the interests of executives with those of shareholders, and provide a necessary retention tool.

An option is the right to purchase a fixed amount of our stock at a fixed price over a seven-year term. Options do not fully vest until four years after grant. Options will have no value unless the market price of our stock rises above the option price.

Performance stock units (“PSUs”)	Provide a performance-based incentive to reward achievement of specific long-term company goals	A PSU is the right to receive an amount of stock (or equivalent value in cash) based on achievement of pre-determined performance goals during a three-year performance period.

Retirement and tax-deferral benefits	Provide competitive opportunities for executives to prepare for retirement and to take advantage of deferral provisions in the tax laws	Benefits are offered through broad-based pension and 401(k) savings plans and through officer deferred compensation programs.

Perquisites and broad-based benefits	Provide personal benefits to meet competitive pressures for talent	Many benefits (such as health insurance) are provided under broad-based programs. Most benefits are provided in-kind. Perquisites were limited and capped in 2007.

Change in control benefits

Allow us to compete for executive talent during normal times and, if a change in control situation were to arise, motivate our executive team to remain with First Horizon, focused on company objectives, during the pursuit, closing, and transition periods of the transaction

Severance agreements and awards in 2007 were changed to have a “double trigger” (i.e., benefits are paid only if employment terminates in connection with a change in control event). Key benefits are cash payments based on salary and bonus and accelerated vesting of stock awards.

Special awards:

Retention bonus Mr. Medford Ms. Meyerrose Mr. Mosby Mr. O’Connor Mr. Thomas	Provide a cash incentive to targeted personnel to remain with the company for a specified period	Bonus is paid in advance, subject to forfeiture if the officer resigns in less than one year.

Compensation Component	Primary Purpose	Key Features in 2007

Hiring bonus Mr. Jordan	Replace compensation forfeited as a result of leaving the officer’s former employer and provide an incentive to remain with First Horizon for a specified period	Cash and equity paid/awarded at hire, subject to forfeiture if the officer resigns in less than one year.

Early retirement agreement Mr. Glass Mr. Thomas	Recognize their service to the company and promote an orderly transition within the company

Most outstanding awards were forfeited. Vested awards were retained based on their original terms. For Mr. Glass, an old deferred compensation plan and a long-term stock award that was almost fully vested at the time of retirement were allowed to continue/vest. No cash severance was paid.

Compensation Philosophies and Practices

Our executive compensation plans and programs are designed to provide an incentive for our executives to attain specific corporate goals by rewarding them for achievement, align the interests of our executive officers with the interests of our shareholders, and compensate our executives so as to retain their services over the long term and allow us to attract new executive talent when needed.

Alignment

A major emphasis in our programs is the alignment of the interests of our executive officers with the interests of our shareholders.

Ties between Executive Compensation and Corporate Performance. Approximately 80% of the CEO’s annual target compensation is at risk based on corporate earnings per share growth performance, while a substantial portion of the other executives’ annual compensation is based on achievement of applicable business unit or corporate financial objectives. Additional information on performance practices is set forth under the caption “Relative Sizing and Mix of Major Compensation Components” beginning on page 29 of this proxy statement.

Stock Ownership Guidelines. These guidelines require the CEO to maintain beneficial ownership over time of at least 150,000 shares, and each of the other executive officers is expected to maintain beneficial ownership over time of 25,000 to 50,000 shares. For this purpose, fully-owned shares, restricted stock, and shares held in tax-deferred plans are counted, but stock options are not counted. If sufficient shares are not owned to satisfy the ownership guideline, 75% of the net after-tax shares received from our stock option and other plans must be retained until the target ownership level is achieved. In 2007, four of the executive officers did not own sufficient shares to meet the required levels. Those four have relatively short tenure in their current position, and they will be subject to the 75% retention requirement per the guidelines until they hold sufficient shares to meet the guidelines.

We intend for the combined emphasis on corporate performance in setting executive compensation and stock ownership to strongly link the interests of our executives with those of our shareholders.

Retention, Attraction, and Competition

Our compensation plans and programs are designed to attract and retain excellent employees. Our human resources are a significant and valuable asset. We recruit from a broad pool of talent, and our people in turn may be recruited by competitors and others. Our total compensation package at each level must be competitive. If it is not, then over the long term we risk losing our best people while hampering our ability to replace them. Additional information concerning competitive factors is set forth in “Use of Peer Group Data” beginning on page 27.

Deductibility of Compensation for Tax Purposes.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Tax Code”), generally disallows a tax deduction to public companies for compensation exceeding $1 million paid during the year to the CEO and the three other highest paid executive officers at year-end (excluding the Chief Financial Officer). Certain performance-based compensation is not, however, subject to the deduction limit. The Committee’s practice is to continue to consider ways to maximize the deductibility of executive compensation while retaining the discretion deemed necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent.

Compensation Committee Meetings

In 2007 the Committee met six times and took action by written consent one time for the principal purposes of executing their responsibilities as outlined in the Committee’s charter. Every meeting was concluded with an executive session during which management was not present.

Additional information concerning director attendance at meetings and other related matters is set forth under the heading “Board and Committee Meeting Attendance” beginning on page 12.

Role of Management in Compensation Decisions

Management monitors and considers new or modified benefit programs used by other companies, or needed within our company, to attract and retain key employees. Recommendations are presented by management to the Committee for review and discussion. The CEO and the Chairman ultimately oversee these management processes. New benefit plans, or significant amendments to existing plans, typically are approved by the full Board based on recommendations from the Committee. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and provides a recommendation to the CEO and the Chairman and, ultimately, a recommendation to the Committee for approval.

In January the full Board appointed Jerry Baker as CEO and Mike Rose as Chairman following the announced retirement of Ken Glass. At that time the Board approved Jerry Baker’s salary as CEO of $800,000 after working directly with the Committee to consider CEO peer market data and total compensation opportunity.

Our CEO recommended to the Committee 2007 salary levels and other compensation actions (bonus, equity awards, etc.) for the executive officers other than himself and the Chairman of the Board. Management used a consultant, Mercer Human Resource Consulting, in formulating many of its recommendations, both for advice and as a source of peer-company data as described below; see “Use of Compensation Consultants” and “Use of Peer Group Data” immediately following this section for additional information.

Management, when formulating the salary level recommendations, reviewed market data relative to average merit increases in the financial services industry as well as general industry. This market data, along with the results of the comprehensive review of executive compensation during late 2006 and early 2007, was used to develop the company-wide merit pool for 2007 and the recommended merit adjustments for the executive officers. Decisions around the 2007 annual bonus and equity awards were determined during the comprehensive review discussed further under the caption “2006-7 Executive Compensation Review” on page 29 of this proxy statement.

Use of Compensation Consultants

Management uses Mercer Human Resource Consulting (“Mercer”), a national compensation consulting firm, as its primary advisor for executive compensation matters. In some cases, nationally- recognized law firms are engaged to provide advice on compliance with new laws, administration of stock plans, and design of severance agreements.

Mercer was initially engaged by the EVP, Employee Services over five years ago. The consulting arrangement was reviewed in 2006 and the engagement was continued by the EVP, Employee Services who has responsibility for initiating or terminating the contract. Mercer serves as a consultant to management on all executive compensation matters and is responsible for providing accurate and unbiased advice to the Compensation Committee, even though the Committee has engaged its own consultant. Mercer’s services were used extensively during the 2006–2007 comprehensive review of executive compensation. During the review Mercer interviewed key executives to better understand their business lines and gain insight into the executives’ perception of the current pay programs. Mercer analyzed our prior peer group and made recommendations on additions and deletions to the peer listing for 2007 based on our asset size and business similarities. The revised peer group was used by Mercer to provide market analysis on the various alternatives presented for management and Committee review and approval. In addition, Mercer presented to management emerging best practices in the area of perquisites, change-in-control programs and mix of pay components, provided insight as to performance metrics used by the peer groups and First Horizon’s placement with respect to those metrics and peers and ultimately recommended a 2007 executive pay package which included changes to the mix of equity awards used, the performance metrics and target award levels. In addition, later in 2007 management consulted with Mercer on the annual bonus program design including the metrics to use for 2008, a key transition year for the company, the design of the annual bonus program for the business line leaders and the equity mix and target levels for the management equity awards.

In 2007, the Compensation Committee continued to engage a separate, independent consulting firm, Frederic W. Cook & Co. (“Cook”), to provide analysis and advice on all compensation-related matters. Among other things, Cook assists the Committee in its reviews of compensation program actions recommended by management. Cook has no other relationships with the Corporation or management. Key engagement items for Cook in 2007 were:

•	In advance of Committee meetings, review and comment upon written meeting materials.

•	Participate in key pre-meeting conferences with management and the Committee chairman on compensation matters.

•

At a Committee meeting, brief the Committee on specific areas related to executive compensation practices, including: external compensation trends and developments; results of compensation-related shareholder proposals at other companies; and compensation disclosure rules and practices.

During the year, Cook provided the Committee and management with updates on emerging trends in the market through the use of their general client Advisory Letters. In addition, Cook provided perspective on management’s recommendations related to the mix of equity vehicles for non-executive management level programs as well as the executive level program design and performance metrics.

Use of Peer Group Data

Management and the Committee use peer group market data points as a reference; peer data is not the only factor considered in making compensation decisions. Other factors include best practice corporate governance, the economic environment, and the need to retain/attract/motivate talent required for achieving business results.

The Committee annually reviews the compensation practices of certain peer groups to ensure our pay programs remain competitive and allow for the hiring and retention of key talent. Because of the diversity of First Horizon’s business units, we must review several peer groups in order to compare First Horizon’s pay practices with the competitive market for each line of business. The Total Shareholder Return Performance Graph (TSR graph) that appears in our annual report to shareholders (on page 125 of that report) uses the top 30 bank holding companies in the U.S. based on asset size as of September 30, 2007 as reported in American Banker (Top 30). We believe that the Top 30 is a good benchmark group with which to compare our total shareholder return, or TSR, which is stock price performance with dividends reinvested. We are one of the top 30 bank holding companies in the U.S. based on asset size as reported in American Banker.

As indicated in the table below, the Committee considered specific peer group data in setting many of the compensation components for executives in 2007. The “Peer Banks” used in 2007 are 23 financial services companies selected by the Committee with the advice of, and using information provided by, Mercer. To construct our “Peer Banks” group, we started with the Top 30 banks; we eliminated nine of the Top 30 due to substantial size (Citigroup, Bank of America, JPMorgan, Wells

Fargo, Wachovia, and U.S. Bancorp), significantly different business mix (State Street and Bank of New York), or foreign ownership (Northern Trust); we eliminated three institutions that had announced they were being bought (AmSouth, North Fork, and Mercantile); and we added five financial services companies that are immediately below the Top 30 based on asset size (Colonial Bancgroup, Associated Banc-Corp, City National, TCF Financial, and Commerce Bancshares). The median asset size of our Peer Banks was approximately $45 billion; asset sizes ranged from $15 billion to $182 billion. For comparison, our asset size at beginning of 2007 was approximately $38 billion. The 23 members of our 2007 Peer Banks are:

Peer Banks Used for 2007 Awards

Suntrust Banks Inc.	Keycorp	Mellon Financial Corp.	Associated Banc-Corp
National City Corp.	Comerica Inc.	TD Banknorth Inc.	BOK Financial Corp.
Regions Financial Corp.	M&T Bank Corp.	Huntington Bancshares	Commerce Bancshares Inc.
BB&T Corp.	Marshall & Ilsley Corp.	Compass Bancshares Inc.	Fulton Financial Corp.
Zions Bancorporation	Synovus Financial Corp.	City National Corp.	Fifth Third Bancorp
Commerce Bancorp (NJ)	Colonial Bancgroup	TCF Financial Corp.

We also utilized survey data from McLagan Partners (McLagan), another non-affiliated consulting firm to establish competitive pay levels for Mr. Medford. McLagan is an industry leader in the areas of competitive market analysis for his business unit (capital markets).

Based on the mix in our capital markets business unit we utilized the McLagan survey for the Head of Fixed Income, including all survey participants. McLagan’s entire survey is of 94 firms which include most of the companies in our Peer Banks group plus other competing firms such as Fidelity Capital Markets, State Street, and Northern Trust (“Peer Companies”). These surveys were used as the foundation for management’s recommendations regarding changes to the compensation programs for Mr. Medford.

The Committee used market data to help establish the size and terms of many components of compensation for executives. To ensure that the majority of each executive’s total compensation opportunity is earned through annual or long-term results, salaries are targeted to be near the median of the market for each position. Salaries may be higher or lower than median based on individual factors (performance, experience, skills, and tenure) or for our retention needs. Annual cash bonuses under our shareholder-approved 2002 Management Incentive Plan, as amended (“MIP”), and annual equity-based incentive awards under our shareholder-approved stock plans, are targeted similarly: target-level compensation is paid for median performance, and maximum-level compensation is paid for top-quartile performance, based on projections of market performance. In those cases, “market” means: the Peer Banks identified above for named executives other than capital markets business line executives and the Peer Companies identified above for our capital markets executives, except that the performance criteria for all PSUs were set using Peer Bank data.

Many of the other components were established and are maintained so that the combination of benefits we offer remains generally competitive with other institutions in the financial services industry based on generally known practices and trends rather than upon statistical analyses or formal benchmarking to any specific group. Those components include retirement and tax-deferral programs and benefits, perquisites, and change in control severance agreements as well as change in control features in many plans. As an illustration, during 2007 our change in control agreements and plan features were modified in significant ways based upon advice from Cook and external legal counsel that industry practices were shifting. These adjustments are described in more detail under the caption “2006-7 Executive Compensation Review” on page 29 of this proxy statement.

For still other compensation components, including retention and hiring bonuses and early retirement arrangements, relevant market data was not available, and the Committee used recommendations from management along with external advice from the Committee’s consultant to determine the types, amounts, or terms of benefits.

2007 Special Practices for Mr. Jordan

Mr. Jordan was hired to be our Chief Financial Officer under a letter agreement signed April 13, 2007, effective May 1. The agreement provides for a hiring bonus and that his 2007 annual bonus opportunity and equity awards would be for the full year 2007, with no reduction for his having started in May. Those concessions were made in view of significant forfeitures Mr. Jordan was to experience in leaving his former position with respect to 2007 bonus and equity awards. Additional information concerning Mr. Jordan’s compensation components appears, as applicable, in those sections devoted to specific compensation components.

2007 Special Practices for Mr. Glass

Mr. Glass resigned as our Chairman and CEO in January 2007 and at that time announced that his retirement as an employee would occur later in the year. The Committee determined that, pending his termination of employment, it would be appropriate to continue his former salary to provide an incentive to work with Mr. Baker and Mr. Rose to ensure a smooth transition. However, no bonus opportunity for 2007 was awarded to Mr. Glass and no annual equity awards were granted for 2007. The Committee approved a special retirement agreement with Mr. Glass, which is described in more detail under the headings “Special Retirement Agreements” and “Special Retirement Agreement with Mr. Glass” beginning on pages 42 and 64 of this proxy statement, respectively.

2007 Special Practices for Mr. Mosby

Mr. Mosby announced his intention to move to our FTN Financial division in 2006, and a search was begun for a new CFO. That search culminated in the hiring of Mr. Jordan in April, effective May 1, 2007, and Mr. Mosby stepped down as CFO effective May 1. Mr. Mosby underwent the normal processes for salary review, annual bonus and annual equity awards as CFO in February and April. Once his move became effective, Mr. Mosby’s annual bonus opportunity was changed to conform with FTN’s regular bonus program for FTN officers. FTN’s bonus program is administered by FTN using a pool generated by FTN earnings.

Components of Compensation Program

2006-7 Executive Compensation Review

During the latter part of 2006 and early 2007, management and the Committee conducted a comprehensive review of our executive compensation programs. The key objectives of the review were to ensure that all elements of the executive compensation program are aligned with the Corporation’s strategic objectives and best practice corporate governance and are consistent with the competitive market.

Management and Mercer worked in collaboration with the Committee and Cook to ensure that our executive compensation plans and programs continue to provide competitive benefits based on current market conditions, meet our key business objectives, and follow best practice corporate governance. Additional information concerning the use of compensation consultants and peer groups during this review is provided under the captions “Use of Compensation Consultants” and “Use of Peer Group Data” beginning on pages 26 and 27, respectively, of this proxy statement.

Key findings and changes to our practices in 2007 resulting from that review were discussed in our 2007 proxy. These changes result in payment of all annual and long-term incentives being dependent on achieving performance goals. The changes also reflect our and the Committee’s intent to preserve the focus on stock price growth provided by options and our long-standing commitment to grow earnings over the long term while modernizing and refining our practices.

Relative Sizing & Mix of Major Compensation Components

The relative sizing and mix of the individual components of executive compensation are based on the competitive market for each position, as described above, experience and individual performance. The major components are salary, annual cash bonus, and the equity incentives. For 2007, the major components for the named officers, other than Mr. Glass (who retired) and Messrs. Burkett, Medford and Mosby (as described below), were sized as a percentage of salary as shown in the table below.

Other components generally were not considered when the size of the major components was determined. The CEO targets are generally higher than those of the other NEOs to be competitive and reflect the greater responsibility of the position. Performance-based incentives, which are the annual cash bonus and PSU awards, provide for threshold, target, and maximum performance levels and payouts. Information in the table for performance based incentives relates to the target levels of compensation based on target-level performance. Salary increases affect the bonus and long-term targets since targets are a percent of salary. Certain benefits such as 401k match and pensions are also related to salary levels. There is no other interdependence among the compensation elements.

Sizing of Major Compensation Components as a Percentage of Annual Salary

Officer	Annual Bonus		Retention Bonus	Options	PSUs
	Target	Maximum			Target	Maximum

Mr. Baker	125%	187.5%	None	162.5%	162.5%	325%
Mr. Jordan	100%	150%	None	100%	100%	200%
Mr. Burkett	NA	NA	None	75%	75%	150%
Mr. Medford	NA	NA	58%	37.5%	37.5%	75%
Ms. Meyerrose	100%	150%	15%	75%	75%	150%
Mr. Mosby	NA	NA	15%	75%	75%	150%
Mr. O’Connor	100%	100%	15%	62.5%	62.5%	125%
Mr. Thomas	100%	100%	15%	75%	75%	150%

The size of the annual bonus opportunities of the named business line executives, Messrs. Burkett, Medford, and Mosby (former CFO, currently in a business line role), is not based on salary. The size is based instead on achieving a pre-tax income target at the respective business line. Mr. Medford’s bonus program is not structured in a manner that provides a true target, and his maximum opportunity is $4 million. See “Annual Cash Bonus under MIP–Other Named Executives” beginning on page 34 for additional information.

Two types of equity awards from prior years have three-year performance periods which include the year 2007. One type, consisting of LTIP awards, was granted annually (ending in 2006) and so was not considered to be part of 2007 compensation. The other type, consisting of PARSAP shares, was granted every three years and was last granted in 2005. One-third of the 2005 grant is attributed to 2007 but was not based on 2007 salaries and so is omitted from the table above. Beginning in 2007, the PARSAP, restricted stock, and LTIP programs were replaced with the PSU program for executives; see “2006-7 Executive Compensation Review” on page 29 for additional information about that change.

During the comprehensive review conducted in 2006 and 2007, management and the Committee reviewed a market analysis prepared by Mercer using the Peer Banks and Peer Companies discussed above. Our objective was to provide a competitive pay package under the newly designed executive compensation program and thus set competitive target and maximum opportunities under the annual bonus programs and the long-term incentives. Mercer prepares annually a market analysis of the pay components using the Peer Banks and Peer Companies discussed above. This analysis is used by management and the Committee to determine if modifications to the bonus and long-term incentive targets are needed. A key factor considered during the setting of targets relates to the appropriate mix of base pay versus pay at risk for performance, and the mix between short and long-term compensation. The chart above shows that Mr. Baker’s compensation package is more heavily weighted in favor of performance-based pay. This is a prevalent market practice among our Peer Banks and supports our compensation philosophy to link pay to performance.

During the 2006-7 review we also reviewed trends within each of the business lines. The table above shows that Mr. Medford’s compensation is weighted more heavily on short-term compensation. That weighting shift is due to practices prevalent in the capital markets industry. Our competitors in that industry rely less on long-term incentives and more on annual bonus programs to compensate their capital market heads.

The retention bonuses were set at 15% of the recipients’ 2006 salaries. Mr. Medford’s retention bonus was approximately 15% of his bonus opportunity. Additional information concerning the retention bonuses paid for 2007 is set forth in “Retention Bonuses” on page 36 of this proxy statement.

Mr. Jordan’s cash hiring bonus and new hire equity awards of options and restricted stock were not based on salary, are not part of his ongoing annual compensation, and therefore are not reflected in the chart above. Additional information concerning those awards is at “2007 Special Practices for Mr. Jordan” and “Hiring Bonus” on pages 29 and 36, respectively.

In setting the size of the major compensation components for 2007, the Committee considered the total compensation opportunity and mix of major components at the target levels. The mix of the major components, based on estimated target payout levels and assumed stock valuations, is summarized in the following table. The actual bonuses paid for 2007 were significantly lower than the target levels, and the final payout values of the equity awards will not be known for several years but will have values significantly below target unless our stock price increases significantly over the remainder of the performance period. See “Summary Compensation Table” beginning on page 44 for additional information concerning amounts paid or earned in 2007. Information is omitted for Mr. Glass, who retired early in 2007. Information for Mr. Mosby’s annual bonus is based on his participation in the FTN bonus program, which superseded his participation in the corporate MIP when he joined FTN Financial in May.

2007 Mix of Major Compensation Components
Using Grant Date Target Levels and Stock Values

Officer	Salary	Annual Bonus	Retention Bonus	Options	PSUs	PARSAP	Total

Mr. Baker	17%	21%	NA	27%	27%	8%	100%
Mr. Jordan	25%	25%	NA	25%	25%	NA	100%
Mr. Burkett	27%	20%	NA	20%	20%	13%	100%
Mr. Medford	11%	73%	7%	4%	4%	NA	100%
Ms. Meyerrose	24%	24%	4%	18%	18%	12%	100%
Mr. Mosby	31%	17%	4%	18%	18%	12%	100%
Mr. O’Connor	26%	26%	4%	16%	16%	12%	100%
Mr. Thomas	24%	24%	4%	18%	18%	12%	100%

The mix table shows that a major portion of executive compensation in 2007 is tied to corporate performance. Annual bonus and the PSU awards are directly at risk based on corporate performance. Options have no value unless our stock price increases above the grant price. The vesting of PARSAP shares accelerates only if pre-determined corporate performance is achieved; otherwise, vesting does not occur until 2015.

Base Salary

Consistent with our practices and our compensation philosophy, the Committee establishes our CEO’s base salary annually based on achievement of objectives in his individualized written personal plan and competitive practices within the industry. The CEO develops a personal plan each year that contains financial, quality and strategic goals. The CEO submits that plan to the Committee for review and approval. The Board of Directors also reviews the plan.

For executive officers other than our CEO and Chairman of the Board, the Committee approves base salaries each year taking the CEO’s recommendations into account.

Early in 2007 Mr. Baker was promoted to President and CEO, and Mr. Jordan was hired in the second quarter. Additional information concerning Mr. Jordan’s compensation arrangement is provided under the heading “2007 Special Practices for Mr. Jordan” on page 29.

Salaries of the other named executives in 2007, including Mr. Mosby but not Mr. Glass, were increased about 3% over 2006 levels, in line with the average increase for other employees for 2007.

Annual Cash Bonus under MIP

The final bonus paid to each executive officer for the year under our MIP is based on a formula that is approved by the Committee in February of that year. In general, each final MIP bonus is based on achievement of company, individual or business unit financial targets. The Committee may determine to exclude certain items such as accounting changes and certain other non-recurring events. MIP bonuses can be further reduced based on individual performance, especially failure to perform under the particular executive’s personal plan for the year; however, the Committee generally does not take personal plan results into account for the CEO because his bonus is driven by corporate results.

In addition, the Committee may approve executive bonuses outside of the MIP. Some non-MIP bonuses were approved for 2007 for some of the named executive officers; those are discussed under the headings “Retention Bonuses” and “Hiring Bonus” on page 36.

The target and maximum annual cash bonus amounts for corporate executives were determined in relation to salaries, and those of business line heads are driven by business line earnings, as described in “Relative Sizing and Mix of Major Compensation Components” beginning on page 29.

Corporate Named Executives

The annual bonus opportunities for Messrs. Baker and Jordan and Ms. Meyerrose under the MIP depended first upon the achievement of pre-determined adjusted earnings per share (EPS) growth levels for the Corporation and second upon our EPS growth performance relative to the Peer Banks, all as indicated in the following table. EPS growth was to be measured against a targeted 6% EPS growth rate over prior-year adjusted EPS of $2.79, which was expected median performance for the Peer Banks.

Corporate Annual Bonus Performance Goals & Peer Bank Adjustment Factors

STEP ONE: Calculation of Corporate Rating Bonus Percentage		STEP TWO: Adjustment to Bonus Percentage Based on EPS Growth and Peer Ranking
EPS Growth Goal	“Corporate Rating” Bonus Percentage (% of Target)	If Actual EPS Growth Performance is:	And if EPS Growth Percentile Relative to Peers is:
			>75th	25th–75th	<25th
			Then the Bonus Percentage is increased or reduced by:

10.5%	150% (max)	10.5%	0	0	–50%
6%	100%	6%	+25%	0	–25%
0%	0%	0%	+50%	0	0

The MIP bonus for Messrs. Baker and Jordan and Ms. Meyerrose is calculated using the two steps outlined in the table. The percentages were established with a goal of providing target bonuses for achieving growth at the median of Peer Bank growth and maximum payout for achievement at the expected level of top-performing Peer Banks. Percentages are interpolated on a straight-line basis between the performance levels shown. The adjustments in the second step are expressed as percentages of target. Positive adjustments cannot increase the indicated bonus above the maximum level of 150% of target. Low bonus amounts caused by low EPS growth outcomes are increased if relative performance is high, and high bonus amounts caused by high EPS growth outcomes are reduced if relative performance is low.

All calculated bonus amounts are subject to discretionary reduction by the Committee. The MIP does not restrict Committee discretion except that the final bonus may not be higher than the calculated amount.

The 2007 corporate annual bonus (“Corporate Rating”) grid, including the Peer Bank adjustment factors, was developed during the 2006-7 comprehensive review and in collaboration with management and the Committee’s consultant, Cook. EPS growth was selected as the primary performance measure for the annual bonus and performance stock unit awards for two reasons: (1) awards driven by EPS growth generally align the interests of the executives to those of shareholders; and (2) our market analysis revealed that EPS measures were prevalent as performance measures among our Peer Banks.

Our EPS in 2007, after making all adjustments, was less than $2.79. Accordingly, the Corporate Rating was 0% and all annual bonus amounts subject to adjustment based on the Corporate Rating grid were zero in 2007 with the exception of Mr. Jordan.

Mr. Jordan’s annual bonus in 2007 was his target amount, $650,000, which was the minimum amount guaranteed to him under his hiring arrangement for his first year with the company. In February 2008 Mr. Jordan asked the Committee to consider paying a portion of the bonus in the form of stock options. In response to that request, the Committee determined to pay a portion of Mr. Jordan’s 2007 bonus in the form of 50,000 stock options having a 7-year term and priced at $25 per share, which represented a premium of $6.33 per share, or about 34% above the market price on the grant date. The cash bonus paid to Mr. Jordan was his guaranteed amount reduced by the Black-Scholes value of those options, or $81,000. The Committee believes that paying a portion of the bonus in the form of options provides Mr. Jordan with significant, but appropriate, risks and rewards over the term of the options.

The MIP bonuses for 2007 paid to Messrs. Thomas and O’Connor were not based on the Corporate Rating. Their bonus opportunities were based entirely on personal plan performance, which is permitted by the MIP for certain officers.

Mr. Thomas’s bonus opportunity provided for a target of $440,000, driven by the goals shown in the following table.

2007 Bonus Goals and Achievement for Mr. Thomas

Goal	Goal Weighting	Goal Achievement	Resulting Bonus Factor

Provide leadership and support for projects assigned by CEO throughout the year	30%	100%	30%

Assist development, monitoring, and execution of liquidity and funding strategies	12%	100%	12%

Meet specific compliance objectives(1)	10%	100%	10%

Achieve eight specific goals, each equally weighted, relating to risk/return management(2)	48%	100%	48%

Total Bonus Factor			100%

Bonus before Negative Discretion (target x factor)			$440,000
Final MIP Bonus			$150,000

(1)	Objectives related to audit findings, training, communication, and unspecified compliance matters.

(2)

The eight goals were: implement an annual review of interest rate risk models and develop guidelines for review; develop back testing approaches for business line and other models; incorporate into model more granularity of certain commercial banking assets; review current interest rate risk management practices; review reporting practices related to interest rate risk and other elements of earnings volatility; review adequacy of risk measurement systems; improve comparability of certain internal earnings measures across business lines; and review stress testing and other scenarios used in risk assessment system.

Mr. O’Connor’s bonus opportunity provided for a target of $375,000, driven by the goals shown in the following table.

2007 Bonus Goals and Achievement for Mr. O’Connor

Goal	Goal Weighting	Goal Achievement	Resulting Bonus Factor

Execute transition plan for successor	50%	100%	50%

Meet specific compliance objectives(1)	10%	100%	10%

Ratio of classified assets to total loans less than 2% at year-end	10%	0%	0%

Ratio of non-performing assets to total loans less than 1% at year-end	10%	0%	0%

Net charge-offs maintained at or below forecast	10%	0%	0%

Favorable watch list disposition	5%	0%	0%

Third party review downgrades will not differ from internal by more than 5%	5%	100%	5%

Total Bonus Factor			65%

Bonus before Negative Discretion (target x factor)			$243,750

Final MIP Bonus			$150,000

(1)	Objectives related to audit findings, training, communication, and unspecified compliance matters.

The goals for Mr. Thomas and Mr. O’Connor were tailored for each individual to meet our needs in their respective areas of responsibility. These officers reported directly to our CEO, who developed the goals early in the year. For Mr. Thomas, the heavy weighting for fulfillment of special projects identified during the year reflected a belief that a major portion of his role with the Corporation in 2007 would be to provide high-level attention to matters that could not be predicted at the beginning of the year; the balance of his goals were relatively normal for his position. For Mr. O’Connor a substantial weighting was given for a successful transition in anticipation of his retirement, which was a critical task for 2007; the balance of his goals were relatively normal for his position. In both cases the Committee applied negative discretion to reduce the final bonus to the amounts shown. The reductions were made due to the financial performance of the Corporation for the year; individual factors were not used.

Other Named Executives

The named executives whose regular annual bonuses were driven by business line results include Messrs. Burkett, Medford, and Mosby. All such bonuses are covered by the MIP other than Mr. Mosby, who is an FTN business unit officer but not a business line head and is no longer an executive officer of the parent company. The 2007 MIP bonus opportunity for Mr. Burkett was based on business line growth in pre-tax earnings as shown in the following table; 60% of the bonus was based entirely on pre-tax earnings growth, and 40% was based on a combination of that growth along with the Corporate Rating determined in Step One of the grid used for corporate executives, discussed immediately above. The 2007 annual bonus opportunities for Messrs. Medford and Mosby were based on the FTN bonus pool program, which is driven by absolute business line earnings achieved, rather than earnings growth, and is not affected by the Corporate Rating.

Annual Bonus Opportunity for Mr. Burkett

	Business Line Earnings Growth Goals	Estimate of Goal Performance against Peers	Base Amount for Bonus Calculation*	Calculated Bonus Range Before Discretionary Adjustment**

Retail/ Commercial Banking (Mr. Burkett)	10.5%	75th percentile	$1,174,000	$ $	704,400 1,408,800	–
	7%	median (target)	$524,000	$ $	314,400 628,800	–
	0%	threshold	$0		$0

* The bonus calculation method is discussed immediately below.

** Calculated bonus amounts are subject to reduction at the discretion of the Committee.

The retail/commercial banking business line bonus is the sum of two parts: (1) 60% of the applicable Base Amount; plus (2) 40% of the Base Amount multiplied by the Corporate Rating. This 60/40 split provides for the majority (60%) of the bonus to be paid based on results of the unit managed by the executive while linking a significant amount (40%) to overall corporate results. The Corporate Rating is the one determined for the corporate executive bonuses, and ranges from 0% to 150%. Calculated annual bonus amounts are interpolated on a straight-line basis between the performance levels shown. As a result, each banking MIP bonus is 60% based entirely on business line performance, and 40% based on business line performance with an adjustment factor for overall corporate performance. If the Corporate Rating is at its target level (100%), then the bonus (before any discretionary adjustment) would be the Base Amount.

The retail/commercial banking business line annual bonus grid was developed to provide a direct incentive for the head of the business unit to achieve or exceed the pre-tax earnings targets specified in the table above for his unit, coupled with a significant but not predominant linkage to overall corporate performance. The grid was designed to provide median pay (relative to the Peer Companies) for achieving the earnings targets and 75th percentile pay for significantly exceeding the earnings targets.

In 2007 business line results for the banking unit showed negative earnings growth. Accordingly, the annual MIP cash bonus for Mr. Burkett was zero.

Mr. Medford’s annual bonus is paid under the MIP, which is administered and controlled by the Committee, but is linked to the Capital Markets bonus pool for managers (the “Capital Markets Pool”), as explained below. The Capital Markets Pool each year is 24% of the capital markets business line net profits plus, to the extent that net profits exceed a 35% return on expense, an additional 10% of any such excess amount of net profits. As a result, all capital markets managers have a significant incentive to increase net profits while holding expenses down. Mr. Medford, as president of FTN, exercises discretion regarding how the Capital Markets Pool is to be divided among all eligible managers. The Committee imposes the following terms and restrictions on Mr. Medford’s annual bonus:

•	Mr. Medford’s annual bonus reduces the size of the Capital Markets Pool available for other managers.

•	The total of Mr. Medford’s annual bonus plus his salary cannot exceed 15% of the Capital Markets Pool.

•

As the head of the capital markets business, Mr. Medford reviews business line results and the Pool, determines allocations of the Pool among eligible managers in order to support business line objectives, and makes a recommendation concerning his own annual bonus. The Committee has determined that his recommendation concerning his bonus is subject to review by our Chief Executive Officer, Mr. Baker, and subject to review and approval by the Committee. Moreover, under the MIP, the Committee can restrict or reduce Mr. Medford’s annual bonus in its discretion at any point in the process.

•

To the extent that Mr. Medford’s approved annual bonus from the Pool had exceeded $4 million, the excess would have been paid in the form of special performance restricted stock units (PRSUs). Any PRSUs would have been awarded under our 2003 Equity Compensation Plan rather than under our MIP. The Committee presently expects to make supplemental awards in those years when the annual bonus exceeds a specified dollar amount.

The Capital Markets Pool has been used by FTN Financial for many years and is intended to be competitive with industry practice. The restrictions upon Mr. Medford’s bonus effectively tie his bonus to the Pool, providing a direct link between his compensation (both the bonus and his salary) and the performance of his business unit. For the past two years, Pool funding has been limited, and Mr. Medford’s bonus cannot exceed the lesser of 15% of the Pool (less annual salary and certain other deductions) or what is left in the Pool after taking into account the bonuses paid to key managers in his business unit. As a result of the bonuses paid to other key managers, Mr. Medford’s bonus from the Pool was zero in 2005 and 2006. His bonus for 2007 was $400,000.

Mr. Mosby’s annual bonus is determined and paid as part of the Capital Markets Pool. Mr. Medford exercises discretion concerning the Pool as mentioned above.

Retention Bonuses

The Committee approved the following retention bonuses to several of the named executives: Mr. Medford, $379,000; Ms. Meyerrose, $68,000; Mr. Mosby, $51,000; Mr. O’Connor, $54,450; and Mr. Thomas, $64,000. Retention bonuses were paid in March 2007, but were subject to forfeiture and repayment if the recipient left our employment within twelve months following payment of the bonus (other than for death, disability, or approved retirement).

In early 2007 management recommended to the Committee that retention bonuses be paid to certain key executives. With the recent shift in leadership following Mr. Glass’s retirement and the unique market conditions First Horizon was facing, which contributed to no funding of regular bonuses under the annual bonus program, Mr. Baker felt it was imperative to provide an immediate retention mechanism for key members of the leadership team. The retention bonuses for Ms. Meyerrose and Messrs. Mosby, O’Connor and Thomas were set at 15% of the recipients’ 2006 salary. The 15% level reflected the Committee’s judgment regarding what bonus level would be appropriate to accomplish the purposes outlined above. Management consulted with Mercer about the 15% level in formulating a recommendation to the Committee, but no formal statistical analysis or benchmarking was done.

Mr. Medford’s retention bonus was set at the 15% of the Capital Markets Pool that he would have earned for 2006 if the funds in that Pool had not been used to retain key managers. The Committee’s purposes in paying Mr. Medford a retention bonus were the same as those for the other retention bonus recipients mentioned above.

Hiring Bonus

Mr. Jordan’s offer provided for a hiring bonus consisting of cash and equity. The cash portion of the bonus was $100,000, and the equity portion was deemed to have a total value of approximately $2.4 million. (Like all other equity awards, the actual values realized by Mr. Jordan may prove to be higher or lower than the values used by the Committee to determine the size of the awards.) Similar to the retention bonuses, Mr. Jordan’s hiring bonus is subject to forfeiture and repayment if he voluntarily leaves our employment within twelve months following payment of the bonus. The hiring bonus is separate from any bonuses payable under the MIP.

The hiring bonus was provided to Mr. Jordan to replace equity compensation forfeited as a result of leaving his former employer and to provide an incentive for him to join First Horizon. The mix of options, restricted stock, and cash took into account the type of awards he was forfeiting, their vesting schedule, and the in-the-money value of stock options. Additional information concerning the hiring bonus is provided in the “Compensation Components in 2007” table beginning on page 23.

Equity-Based Compensation

Objectives of 2007 Equity-Based Awards

The primary objectives of all equity-based compensation awarded in 2007 were to:

•

align an important component of management compensation with our stock’s market value and, therefore, to motivate managers to achieve overall corporate results that will positively impact that market value and thus our shareholders’ value;

•	retain valuable managerial talent;

•	attract new managerial talent; and

•	reward management for the collective results of its efforts.

In addition, PSU awards granted during 2007 created specific performance incentives, which were expressly intended to motivate senior management to achieve those performance goals, in addition to the more general objectives mentioned above. Details of those performance objectives are described under the caption “PSU Awards” beginning at page 37 of this proxy statement.

Overview of Equity-Based Awards in 2007

In 2007 the long-term incentive program was simplified, and we granted only two basic types of equity-based awards to executives: stock options and PSUs.

In addition, stock options and restricted stock were awarded as the equity part of a hiring bonus paid to Mr. Jordan.

Timing and Pricing of Regular Annual Equity Awards

In 2007 the Committee granted the regular annual equity awards at its regular meeting in April, and the Board approved certain special hiring awards for Mr. Jordan at a special meeting in April.

For the regular annual grants, the Committee first determines the recipients and dollar values of awards as described under the heading “Relative Sizing and Mix of Major Compensation Components” beginning on page 29. Our shareholder-approved equity plans are written so that the effective date of each option grant determines the exercise price of the option (closing stock price on the grant date or average of the high and low prices on the grant date, whichever is higher) and its vesting and expiration dates. Moreover, the number of PSUs granted to each person is determined by dividing the market value on the grant date into the dollar value of the grant.

Our regular annual equity awards for many years, including 2007, have been granted in the early part of each year. In 2007 the grants were approved by our Compensation Committee at the April meeting, and were effective three days after that meeting. For many years the effective date of each grant has been either the date of the Committee meeting at which the grants were approved, or (as in 2007) a specified date shortly after the meeting date. In 2007 the effective date was set shortly after earnings were announced in April, consistent with past practice. A specified later date typically has been selected by the Committee whenever the Committee meeting date has occurred shortly before, or on the same day as, a planned quarterly earnings announcement. The effective date therefore occurs after the announcement so that the stock market has had an opportunity to take the announcement into account before the price of the option is set.

PSU Awards

Overview

Consistent with competitive practice, the Committee annually grants PSU awards with a three-year performance period. The financial goals are established at the beginning of each performance period, are company-wide in focus and uniform for all executives. Since the grants are annual, financial results in any given year can affect up to three outstanding awards. The PSU program grew out of the 2006- 7 review of executive compensation and a desire to simplify equity awards.

The PSU program provides an incentive for executives to achieve certain financial results over a period longer than the annual bonus program and links a significant portion of each executive’s pay to overall corporate results irrespective of the business unit in which they work.

Each PSU represents one share of stock. The total number of PSUs granted to any person represents the payout if the target levels of performance are achieved; actual payout may be higher or lower than target. Each 2007 PSU covers the three-year performance period 2007-2009 and is paid (if at all) shortly after the end of the performance period. Each PSU is payable in stock or, if the Committee so determines, in cash based on the value of a share of our stock at the time of payout. The total value paid therefore depends on (i) the number of PSUs granted, (ii) the percentage of PSUs earned based on achievement of the performance targets, and (iii) the value of our stock at the time of payment.

Targets and Performance Criteria

The targeted number of PSUs is determined as follows: (a) competitive market data and internal equity are reviewed to set a total long-term incentive target dollar amount for each executive position (b) half of the long-term incentive dollar amount is awarded in stock options and half is awarded in PSUs.

The 50/50 split is to balance the use of stock options (with value driven by stock price increases over a 7-year period) with a performance-based plan which provides value through achievement of specific financial results over a 3-year period. This combination of PSUs and stock options provides a program where all of the long-term opportunity is subject to achieving results which drive shareholder value with an equal emphasis on company financial performance over the near term (3 years) and longer term (7 years).

For the 2007 grants, the Committee approved EPS growth as the key metric because of its correlation with delivery of shareholder value. In addition, a look-back feature is included at the end of the performance period to ensure the final payout is consistent with the total return received by our shareholders (“TSR”) during the 3-year performance period (i.e., low TSR reduces payout and high TSR increases payout).

The payout percentage of our 2007 PSU awards will be as indicated in the following table. (See “Use of Peer Group Data” beginning on page 27 above for information about the Peer Banks.) EPS growth for 2007 is to be measured against a threshold EPS set at $2.79. EPS reported in our financial statements must be adjusted in the same manner as the executive annual bonus program.

PSU Performance Goals & Peer Bank Adjustment Factors

STEP ONE: Calculation of Preliminary PSU Payout Percentage		STEP TWO: Adjustment to PSU Payout Percentage Based on Total Shareholder Return (TSR) Peer Bank Ranking (2007-2009)
Average Annual Diluted EPS Growth Goal* (2007-2009)	Preliminary Payout as a Percentage of Target PSUs	If Actual EPS Growth Performance is:	And if TSR Percentile Relative to Peers is:
			>75th	25th–75th	<25th
			Then the Payout Percentage is increased or reduced by:

12%	200% (max)	12.%	0	0	–50%
8%	100%	8%	+25%	0	–25%
0%	0%	0%	+50%	0	0

The PSU payout percentage is calculated using the two steps outlined in the table. The percentages were established with a goal of providing target bonuses for achieving growth at the median of Peer Bank growth and maximum payout for achievement at the expected level of top-performing Peer Banks. Percentages are interpolated on a straight-line basis between the performance levels shown. The adjustments in the second step are expressed as percentages of target. Positive adjustments cannot increase the indicated payout percentage above the maximum level of 200% of target. Low bonus amounts caused by low EPS growth outcomes are increased if relative performance is high, and high bonus amounts caused by high EPS growth outcomes are reduced if relative performance is low.

PSUs accumulate dividend equivalents prior to payout, which are paid in proportion to the shares that vest. All PSU payout amounts are subject to discretionary reduction by the Committee.

Other Information Concerning Long-Term Incentives

We cannot predict the degree to which the 2007 PSU awards eventually will be earned nor their value if and when paid. As a result of actual three-year (2005-2007) performance compared with our performance standards established in 2005, all LTIPs granted in 2005 were forfeited as were all LTIPs granted in 2003 and 2004.

Hiring Bonus Equity Award

Mr. Jordan’s offer letter specified that he was to receive a hiring bonus package consisting of cash and equity. See “Hiring Bonus” on page 36 for information concerning both the cash and the equity portions.

Special One-Time Equity Grants

Over the past several years, special one-time grants of stock options, restricted stock and PSUs have been made on a very selective basis. In 2007, only one named executive officer, Mr. Jordan, received such a grant, as discussed above.

Special, supplemental grants are made on a selective basis in the case of a substantial promotion at the executive level when the Committee deems it appropriate to provide competitive compensation at that next level of management and to emphasize equity and long-term incentives rather than focusing only on a base salary change. These grants are intended to reinforce the importance of increasing shareholder value and recognize the impact of the new position on creating long-term value for First Horizon.

Deferral Plans and Programs

Objectives, Scope, and Practices

For many years we have offered many employees and directors the means to manage their personal tax obligations associated with their compensation from First Horizon through various nonqualified deferral plans and programs. Although personal tax management is our primary objective in providing this benefit, an important secondary objective is to encourage our senior personnel to save for retirement. We also provide this benefit in order to remain competitive in retaining talent and seeking new talent to join us.

During 2007, the plan under which the named executive officers and directors could elect to defer receipt and immediate taxation of earned cash compensation was the First Horizon National Corporation Nonqualified Deferred Compensation Plan. For executives, the types of compensation that could be deferred included salary and annual bonus. Amounts deferred under that plan earn at-market returns indexed to the performance of certain mutual funds selected by the participant.

Directors’ and Executives’ Deferred Compensation Plan (“1985 D&E Plan”)

From 1985 to 1995, non-employee directors and executive officers were able to defer fees, salary, and bonus under the 1985 D&E Plan. Although new deferrals have ceased, interest continues to accrue on older accounts. The 1985 D&E Plan in the past accrued interest at rates ranging from 17-22 percent annually. In 2007 that rate was reduced to 13 percent except for participants who retired before 2004 with a contractually fixed rate. For those retiring after 2004, tax rules require that whatever rate is in effect for a person at retirement cannot be changed after retirement. Certain non-employee directors and two named executive officers, Ms. Meyerrose and Mr. Glass, have old accounts under the 1985 D&E Plan and received interest accruals under it in 2007.

The 1985 D&E Plan rates are considered above-market in 2007 under SEC proxy disclosure rules, and the above-market portion of earnings under the Plan is so reported in the Summary Compensation Table beginning on page 44 for Mr. Glass. The 1985 D&E Plan’s above-market interest motivates participating executives to remain with First Horizon until normal retirement (or until early retirement with the Committee’s permission), and to refrain from joining a competitor after retirement, because each account is subject to retroactive re-calculation of the account balance using a guaranteed rate based on 10- year Treasury obligations if an executive terminates service prior to a change in control for a reason other than death, disability or retirement, or if an executive joins a competitor after leaving First Horizon. In most cases, any such re-calculation would result in a complete elimination of the account’s value.

Other Compensation

Broad-Based Plans and Programs (Other than Retirement)

First Horizon provides a benefit package in line with competitors as described below. This allows all employees to receive certain benefits such as healthcare which are not readily available to individuals except through their employer and allows employees to receive a certain benefit on a pre-tax basis.

Other Benefits and Perquisites

First Horizon provides benefits in line with those offered to other executives in our industry. We provide them to remain competitive in retaining talent and seeking new talent to join us. The following benefits are provided, all of which are available to a broader group of employees beyond executive-level officers:

•	Healthcare, dental, vision, accident—subject to the executive paying the same premiums as all other employees

•	Flexible benefit dollars—same benefit percentage (3.2% of salary) available to all employees and capped at IRS limits

•	Regular life and disability insurance—same benefits as provided to a broader group of employees, subject to standard limits

•

Executive Survivor Benefit Plan—provides a benefit of 2.5 times base salary if death occurs during service, reduced to 2 times salary if death occurs following departure due to disability or early or normal retirement; benefit is provided to about 1,000 employees, including all named executive officers, based on salary grade; this plan is provided as an alternative to the plan available to all employees due to the caps in the insurance coverage available under that plan.

•

Executive disability plan—for the top tier of covered employees, which includes all executive officers, this plan provides up to 75% of monthly pay (including base salary, bonus, commissions and incentive compensation) less the $25,000 per month maximum income replacement offered by our regular plan which is available to all employees; this plan provides a maximum benefit of up to $30,000 per month due to the caps in the insurance coverage available under the plan available to all employees.

•

Perquisites—In 2007, we eliminated the payment of tax gross-ups related to certain perquisites and created caps for all other perquisites. Our goal is to offer perquisites that are customary (and therefore necessary to remain competitive) and, in some cases, that relate to business duties. Details of the perquisites we provided to our executives in 2007 are discussed beginning on page 47 of this proxy statement in footnote (i) to the Summary Compensation Table.

Retirement Benefits

We provide retirement plan benefits, discussed in this section below, that we believe are customary in our industry. We provide them to remain competitive in retaining talent and seeking new talent to join us.

401(k) Savings Plan

We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds and in our common stock. Up to tax law limits, we provide a 50% match for the first 6% of salary each participant with at least one year of service elects to defer into the plan. In 2007, matched contributions were initially invested in First Horizon stock, but could be re-invested in other available mutual funds at the participant’s election.

Our 401(k) plan was established many years ago. Beginning in 2008, participants are no longer required to invest in company stock to receive a match. No other substantial changes to the match or basic plan structure were made in 2007.

Pension Plan

Our Pension Plan is a traditional broad-based pension plan that provides for a defined benefit to be paid to eligible employees upon retirement. The benefit is based upon a participant’s average base salary for the highest 60 consecutive months of the last 120 months of service, years of credited service, and social security benefits (under an offset formula). Benefits are normally payable in monthly installments after age 65. Tax laws limit the qualifying salary that can be used, and thus the benefit that can be paid, under the Pension Plan to a dollar amount that is adjusted each year for inflation. The formula works in a traditional manner so that longevity with First Horizon is rewarded.

No substantial changes to the basic plan structure were made in 2007 with respect to existing employees; however, employees hired after August 31, 2007 are not eligible to participate.

Pension Restoration Plan

Our Pension Plan is subject to certain dollar limitations on qualifying compensation and benefits imposed by the tax laws. Our pension restoration plan provides a restorative benefit to all of the executive officers, including all of the named executive officers, and other employees approved by the CEO on a case by case basis so that the combined pension and restoration benefit is calculated as if those tax limitations did not exist. The pension and pension restoration plans thus generally operate as a single plan in terms of defining the pension benefit payable to executives. This plan is provided due to the IRS caps on qualified pension plan benefits.

Other Post-Employment Benefits

Change in Control Benefits Generally

Over the past 20 years the financial services industry has experienced an extraordinary period of consolidation as old legal barriers, which prevented multi-state banking and which restricted the business lines in which bank holding companies could engage, have been abruptly relaxed. Although the new legal environment has created substantial business opportunities for us and for many of our competitors, it has also created substantial personal uncertainties for officers and many levels of employees at all but the very largest financial services organizations. Our change in control (CIC) severance agreements and CIC plan features were first put in place a number of years ago in response to these uncertainties.

Our CIC potential costs are reviewed annually, and our CIC program is reviewed every three years (most recently in 2006). In that most recent review, the Compensation Committee’s consultant, Cook, provided information and advice concerning industry practices, including best practices and emerging trends. Legal counsel was also engaged. Industry information is not limited to the Peer Banks or Peer Companies used for bonuses and long-term incentives, since we seek to follow best practices. As a result of the most recent review, several substantive agreement provisions and plan features were altered in early 2007 as described below. We adjusted the change in control (CIC) arrangements in our plans and severance agreements based on the “emerging best practices” advice of a nationally-recognized law firm and a review of competitive practices within the banking industry provided by Cook. We have no right to compel executives who previously entered into old CIC severance agreement forms to agree to the new terms.

•

We moved all elements to a double-trigger standard, which means that in order for the applicable CIC benefit to be paid, a CIC event must occur and the officer must be terminated by us without cause or by the executive due to a significant reduction in job responsibilities or compensation opportunity.

•	The CIC severance benefit previously was calculated based in part upon target-level bonuses. As changed, the calculation is now based in part upon recent actual bonuses.

•	Welfare benefits under our severance agreements were reduced.

•

The old excise tax gross-up feature was modified, requiring a reduction in the CIC severance payments if such a reduction would eliminate excise tax liability. The reduction cannot exceed the greater of 5% or $50,000. If the reduction cannot eliminate the excise tax, then the tax gross-up feature will apply.

•	Non-disparagement, cooperation, and non-solicitation covenants have been included in the CIC severance agreements.

•

In order to encourage officers to agree to the new terms, a provision was added to our Pension Restoration Plan, for those persons who sign new CIC severance agreements, to continue to accrue age and service credit under the Pension Restoration Plan during the CIC agreement severance period if the executive is at least 50 years of age and has at least 10 years of service upon termination following a CIC event.

•	CIC changes to equity plans will be phased in over an extended period as described under the caption “Change in Control Features Under Other Plans and Programs” below.

Change in Control Severance Agreements

At the end of 2007 we had change in control severance agreements with all of our named executive officers except Mr. Medford. Although not employment agreements, the change in control severance agreements provide significant benefits if employment is terminated in connection with a change in control event. Additional information about these contracts is provided under the caption “Change in Control Severance Agreements” in the “Change in Control” section beginning on page 66 of this proxy statement.

The primary objectives of our severance agreements are: to allow us to compete for executive talent during normal times and, if a change in control situation were to arise, to motivate our executive team to remain with First Horizon, focused on company objectives, during the pursuit, closing, and transition periods that accompany nearly every change in control transaction in our industry.

Change in Control Features Under Other Plans and Programs

Under many of our plans and programs, a change in control event will cause benefits to vest, be paid, or be calculated and paid at target or maximum levels. Details of those change in control features are discussed under the heading “Change in Control” beginning on page 66 of this proxy statement.

The main objective of these features is to allow First Horizon to offer competitive compensation packages so as to attract and retain top talent in an industry where consolidation continues at a robust pace. In 2007, after a review of all change in control features in our plans and programs, we amended our plans to provide a double-trigger standard, which means that in order for the applicable benefit to be paid a change in control event must occur and the officer must be terminated or experience a significant job reduction. The amendments to those plans were put in place in 2007. However, for plans that provide for awards, the amendments apply only to new awards granted after the amendment; old awards generally were not amended due to legal, tax, and accounting concerns.

Special Retirement Agreements

On occasion in the past the Compensation Committee has approved entering into special severance arrangements with some of our retiring executive officers. Those agreements are negotiated with each individual retiree and have varied considerably. Generally they have involved officers as to whom First Horizon desires a non-competition/non-solicitation covenant and other legal restrictions. Those restrictive covenants typically have had two to three-year terms. In order to induce a retiring officer to agree to those restrictions, First Horizon generally offers certain benefits which the retiree normally would not receive. In the recent past, those benefits have included pro-rata vesting of conventional and PARSAP restricted stock that otherwise would be forfeited, partial retention of long-term equity-based incentive awards that normally would be forfeited, waiver of up to 5 years of the age discount when determining nonqualified pension benefits, cash payments, and certain perquisites. The long-term incentive awards typically are prorated based on the years of the applicable performance period that the retiree worked, but remain subject to satisfaction of all applicable performance requirements. Cash payments typically are a specified number of months of salary, a percentage of bonus target or a retention of bonus opportunity, and/or some other severance-oriented amount. The only perquisites have been post-retirement office space and administrative assistance. This perquisite has in the past been provided to certain retired CEOs and, in one instance, to a retired business line head.

Our executives do not have employment agreements, and we have no obligation to provide anyone with a special retirement arrangement. When such an arrangement is provided, the terms vary with the circumstances. We believe such an arrangement can be a useful tool in those situations where a non-competition covenant or other legal restriction is desirable, or in recognition of long and valued service to First Horizon, and we intend to consider using them in the future in those situations that are appropriate.

In 2007 we entered into a special retirement agreement of the sort discussed above with our former CEO, Mr. Glass, who retired in 2007. Our primary objective for entering into Mr. Glass’s agreement was to recognize his service to First Horizon and to promote an orderly management succession process. In 2008 we entered into a similar retirement agreement for Mr. Thomas, who retired on February 29, 2008. The agreement recognized his service to First Horizon and assistance with the management transition. Additional information concerning Mr. Glass’s and Mr. Thomas’s agreements is provided under the headings “Special Retirement Agreement with Mr. Glass” and “Special Retirement Agreement with Mr. Thomas” beginning on page 64 of this proxy statement.

Special Retirement Agreement with Mr. Baker

In 2004, we entered into an agreement with Mr. Baker, who was then the head of our mortgage business, relating to his years of credited service under our Pension Plan. At the time of this agreement, Mr. Baker began reporting directly to our Chairman and Chief Executive Officer and was designated by the Board as an executive officer of First Horizon.

The agreement provides for an increase in Mr. Baker’s years of credited service for pension purposes equal to the six years he served with our mortgage division. Our mortgage division does not participate in our Pension Plan, and those six years otherwise would not have been counted.

The supplemental agreement was intended to provide a transition for Mr. Baker from our mortgage division’s traditional bonus plan to our management plan used for executive officers. When Mr. Baker became an executive officer in 2004, his annual cash bonus previously was determined based on business unit results in a traditional manner consistent with our understanding of industry practices. The bonus opportunity offered under the 2002 Management Incentive Plan was significantly less than that provided under mortgage industry norms. Given Mr. Baker’s tenure with the Corporation at that point and expected retirement age, the Compensation Committee and Mr. Baker agreed that this adjustment in his years of service adequately compensated Mr. Baker for giving up his expectations under our traditional mortgage division bonus arrangement.

Compensation Committee Report

The Compensation Committee Report is located on page 12 of this proxy statement under the caption “The Compensation Committee.”

Recent Compensation

Summary Compensation Table

The Summary Compensation Table which appears below provides compensation information about the following persons: Mr. Baker, who served during 2007 as our CEO; Mr. Jordan, our Chief Financial Officer (“CFO”); and Messrs. Burkett and Medford and Ms. Meyerrose, who are our three most highly compensated executive officers at year end 2007 other than Mr. Baker and Mr. Jordan. Also included are Mr. Glass, who retired as our CEO in January 2007, Mr. Mosby, who moved to a position at FTN Financial in May 2007, and Messrs. O’Connor and Thomas, who were executive officers for a portion of 2007 and whose compensation exceeded that of the lowest paid of the three most highly compensated executive officers (other than Mr. Baker and Mr. Jordan). All of the named officers are or were officers of both First Horizon and the Bank.

Executive compensation for 2007 continued to be largely based on First Horizon’s financial performance. Annual bonuses for Messrs. Baker, Burkett, and Glass and Ms. Meyerrose were $0. Payout from our long-term incentive program (LTIP) was $0 for all executive officers, as it was in the previous year. In 2007, Mr. Jordan was paid a hiring bonus to replace compensation forfeited as a result of his leaving his former employer, and his 2007 bonus was guaranteed at target. Five of the named executives received retention bonuses in 2007 to ensure leadership continuity during management restructuring, and three of the named executives were paid bonuses for 2007 under the Management Incentive Plan. No bonus was paid to our CEO.

The amounts shown in the table include all compensation earned in 2007, including amounts deferred by those persons for all services rendered in all capacities to us and our subsidiaries. If the 2007 named officers were also named officers in 2006, their 2006 earned compensation is also included. For named officers, information on 2007 compensation as an officer or employee is provided if the individual served during any portion of the year as an executive officer. Additional executive compensation information is provided in tabular form in the following pages. A discussion and analysis of our compensation objectives and rationale, along with information on compensation of directors, is located in the “Compensation Discussion and Analysis” and “Director Compensation” sections of this proxy statement beginning on pages 22 and 69, respectively. No named officer who served as a director was compensated as a director of First Horizon or the Bank.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & NonQualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)

G.L. Baker*	2007	$790,731	—	$43,152	$610,778	—	$210,941	$52,362	$1,707,964
Pres & CEO	2006	$698,173	—	$101,321	$162,231	—	$262,097	$72,646	$1,296,468
D.B. Jordan**	2007	$422,500	$750,000	$131,433	$257,549	—	—	$26,240	$1,587,722
EVP & CFO
C.G. Burkett	2007	$700,231	—	$238,410	$135,036	—	$162,453	$47,805	$1,283,935
Pres–TN	2006	$673,654	—	($185,043)	$98,368	$564,001	$428,891	$47,752	$1,627,623
& Nat’l Banking
M.A. Medford	2007	$617,885	$379,000	$27,365	$58,970	$400,000	$71,576	$11,315	$1,566,111
Pres–FTN
Financial
S.L. Meyerrose	2007	$467,500	$68,000	$148,541	$83,315	—	$64,938	$44,202	$876,496
President, Emerging National Businesses
J.K. Glass*	2007	$920,331	—	($1,989,391)	$482,939	—	$1,507,920	$46,214	$968,013
Former Chr of Bd,	2006	$939,692	—	$299,220	$986,056	—	$780,115	$63,271	$3,068,354
Pres & CEO
M.L. Mosby**	2007	$441,577	$51,000	$121,858	$63,211	$236,000	—	$23,223	$936,869
Former	2006	$338,461	—	($101,330)	$43,345	—	$45,072	$22,844	$348,392
EVP & CFO

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & NonQualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)

J.P. O’Connor, Jr.	2007	$373,115	$54,450	$135,821	$83,248	$150,000	$162,402	$26,931	$985,967
Former EVP Chief Credit Officer
E.L. Thomas	2007	$437,808	$64,000	$168,641	$89,886	$150,000	$576,734	$66,011	$1,553,080
Former EVP Interest Rate Risk Management

*	Mr. Glass retired as Chairman of the Board, President and CEO on January 29, 2007. On that date, Mr. Baker, who had been Chief Operating Officer, was appointed President and CEO.

**

Mr. Mosby ceased to serve as CFO effective May 1, 2007, and became an officer of FTN Financial. Mr. Jordan was appointed CFO effective May 1, 2007. Information for Mr. Mosby relates to all positions held during the years indicated.

Details concerning information in certain of the columns are presented in the following paragraphs:

(c)	Salary Deferrals. There were no deferrals of the salary amounts included in column (c) during 2007.

(d)

Bonuses. Regular annual cash bonuses are payable under the 2002 Management Incentive Plan (FTN Financial Bonus Plan for Mr. Mosby). They constitute non-equity incentive plan compensation and are therefore reported in column (g). The amounts reported in column (d) for 2007 include the cash portion of a hiring bonus and a guaranteed bonus paid to Mr. Jordan and discretionary retention bonuses paid to Messrs. Medford, Mosby, O’Connor and Thomas and Ms. Meyerrose. In February 2008, Mr. Jordan’s hiring bonus was paid in a combination of cash and equity; the full amount is included in this column.

(e)/(f)

Accounting Expense Values. The dollar values associated with awards shown in columns (e) and (f) reflect the accounting expense during each year shown, and are only partially related to awards granted during the year.

Those accounting expenses are based on values determined as of the grant date of each award using the same assumptions, valuation method, and amortization method used for accounting purposes in our financial statements. The accounting valuation method makes several assumptions about the growth and volatility of our stock value, the expected actual duration in the case of options, vesting, forfeiture, and other matters. The amortization method makes further assumptions concerning the expected vesting and duration of the awards. A discussion of those assumptions and methods appears in note 21 to our 2007 annual report to shareholders. Actual future events may be substantially inconsistent with those assumptions.

In most cases the total value of an award is amortized over more than one year. In those cases the amount amortized in a single year is only a portion of the total accounting value of the award, and the amount shown in the Summary Compensation Table for that award type often represents the sum of several such portions for several awards granted over several years.

In addition, events may occur which, under the accounting rules, result in a negative expense. Forfeiture is one such event. The amounts shown in the Summary Compensation Table in some cases reflect a netting of positive and negative expenses. A negative number appears if the negative expenses were larger than the positive ones.

For all those reasons, the actual values realized by an award holder may, and often will, differ substantially from the accounting values reflected in columns (e) and (f).
(e)

Stock Awards. Column (e) includes the accounting values of conventional stock options, restricted stock, PARSAP shares, and performance share units (PSUs) expensed during the year indicated. Except for a small amount of dividend earnings, these amounts do not represent amounts paid or earned; they are simply the values attributed to awards under the applicable accounting rules, amortized over specific periods as required by those rules.

PARSAP Shares (Discontinued at the end of 2006). Our practice has been to grant PARSAP shares every three years. PARSAP shares vest in 10 years, however vesting can be accelerated if certain performance criteria are met. The features of the PARSAP awards are discussed in the “Relative Sizing and Mix of Major Compensation Components” section of this proxy statement beginning on page 29. Our last two regular PARSAP grants were in 2002 and 2005.

PSUs. For several years our long-term equity-based incentives have taken the form of PSUs. Prior to 2007, our PSUs were designated as “LTIP” awards. The terms of 2007 PSUs differ somewhat from LTIP grants and the LTIP designation has been discontinued. All PSUs are performance-based, meaning that eventual payout may be higher or lower than the accounting values used in the table above. The PSU payout may be zero. For example, the LTIP awards granted in 2003, 2004, and 2005 matured at the end of 2005, 2006, and 2007, respectively; the performance criteria were not met and the payout in each case was zero. Previous accruals related to those earlier LTIP awards were recouped resulting in negative accruals for fiscal years 2006 and 2007. Those negative accruals along with forfeitures due to retirements are reflected in column (e) as shown in the table below. The performance and other features of the 2007 PSU awards are discussed in “PSU Awards” beginning on page 37 of this proxy statement.

Restricted Stock. A portion of Mr. Jordan’s 2007 hiring bonus was paid in the form of restricted stock. Our practice of making regular annual restricted stock awards to executives ceased after 2006.

PRSUs. Mr. Medford received a special grant of performance restricted stock units (PRSUs) to supplement his 2007 annual bonus opportunity; those PRSUs were forfeited in 2008 because his calculated cash bonus was less than the MIP annual limit. A promotional grant of 25,000 PRSUs to Mr. Baker is also included in column (e) for 2006. Those special PRSUs will vest and pay out in the same proportion (up to 100%) as Mr. Baker’s average annual bonus payout relative to his target bonus over the three-year period 2006-2008.

Earnings. Column (e) also includes earnings (dividends) paid or payable during the year on all restricted and PARSAP shares that have not yet vested, regardless of when granted. Dividend equivalent amounts accrue on PSUs prior to vesting, but are paid only to the extent that the underlying PSUs vest and as such are not included in this column. No dividend equivalents accrue or are paid in respect of PRSU awards. The earnings amounts included in column (e) are reflected in the table below.

Negative Accruals and Dividend Earnings Included in Column (e)

Name	Negative Accruals		Dividend Earnings
	2006	2007	2006	2007

Mr. Baker	$(570,919)	—	$61,592	$61,592
Mr. Jordan		—		—
Mr. Burkett	$(570,919)	—	$64,364	$64,364
Mr. Medford		—		$1,928
Ms. Meyerrose		—		$43,699
Mr. Glass	$(1,076,154)	—	$308,551	$106.007
Mr. Mosby	$(311,407)	—	$32,665	$32,665
Mr. O’Connor		—		$40,428
Mr. Thomas		—		$48,563

Forfeitures in 2007. Some awards that affect amounts reported in column (e) were forfeited during 2007. Additional information concerning forfeitures of awards in 2007 is presented in “Supplemental Disclosure Concerning Summary Compensation and Grants of Plan-Based Awards Tables” beginning on page 51 of this proxy statement.

(f)

Option Awards. All column (f) amounts represent the amortized expense used for accounting purposes in our financial statements during each year shown associated with stock option grants in that year or prior years. This does not represent the compensation value to executives. The actual compensation value for most options will be determined by the degree to which our stock price exceeds approximately $40 per share. No stock appreciation rights (SARs) were awarded. Mr. Jordan received two distinct option awards on the same date at the same price in connection with his hiring: 180,000 hiring bonus options and 81,250 regular annual options. All other options shown are regular annual options except for the portion of his 2007 annual bonus paid in February 2008 in the form of stock options with immediate vesting and a premium exercise price of $25.

(g)

Bonuses. This column represents the annual MIP payout, which is made for each plan year in February of the following plan year, for all except Mr. Mosby. Mr. Mosby upon his transition to FTN Financial began participating in the FTN Financial Bonus Plan. The amount shown in this column for Mr. Mosby represents a bonus payment following his move to Capital Markets under the FTN Financial plan. Although our LTIP awards are incentive compensation, they are reported in column (e) rather than in this column. Of the bonus amounts included in column (g), no amounts were deferred into any of our qualified or nonqualified deferred compensation plans.

(h)

Column (h) includes changes in pension actuarial values and above-market earnings on nonqualified deferred compensation accounts. Changes in pension actuarial values are the aggregate increase during the year in actuarial value of all pension plans, both qualified and supplemental, for each named executive. Our Pension Plan and Pension Restoration Plan are designed to give employees an incentive to stay with First Horizon through their normal retirement age. As a result, most of the benefits are accrued during the last few years of their career. This is illustrated in the numbers shown in the table below. The amounts shown for Mr. Glass and Mr. Thomas include waivers of the age discount upon their retirement. The actual expenses of these plans are determined using the projected unit credit actuarial method which spreads the cost over the entire career of each employee. The earnings on deferred compensation included in this column include all above-market interest accrued during the year, whether or not paid during the year. For this purpose, the Securities and Exchange Commission requires us to use one or more rates specified in certain Internal Revenue Service publications as the applicable ‘market’ rate(s) in each situation. The amounts associated with each category are shown in the following table.

Changes in Pension Actuarial Value and Above-Market Earnings on Deferred Compensation for 2007
Name	Change in Pension Value	Above-Market Earnings on Deferred Compensation	Total Shown in Column(h)

Mr. Baker	$210,941	—	$210,941
Mr. Jordan	—	—	—
Mr. Burkett	$162,453	—	$162,453
Mr. Medford	$71,576	—	$71,576
Ms. Meyerrose	$62,540	$2,398	$64,938
Mr. Glass	$1,453,089	$54,831	$1,507,920
Mr. Mosby	—	—	—
Mr. O’Connor	$162,402	—	$162,402
Mr. Thomas	$576,734	—	$576,734

(i)	Elements of “All Other Compensation” for 2007 consist of the following:

All Other Compensation for 2007
(a)	(b)	(c)	(d)	(e)	Total Shown in Column(i)
Name	Perquisites and Other Personal Benefits	Tax Reimbursements	401(k) Plan Company Match	Life Insurance Premiums

Mr. Baker	$32,875	—	$6,750	$12,737	$52,362
Mr. Jordan	$25,017	—	—	$1,223	$26,240
Mr. Burkett	$36,162	—	$6,750	$4,893	$47,805
Mr. Medford	$9,150	—	—	$2,165	$11,315
Ms. Meyerrose	$34,526	$367	$6,750	$2,559	$44,202
Mr. Glass	$35,109	—	$6,750	$4,355	$46,214
Mr. Mosby	$16,997	—	$5,267	$959	$23,223
Mr. O’Connor	$13,570	—	$6,750	$6,611	$26,931
Mr. Thomas	$54,632	—	$6,750	$4,629	$66,011

Details concerning information in certain of the columns in the All Other Compensation table are presented in the following paragraphs:

(b)

“Perquisites and Other Personal Benefits” includes the following types of benefits: Flexible Dollars; Financial Counseling; Disability Insurance; Auto Allowance; Social Club Dues; and Relocation Allowance. Benefits are valued at the incremental cost to First Horizon. None of those benefit types individually exceeded $25,000 for any named person except for Mr. Glass ($26,800) and Mr. Thomas ($42,801) for Financial Counseling, both in preparation for retirement. “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling. “Flexible Dollars” represents First Horizon’s contribution to the Flexible Benefits Plan, based on salary, service, and wellness (wellness is based on completion of the annual company Health Risk Assessment). “Disability Insurance” represents insurance premiums with respect to our disability plan. “Auto Allowance” represents a cash allowance paid to certain executives in lieu of providing a company automobile and reimbursement of certain maintenance expenses. “Social Club Dues” represents annual dues for membership in a country club or other social organizations. Executives who use the club membership in part for business purposes may request reimbursement of 50% of the annual dues associated with club membership. In 2007 “Relocation Allowance” includes $21,017 in relocation expenses for Mr. Jordan.

(c)

In the past, “Tax Reimbursements” represented tax gross-up payments on certain benefits. In late 2006 our Compensation Committee discontinued the payment of tax reimbursements on ordinary benefits; however, there was one tax gross-up payment for Ms. Meyerrose related to a sales incentive trip which is reflected in this column, as the Corporation continues to provide tax gross-ups on sales incentive trips.

(d)

“401(k) Match” represents First Horizon’s 50 percent matching contribution to the 401(k) Savings Plan, which is based on the amount of voluntary contributions by the participant to the FHNC stock fund, up to 6 percent of compensation. To the extent dollars from the Flexible Benefits Plan are contributed to the 401(k) Plan, they are included in column (b) rather than in column (d).

(e)

“Life Insurance Premiums” represents insurance premiums with respect to our supplemental life insurance plan. Under our Survivor Benefits Plan a benefit of 2 1/2 times final annual base salary is paid upon the participant’s death prior to retirement (or 2 times final salary upon death after retirement).

Grants of Plan-Based Awards

The following table provides information about regular annual grants of stock option and PSU awards granted during 2007 to the officers named in the Summary Compensation Table, as well as restricted stock awarded to Mr. Jordan as part of his hiring bonus and performance restricted stock units awarded to Mr. Medford as a supplement to his annual cash bonus opportunity. No stock appreciation rights (SARs) were granted to named executives during 2007. Our most recent regular performance-accelerated (PARSAP) restricted share awards were granted in 2005; no PARSAP awards were granted in 2007 and the PARSAP program has been discontinued.

For the purposes of the following table: the regular annual cash bonus opportunities under our Management Incentive Plan (MIP) (or FTN Financial Bonus Plan for Mr. Mosby) are considered to be “Non-Equity Incentive Plan Awards”; PSUs and Mr. Medford’s supplemental performance restricted stock units are considered to be “Equity Incentive Plan Awards”; the restricted stock shares granted to Mr. Jordan as part of his hiring bonus are considered to be “All Other Stock Awards”, and stock options (including those granted to Mr. Jordan as part of his hiring bonus) are considered to be “All Other Option Awards.” The information is organized so that each row represents a separate grant of awards; a column for a row is blank if it does not apply to the type of award listed in that row. In 2007 Mr. Glass received no awards of the types reported in this table because he retired prior to the regular grant date for the year. Mr. Jordan’s grant dates relate to his hiring in May 2007.

Grants of Plan-Based Awards in 2007
(a)	(b-1)	(b-2)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Action Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base price of Option Awards ($/sh)	Grant date Fair Value of Stock and Option Awards($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mr. Baker	Opt 4-20	4-17								162,500	$39.66	$840,125
	PSU 4-20	4-17					32,500	65,000				$1,288,950
	MIP 2-20	2-20	—	$1,000,000	$1,500,000

Mr. Jordan	Opt 5-1	4-17								81,250	$39.43	$411,938
	PSU 5-1	4-17					16,250	32,500				$640,738
	MIP 5-1	4-13	$650,000	$650,000	$975,000
	HRS 5-1	4-13							25,000			$985,750
	HOpt 5-1	4-13								180,000	$39.43	$912,600

Mr. Burkett	Opt 4-20	4-17								66,000	$39.66	$341,220
	PSU 4-20	4-17					13,200	26,400				$523,512
	MIP 2-20	2-20	—	$524,000	$4,000,000

Mr. Medford	Opt 4-20	4-17								29,109	$39.66	$150,494
	PSU 4-20	4-17					5,822	11,644				$230,901
	MIP 2-20	2-20	—	n/a	$4,000,000
	PRSU 2-20	2-20					n/a	88,000				n/a

Ms. Meyerrose	Opt 4-20	4-17								44,063	$39.66	$227,806
	PSU 4-20	4-17					8,813	17,626				$349,524
	MIP 2-20		—	$470,000	$705,000

Mr. Mosby	Opt 4-20	4-17								33,094	$39.66	$171,096
	PSU 4-20	4-17					6,619	13,238				$262,510
	FTN 5-1	2-20	—	—	—

Mr. O’Connor	Opt 4-20	4-17								29,297	$39.66	$151,465
	PSU 4-20	4-17					5,859	11,718				$232,368
	MIP 2-20		—	$375,000	$375,000

Mr. Thomas	Opt 4-20	4-17								41,250	$39.66	$213,263
	PSU 4-20	4-17					8,250	16,500				$327,195
	MIP 2-20	4-17	—	$440,000	$440,000

Details concerning information in certain of the columns are presented in the following paragraphs:

(b-1)

Column (b-1) shows the 2007 grant dates of the awards reported in this table. These are the dates as of which the grants are effective for legal and accounting purposes, and as of which prices are set or used for those awards that use grant date stock values.

The rows in column (b-1) are designated to indicate the different award types involved. The designations correspond to the following award types: “Opt” for regular annual stock options; “PSU” for performance stock unit awards; “MIP” for annual cash bonus awards under our MIP; “HRS” for restricted stock granted as a portion of Mr. Jordan’s hiring bonus; “HOpt” for stock options granted as a portion of Mr. Jordan’s hiring bonus; and “PRSU” for the performance restricted stock unit grant made to Mr. Medford to supplement his annual cash bonus opportunity. FTN indicates FTN Financial Bonus Plan. This is a discretionary plan with no target or maximum.

(b-2)

Column (b-2) shows the 2007 dates on which the Compensation Committee acted to grant the awards reported in this table. For those awards in April, these action dates precede the legally effective grant dates by a few days. Additional information concerning the Committee’s reasons for delaying the effective dates of grants in many instances is set forth in the “Compensation Discussion and Analysis” section of this proxy statement under the heading “Timing and Pricing of Regular Annual Equity Awards” on page 37.

(c)-(e)

The 2007 cash bonuses paid to our executives under our MIP were based on performance criteria established early in 2007 by the Compensation Committee. For the corporate officers, including Messrs. Baker and Jordan and Ms. Meyerrose, the target is derived as a percentage of salary with the maximum representing 150% of target. For Messrs. O’Connor and Thomas, the target maximum derived as a percentage of salary and awards is earned based on individual performance. For Mr. Burkett the target is derived as a percentage of pre-tax earnings, with the maximum allowed under the MIP of $4,000,000. Mr. Mosby upon his transition to FTN Financial began participating in the FTN Financial Bonus Plan, which does not provide for a threshold, target or maximum and as such is not shown in the table above. The annual bonus award for Mr. Medford is also under the FTN Financial Bonus Plan. The FTN Plan provides for a bonus pool arrangement based upon business line net profits. Mr. Medford’s MIP award was limited to $4 million, but he received an award of PRSUs designed to supplement his MIP bonus if the pool amount exceeded the MIP plan limit. Additional information concerning annual cash bonuses paid to the named executive officers for 2007 is set forth in column (g) of the Summary Compensation Table and under the caption “Annual Cash Bonus under MIP” beginning on pages 44 and 32, respectively, of this proxy statement.

(f)

The threshold payouts listed in column (f) for PSU awards are based on achieving a certain pre-set minimum earnings per share (EPS) level and EPS growth ranking over a 3-year period. The Compensation Committee has the discretion to determine the payout when the pre-set EPS level is achieved but the growth ranking is not. Additional information concerning the performance criteria related to PSU awards is set forth in “PSU Awards” beginning on page 37.

(g)/(h)

The target and maximum payouts listed in columns (g) and (h) for PSU awards may differ from the amounts actually paid because the payouts under this program are based on the fair market value of our common stock at the end of the applicable performance period, if the performance criteria are met.

(i)	Column (i) shows the number of shares of restricted stock granted in 2007 to the named executive officers. The only such grant in 2007 was to Mr. Jordan as part of his hiring bonus.
(j)	Column (j) shows the number of shares underlying stock options granted in 2007 to the named executive officers.

(k)

Options were priced at fair market value determined as the higher of (a) the average of the high and low prices for our common stock on the grant date, rounded up to the nearest whole cent, or (b) the closing price of our stock on the grant date.

(l)

Column (l) reflects the dollar value of each award shown in columns (g), (i) and (j) determined as of the grant date of each award using the same assumptions, valuation method, and amortization schedule used for accounting purposes in our financial statements. Additional information concerning the assumptions and valuation method is given in the discussion of columns (e) and (f) of the Summary Compensation Table beginning on page 44 of this proxy statement.

Supplemental Disclosure Concerning Summary Compensation and Grants of Plan-Based Awards Tables

The proportion of annual cash salary and cash bonuses to total compensation, as reported in the Summary Compensation Table, for each of the named officers is: Mr. Baker, 46%; Mr. Jordan, 68%; Mr. Burkett, 54%; Mr. Medford, 64%; Ms. Meyerrose, 61%; Mr. Glass, 95%; Mr. Mosby, 53%; Mr. O’Connor, 43%; and Mr. Thomas, 32%. Additional information concerning how the amounts of those elements of compensation were established, and how they relate to other forms of compensation, is set forth under the headings “Compensation Components in 2007,” “Relative Sizing and Mix of Major Compensation Components,” “Base Salary” and “Annual Cash Bonus under MIP” beginning on pages 23, 29, 31 and 32, respectively, of this proxy statement.

Under the terms of all options, participants are permitted to pay the exercise price of the options with our stock.

The vesting schedules of equity-based awards granted in 2007 are as follows:

•	For all options and restricted stock, both regular and hiring bonus, vesting occurs 50% on each of the third and fourth anniversaries of the grant date.

•

For PSU awards vesting occurs (if at all) when certain three-year performance criteria, established when the award was granted, are met. Additional information concerning the performance criteria for PSU awards is set forth under the “PSU Awards” section beginning on page 37.

•

The number of PRSUs awarded to Mr. Medford to supplement his annual cash bonus opportunity was determined in February 2008 to be zero based on the performance criteria established at the time of grant. If a positive number of PRSUs had been determined, vesting would have occurred one year later.

Vesting information related to all equity awards held by the named executives at year end is provided under the heading “Outstanding Equity Awards at Fiscal Year-End” beginning on page 53, especially in the notes to the table in that section. For all awards vesting will or may be accelerated or pro-rated in the cases of death, disability, and change in control; for non-performance awards vesting may be accelerated, generally on a pro-rata basis, in the event of retirement; and for performance awards vesting may continue following retirement and may be pro-rated at the discretion of the Compensation Committee. Additional information concerning the acceleration features of awards is set forth under the caption “Change in Control Features under Other Plans and Programs” on page 42.

Dividends or dividend equivalents are paid or accrued with respect to restricted stock and PARSAP shares and PSUs, but not stock options. After the issue date, dividend equivalents would have accrued on PRSUs if they had been issued following the applicable performance period; since no PRSUs were issued, no dividend equivalents accrued. No such dividends or dividend equivalents are at rates preferential to dividends paid in respect of ordinary outstanding shares. Accrued dividends and dividend equivalents are forfeited if the underlying shares or units are forfeited.

The applicable plans provide for tax withholding features related to all award types upon approval of the Compensation Committee. To date, with respect to outstanding restricted stock and PARSAP awards, the Committee has approved a mandatory tax withholding feature under which vested shares are automatically withheld in an amount necessary to cover minimum required withholding taxes.

In many cases the Compensation Committee has the power to require the deferral of payment of an award upon vesting if, absent the deferral, First Horizon would be unable to claim a corresponding deduction for tax purposes. On occasion the Committee has exercised that power. No such deferral would cause the amount deferred to be omitted from the Summary Compensation Table.

Forfeitures of Equity-Based Awards in 2007

Some awards that affect amounts reported in the Summary Compensation Table were forfeited during 2007. Forfeitures during 2007 involving the named executives are reflected in the table below.

Forfeitures of Equity-Based Awards During 2007 (Amounts are in Shares or Share Units)
Name	Performance Options*	Performance Restricted Stock*	LTIP PSUs** (Target Level)	Promotion Restricted Stock	Conventional Options	Conventional & PARSAP Restricted Stock	Totals

Mr. Baker	51,601	10,318	31,805	—	—	—	93,724
Mr. Jordan	—	—	—	—	—	—	—
Mr. Burkett	—	—	31,805	—	—	—	31,805
Mr. Medford	—	—	—	—	—	—	—
Ms. Meyerrose	—	—	19,346	—	—	—	19,346
Mr. Glass	57,084	11,472	125,410	26,250	23,189	72,422	315,827
Mr. Mosby	—	—	17,349	—	—	—	17,349
Mr. O’Connor	—	—	18,453	—	—	—	18,453
Mr. Thomas	—	—	21,712	—	—	—	21,712

*	Amounts forfeited were 100% of the original amounts granted.

**

Mr. Glass’s forfeiture includes 100% of LTIP awards having performance periods ending December 31, 2007 and 2008. In February, 2008 the following additional awards were forfeited: all LTIP awards having a performance period ending December 31, 2007; and Mr. Medford’s entire PRSU opportunity which supplemented his 2007 annual bonus opportunity.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about stock options, restricted stock, PARSAP shares, and PSU and LTIP awards held at December 31, 2007 by the officers named in the Summary Compensation Table. The PARSAP program and the practice of making regular annual grants of restricted stock were discontinued at the end of 2006. The PSU program replaced the old LTIP program in 2007. Mr. Medford’s PRSUs are omitted from this table because the number of PRSUs had not been determined at December 31; that number was determined in February 2008 to be zero.

Outstanding Equity Awards at Fiscal Year-End 2007

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options(#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)

Mr. Baker	10,194			$35.14	2/26/09
	5,809			$40.13	4/20/09
	6,636			$28.63	10/19/09
	5,271			$17.97	3/1/10
	9,524			$38.74	3/3/10
	7,858	7,859		$45.73	2/17/11
	19,817			$30.48	2/23/11
		9,453		$40.34	4/22/12
		12,896		$40.71	4/21/13
	2,186			$22.87	2/17/14
		162,500		$39.66	4/20/14
	2,581			$19.37	3/3/23
						36,797	$665,474	108,797	$1,967,594

Mr. Jordan		261,250		$39.43	5/1/14
						25,000	$452,125	16,250	$293,881

Mr. Burkett	5,141			$34.88	4/21/08
	14,229			$35.14	2/26/09
	4,647			$40.13	4/20/09
	3,254			$28.63	10/19/09
	13,681			$38.74	3/3/10
	6,833	6,834		$45.73	2/17/11
	8,332			$30.48	2/23/11
	5,594			$35.14	2/26/12
		9,453		$40.34	4/22/12
		10,365		$40.71	4/21/13
		66,000		$39.66	4/20/14
	1,839			$24.38	2/23/21
	213			$28.19	7/2/21
	209			$28.70	1/2/22
	6,686			$28.11	2/26/22
	79			$19.01	7/1/22
	82			$18.28	1/2/23
						37,831	$684,174	82,312	$1,488,613

Outstanding Equity Awards at Fiscal Year-End 2007

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options(#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)

Mr. Medford	7,249			$35.14	2/26/09
	6,773			$38.74	3/3/10
	3,184	3,185		$45.73	2/17/11
	4,446			$35.14	2/26/12
		5,400		$40.34	4/22/12
		5,405		$40.71	4/21/13
		29,109		$39.66	4/20/14
						2,152	$38,919	5,822	$105,291

Ms. Meyerrose	3,495			$34.88	4/21/08
	5,451			$40.13	2/20/09
	7,541			$35.14	2/26/09
	3,868			$28.63	10/19/09
	8,209			$38.74	3/3/10
	3,651	3,651		$45.73	2/17/11
	8,041			$30.48	2/23/11
	5,000			$35.14	2/26/12
		4,600		$40.34	4/22/12
		6,910		$40.71	4/21/13
		44,063		$39.66	4/20/14
	2,610			$45.855	2/24/17
	2,638			$26.41	2/19/18
	2,691			$33.05	2/23/19
	5,000			$15.27	3/1/20
	6,876			$28.11	2/26/22
						25,659	$464,043	53,030	$959,048

Mr. Glass	16,169			$34.88	4/21/08
		1,155		$21.65	12/31/08
	109,670			$35.14	2/26/09
	18,689			$40.13	4/20/09
	125,000			$36.35	7/16/09
	17,464			$28.63	10/19/09
	110,945			$17.97	3/1/10
	173,495			$38.74	3/3/10
	81,639	81,641		$45.73	4/17/10
	36,976			$30.48	4/17/10
	21,565			$35.14	2/26/12
		58,405		$40.34	4/17/10
	1,106			$22.60	4/17/12
	4,156			$20.46	4/17/12
	3,018			$28.16	4/17/12
	2,984			$27.41	4/17/12
	2,758			$31.99	4/17/12
	3,172			$32.96	4/17/12

Outstanding Equity Awards at Fiscal Year-End 2007

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options(#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)

	5,140			$23.72	4/17/12
	4,441			$22.53	4/17/12
	3,546			$28.19	4/17/12
	3,482			$28.70	4/17/12
	1,315			$19.01	4/17/12
	1,368			$18.28	4/17/12
	1,139			$21.94	4/17/12
	1,142			$21.89	4/17/12

Mr. Mosby	3,942			$35.14	2/26/09
	5,685			$38.74	3/3/10
	3,272	3,272		$45.73	2/17/11
		4,125		$40.34	4/22/12
		4,177		$40.71	4/21/13
		33,094		$39.66	4/20/14
						18,982	$343,290	42,759	$773,297

Mr. O’Connor	5,700			$34.88	4/21/08
	8,537			$35.14	2/26/09
	7,008			$40.13	4/20/09
	13,013			$17.97	3/1/10
	8,209			$38.74	3/3/10
	3,651	3,651		$45.73	2/17/11
	10,339			$30.48	2/23/11
	5,883			$35.14	2/26/12
		4,388		$40.34	4/22/12
		4,447		$40.71	4/21/13
	2,186			$22.87	2/17/14
		29,297		$39.66	4/20/14
	10,412			$13.07	7/1/16
	9,336			$15.78	1/2/17
	17,048			$26.41	2/19/18
	15,374			$33.05	2/23/19
	55,243			$15.27	3/1/20
						23,349	$422,267	44,319	$801,509

Mr. Thomas	6,426			$34.88	4/21/08
	12,561			$35.14	2/26/09
	10,279			$40.13	4/20/09
	8,924			$38.435	3/1/10
	12,077			$38.74	3/3/10
	5,371	5,371		$45.73	2/17/11
	10,317			$44.80	2/23/11
		6,567		$40.34	4/22/12
		6,526		$40.71	4/21/13
		41,250		$39.66	4/20/14

Outstanding Equity Awards at Fiscal Year-End 2007

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options(#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)

	6,692			$36.605	7/1/16
	6,900			$38.435	1/2/17
	11,539			$37.795	2/24/17
	4,499			$37.795	7/1/17
	3,807			$44.65	1/2/18
	13,260			$43.23	2/19/18
	5,046			$43.23	7/1/18
	5,270			$44.65	1/4/19
	19,467			$33.05	2/23/19
	3,501			$44.80	7/1/19
	4,231			$43.23	1/3/20
	16,081			$35.13	3/1/20
	4,478			$44.65	2/26/22
						28,285	$511,534	53,451	$966,661

Details concerning information in certain of the columns are presented in the following paragraphs:

(c)	The vesting dates of unvested options reported in column (c) are:

Grant Date	Vesting Date	Mr. Baker	Mr. Jordan	Mr. Burkett	Mr. Medford	Ms. Meyerrose	Mr. Glass	Mr. Mosby	Mr. O’Connor	Mr. Thomas

2/17/04	2/17/08	7,859	—	6,834	3,185	3,651	81,641	3,272	3,651	5,371
1/3/05	1/1/08	—	—	—	—	—	1,155	—	—	—
4/22/05	4/22/08	4,726	—	4,726	2,700	2,300	29,202	2,062	2,194	3,283
	4/22/09	4,727	—	4,727	2,700	2,300	29,203	2,063	2,194	3,284
4/21/06	4/21/09	6,448	—	5,182	2,702	3,455	—	2,088	2,223	3,263
	4/21/10	6,448	—	5,183	2,703	3,455	—	2,089	2,224	3,263
4/20/07	4/20/10	81,250	—	33,000	14,554	22,031	—	16,547	14,648	20,625
	4/20/11	81,250	—	33,000	14,555	22,032	—	16,547	14,649	20,625
5/1/07	5/1/10	—	130,625	—	—	—	—	—	—	—
	5/1/11	—	130,625	—	—	—	—	—	—	—

(f)

Upon retirement, option terms generally are shortened to three years from retirement (five years if the option was granted under a now-discontinued deferral program), except that no option may have its original expiration date extended. The expiration dates for options held by Mr. Glass (retired April 17, 2007) reflect that adjustment.

(g)

The awards included in column (g) all are unvested restricted stock shares and PARSAP shares outstanding as of December 31, 2007. The PARSAP program was discontinued at the end of 2006 and regular annual restricted stock no longer is granted to executives, but prior awards remain outstanding. Restricted stock was granted in 2007 to Mr. Jordan as part of his hiring bonus.

The vesting dates of unvested restricted stock shares reported in column (g) are:

Grant Date	Vesting Date	Mr. Baker	Mr. Jordan	Mr. Burkett	Mr. Medford	Ms. Meyerrose	Mr. Glass	Mr. Mosby	Mr. O’Connor	Mr. Thomas

4/22/05	4/22/08	937	—	937	535	456	—	409	435	651
	4/22/09	938	—	938	536	456	—	409	435	651
4/21/06	4/21/09	1,289	—	1,036	540	691	—	417	444	652
	4/21/10	1,290	—	1,037	541	691	—	418	445	653
5/1/07	5/1/10	—	12,500	—	—	—	—	—	—	—
	5/1/11	—	12,500	—	—	—	—	—	—	—

The scheduled vesting dates of unvested PARSAP shares reported in column (g) are:

Grant Date	Vesting Date	Mr. Baker	Mr. Jordan	Mr. Burkett	Mr. Medford	Ms. Meyerrose	Mr. Glass	Mr. Mosby	Mr. O’Connor	Mr. Thomas

2/26/02	2/26/12	9,843	—	11,383	—	7,541	—	5,056	8,537	10,048
4/22/05	4/22/15	22,500	—	22,500	—	13,686	—	12,273	13,053	15,630
1/20/98	6/30/08	—	—	—	—	2,138	—	—	—	—

The foregoing information reflects scheduled vesting dates. PARSAP shares have an acceleration feature that allows them to vest early upon achievement of certain performance goals

(h)

The values in column (h) reflect the closing market value at December 31, 2007, of the unvested restricted shares and PARSAP shares held by the named persons, with no discount for the risk that the award might be forfeited or for the time remaining before vesting. The values are not based on financial accounting assumptions or methods.

(i)	The awards included in column (i) all are unvested PSUs and LTIPs, including a promotional performance-based restricted stock unit grant to Mr. Baker, that were outstanding on December 31, 2007.

(j)

The values in column (j) reflect the fair market value at December 31, 2007, of the unvested PSUs and LTIPs held by the named persons, including a promotional performance-based restricted stock unit grant to Mr. Baker, with no discount for the risk that the award might be forfeited based on performance or for the time remaining before vesting. The values are not based on financial accounting assumptions or methods.

(i)/(j)

At year-end 2007 the awards reflected in columns (i) and (j) continued to be outstanding and no performance determinations had yet been made. In early 2008, the Compensation Committee determined that 100% of the LTIP awards having a performance period ending in 2007 should be forfeited based on failure to achieve applicable corporate performance goals.

The performance periods applicable to unvested regular annual PSUs and LTIPs reported in columns (i) and (j) are shown in the schedule below:

Grant Date	Performance Period	Mr. Baker	Mr. Jordan	Mr. Burkett	Mr. Medford	Ms. Meyerrose	Mr. Glass	Mr. Mosby	Mr. O’Connor	Mr. Thomas

4/22/05	2005–2007	31,805	—	31,805	—	19,346	—	17,349	18,453	21,712
4/21/06	2006–2008	44,492	—	37,307	—	24,871	—	18,791	20,007	23,489
4/20/07	2007–2009	32,500	—	13,200	5,822	8,813	—	6,619	5,859	8,250
5/1/07	2007–2009	—	16,250	—	—	—	—	—	—	—

The promotional grant of performance-based restricted stock units to Mr. Baker of 25,000 is also included in column (i) and (j) and is scheduled to vest in February 2009, subject to achieving certain performance criteria.

Option Exercises and Stock Vested

The following table provides information about stock options and similar rights exercised during 2007 by the officers named in the Summary Compensation Table and restricted shares that vested during 2007. The named officers do not hold stock appreciation rights. No LTIPs, PSUs, or other performance-based equity awards vested for any of the named persons during 2007.

Option Exercises and Stock Vested During 2007

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)

Mr. Baker	5,000	61,450	—	—
Mr. Jordan	—	—	—	—
Mr. Burkett	4,682	108,974	—	—
Mr. Medford	—	—	—	—
Ms. Meyerrose	5,579	156,575	—	—
Mr. Glass	48,458	1,136,098	23,750	945,013
Mr. Mosby	—	—	—	—
Mr. O’Connor	8,878	163,311	—	—
Mr. Thomas	5,431	27,454	—	—

Details concerning information in certain of the columns are presented in the following paragraphs:

(c)	The values in column (c) represent the difference between the fair market value of the shares on the exercise date and the exercise price of the option.

(e)	The values in column (e) represent the fair market value of the shares on the vesting date.

POST-EMPLOYMENT AND DIRECTOR COMPENSATION

Post-Employment Benefits

Overview

We provide several programs to our executives and other employees which provide benefits if employment is terminated. In addition, many of our regular programs have features that enhance, accelerate, reduce, cancel, or forfeit benefits if employment terminates in various ways, or, in the case of stock options, that can accelerate vesting while shortening their remaining lives. Additional information concerning these programs and features is presented in the sections following this one.

Certain post-employment terms are used in this proxy statement with specific meanings. The meanings we use in this proxy statement are summarized below in order to avoid confusion.

Discharge	A termination of employment by action of the corporation (other than in connection with disability or retirement).
Resignation	A termination of employment by action of the executive (other than in connection with disability or retirement).
Disability	A permanent inability to work as specified in the applicable plan or program.
Retirement

A termination of employment after meeting certain age and service requirements specified in the applicable plan or program or, if none, as specified in our Pension Plan. Our Pension Plan and some other plans specify both early and normal retirement requirements, while other plans and programs specify only normal retirement or make no provision for retirement at all.

Change in Control (CIC)

A change in control of First Horizon National Corporation as defined in the applicable plan or program. All of our active plans that provide for a change in control event use a substantially similar definition, discussed in more detail in “Change in Control–Definition” on page 66.

Pension Plans

We have two defined benefit retirement plans in which our executives participate: a tax-qualified Pension Plan (for a broad group of employees), and a Pension Restoration Plan (for highly-compensated employees, including the executive officers) which, in practical effect, extends the benefits of the Pension Plan as if the dollar limit imposed by the tax code did not exist. The two pension plans ordinarily have the overall effect, therefore, of a single plan providing a single benefit.

Our Pension Plan is integrated with social security under an “offset” formula, applicable to all participants. Retirement benefits are based upon a participant’s average base salary for the highest 60 consecutive months of the last 120 months of service (“Covered Compensation”), length of service, and social security benefits. Normal retirement benefits typically are payable in monthly installments after age 65, though many variations are possible as discussed below. For purposes of the plan, “compensation” is defined as the total cash remuneration reportable on the employee’s IRS form W-2, plus pre- tax contributions under the Savings Plan and employee contributions under the Flexible Benefits Plan, excluding bonuses, commissions, and incentive and contingent compensation.

Our Pension Restoration Plan is an unfunded plan covering certain employees in the highest salary grades, including all executive officers, whose benefits under the Pension Plan have been limited under tax code Section 415 and tax code Section 401(a)(17). The limitation under Section 415 of the tax code is $180,000 for 2007 or 100% of the employee’s average income in his or her three highest paid years, whichever is less. Tax code Section 401(a)(17) limits compensation to $225,000 in 2007 for purposes of certain benefit calculations. “Compensation” is defined in the same manner as it is for purposes of the Pension Plan. Under the Pension Restoration Plan participants receive the difference between the monthly pension payable if tax code limitations did not apply, and the actual pension payable.

Our Pension Plan offers a reduced early retirement benefit for participants who are at least age 55 with 15 years of service. The reduction in benefits varies based on age at retirement. For example, if retiring at age 55, the

Pension Plan benefit is reduced to 50%; if retiring at age 60, the reduction is to 66%. The Pension Restoration Plan also provides early retirement benefits.

The combined pension benefit is fixed once employment is terminated, since no subsequent changes occur to the primary factors upon which benefits are based. Prior to retirement, participants may make (and change) various elections that affect their benefits. Among those are: the ability to take an early retirement annual benefit in lieu of a normal retirement benefit, if employment ends after the early retirement age and prior to normal retirement age; the ability to take a benefit payable only during the life of the employee or a smaller benefit that would continue if the employee predeceases his or her spouse; and the ability or requirement to take a lump sum or other non-annuity payment in lieu of annual benefits under the Pension Restoration Plan in certain circumstances and within the limitations required by tax code 409A. The typical form of benefit payment for a married participant is a qualified joint and survivor annuity with the surviving spouse receiving for life 50 percent of the monthly amount the participant received. The typical form of benefit payment for an unmarried participant is an annuity payable for life and 10 years certain.

Service is granted for each hour worked at the Corporation including certain hours of non-worked service such as vacation, holidays and disability. One year of vesting service is credited for each year in which the employee worked 1,000 or more hours of service.

The following table provides information about estimated benefits under our Pension Plan and our Pension Restoration Plan and, in certain cases, special retirement agreements.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)

Mr. Baker	Pension	4	163,752	—
	Restoration	10	1,194,249	—

Mr. Jordan	Pension	—	—	—
	Restoration	—	—	—

Mr. Burkett	Pension	34	640,525	—
	Restoration	34	1,281,103	—

Mr. Medford	Pension	6	75,850	—
	Restoration	6	66,496	—

Ms. Meyerrose	Pension	26	371,824	—
	Restoration	26	354,165	—

Mr. Glass	Pension	33	886,141	—
	Restoration	33	2,969,307	—
	Special	33	1,400,789	—

Mr. Mosby	Pension	19	156,398	—
	Restoration	19	83,562	—

Mr. O’Connor	Pension	37	1,208,658	—
	Restoration	37	851,996	—

Mr. Thomas	Pension	18	497,652	—
	Restoration	18	510,218	—
	Special	18	516,595	—

Details concerning information in certain of the columns are presented in the following paragraphs:

(b)

Mr. Glass retired on April 17, 2007, at the age 60 with 33 years of service. Mr. Thomas retired on February 29, 2008, at the age of 59 with 18 years service. As part of their special agreements made at the time they retired, the Compensation Committee approved the treatment of Mr. Glass as if his age were 65 (normal retirement age) and Mr. Thomas as if his age were 64 under the Pension Restoration Plan; their years of service were not adjusted. Mr. Glass’s special agreement also provided for a consulting arrangement through December 31, 2007. Due to this consulting arrangement, his separation of service as defined under tax code Section 409A was December 31, 2007. Mr. Thomas’s separation of service was his retirement date of February 29, 2008. Both were specified employees under tax code Section 409A; therefore, their first six monthly payments under the Pension Restoration Plan (including the special benefits) are delayed and paid as a lump sum six months after their separation of service. Additional information concerning these special agreements is under the headings “Special Retirement Agreement with Mr. Glass” and “Special Retirement Agreement with Mr. Thomas” beginning on page 64.

Based on Mr. Glass’s agreement and his actual elections at the time of his retirement, he will begin receiving annual cash benefits of $356,060 under the Pension Restoration Plan, $75,465 under the Pension Plan and $115,276 under his special benefit provided for in his agreement, six months following his separation of service, as defined under tax code Section 409A.

Based on Mr. Thomas’s agreement and his actual elections at the time of his retirement, he will begin receiving annual cash benefits of $43,095 under the Pension Restoration Plan, $46,394 under the Pension Plan and $41,428 under his special benefit provided for in his agreement six months following his separation of service as defined under tax code Section 409A.

Mr. Glass and Mr. Thomas have agreements with us (described under the caption “Employment Contracts, Termination of Employment and Change in Control Arrangements, and Benefits under Them” beginning on page 63 of this proxy statement) that will provide them with a benefit under the Pension Restoration Plan in accordance with the plan except that 5 years were added to their age.

(c)

This column shows the years of credited service as defined in each respective plan, as of fiscal year-end. Mr. Baker’s years of credited service under the Pension Plan represent his years of service as an executive officer and for purposes of the Restoration Plan his years as an officer of our parent corporation (his six prior years of service while employed at First Horizon Home Loans will not count as credited years of service under the Pension Plan but will count under the Restoration Plan).

(d)

Column (d) reflects the actuarial present value of the named executive’s accumulated benefit under each plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to our 2007 fiscal year, except that retirement age is assumed to be the normal retirement age of 65. Mr. Glass was retired as of 12/31/07; therefore, the amounts shown in this column represent his actual retirement benefit. The amounts presented in the above table were calculated by the Pension Plan actuary. The valuation method chosen to calculate those amounts is the projected unit credit cost method. This method recognizes cost in an increasing pattern as a participant approaches retirement. The discount rates are 7.00% for the Pension Plan and 6.70% for the Pension Restoration Plan and reflect the expected average term until settlement of each of these plans. The assumptions on which the amounts presented in the above table are based are discussed in note 20 to our financial statements.

(e)	No amounts were paid during 2007 under any pension plan to any named executive officer.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

For many years we have sponsored plans and programs that allow executives to defer receipt of salary and bonus compensation. For nearly all such plans, the primary purpose was to allow participants to reduce current-year taxes. Under those plans, participants may elect to defer receipt of salary and cash bonus amounts. Many of our executives have deferred, at different times, amounts under several different plans. Deferred amounts are credited to accounts and earnings accrue according to the provisions of each plan. Participants have significant discretion regarding the length of the deferral period, the investment criteria upon which earnings are based, and the form of payout (lump sum or a term of regular payments), although the plans and tax laws mandate lump sum payout in certain circumstances. A deferral period commonly selected lasts until employment terminates. Amounts paid under our deferred compensation plans, both deferrals and earnings, are paid directly by us; these plans are unfunded and nonqualified.

In all of the deferral plans except one, each participant’s account is fully vested and non-forfeitable. Except for the possibility of being paid out at one time rather than another, accounts in such plans are not affected by a termination of employment, change in control, or other event.

The deferral plan that differs from the others is our Directors’ and Executives’ Deferred Compensation Plan (“1985 D&E Plan”). The 1985 D&E Plan’s purpose was both to provide for a deferral opportunity for participants and also to provide a strong retention tool for the company. The 1985 D&E Plan ceased taking new deferral contributions in 1995 but several executive officers, including two of the named executives, and several directors continue to have accounts. In furtherance of the retention purpose, the Plan provides that if an executive terminates employment prior to a change in control for a reason other than death, disability or normal retirement, or if an executive joins a competitor after leaving First Horizon, that executive is required to experience the practical forfeiture of his or her account. In that situation, earnings for the participant’s account are to be re-calculated, retroactively, using a much lower deemed interest rate than that used for normal retirement. Because of previous withdrawals mandated by the Plan, at present in every case involving an active executive or director the re-calculation would cause the participant’s account to become zero. The re-calculation is avoided only in a change in control situation or if the Compensation Committee approves a waiver. Additional information concerning the 1985 D&E Plan is available under the caption “Directors’ and Executives’ Deferred Compensation Plan (1985 D&E Plan)” on page 39. The only executive officers named in the Summary Compensation Table who have accounts under the 1985 D&E Plan are Mr. Glass and Ms. Meyerrose. As part of Mr. Glass’s special retirement agreement, the Compensation Committee waived the re-calculation of his account that would have resulted from his early retirement in 2007. See “Special Retirement Agreement for Mr. Glass” beginning on page 64 for additional information.

Information concerning the activities in the past year, and the year-end account balances, of the officers named in the Summary Compensation Table with respect to our prior and current deferred compensation plans and programs is presented in the following table.

Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year($)	Company Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)

Mr. Baker	—	—	520,349	—	6,327,692
Mr. Jordan	—	—	—	—	—
Mr. Burkett	—	—	—	—	—
Mr. Medford	—	—	41,458	—	620,271
Ms. Meyerrose	—	—	(70,516)	—	356,276
Mr. Glass	—	—	(194,429)	3,444,313	1,104,003
Mr. Mosby	—	—	—	—	—
Mr. O’Connor	—	—	(680,451)	11,381	917,675
Mr. Thomas	—	—	(662,106)	26,010	1,699,190

Details concerning information in certain of the columns are presented in the following paragraphs:

(b)

Currently up to 80% of salary and 100% of annual cash bonus may be deferred in our deferred compensation plan for executives. The amounts included in this column represent deferral of bonus payments made in 2007 related to the prior year.

(c)	First Horizon makes no matching or other contributions to nonqualified deferred compensation accounts, other than earnings reported in column (d).

(d)

Earnings include interest for those accounts that earn interest. For accounts that are phantom shares of Company stock or of mutual funds, earnings include increases and decreases of value from January 1 through December 31 of the year. The number in the table nets those amounts as applicable to the individual involved. An above-market portion of all earnings amounts is also reported in the table captioned “Changes in Pension Actuarial Value and Above-Market Earnings on Deferred Compensation for 2007” on page 47.

(e)	Withdrawals are allowed under the plans in the case of hardship, in service distributions selected with the deferral election, and interim distributions provided for under one of the older plans.

(f)

Certain plan accounts are denominated as numbers of shares of First Horizon’s stock or of certain mutual funds. All such accounts are valued based on the fair market value of those shares at fiscal year-end.

The information above excludes information related to our tax-qualified 401(k) Savings Plan. Additional information concerning our deferred compensation plans is given under the caption “Deferral Plans and Programs” beginning on page 39 of this proxy statement.

Employment Contracts, Termination of Employment and Change in Control Arrangements, and Benefits under Them

As mentioned above, we do not have employment agreements with our executives. However, many of our plans and programs contain special provisions regarding termination of employment in various common situations, including in connection with retirement and a change in control of First Horizon. We also have certain other arrangements that deal primarily with retirement and change in control situations. This section provides information concerning those provisions, and other arrangements related to those situations, in relation to the officers named in the Summary Compensation Table.

Termination of Employment Unrelated to a Change in Control

Annual Cash Bonus & Retention Bonus

If an executive resigned or was discharged prior to the bonus payment date (early in 2008), the annual cash bonus for 2007 normally would not be paid. Similarly, the terms of our 2007 retention bonuses require each executive who received one to repay the bonus if the executive does not remain employed for the duration of the one-year retention period.

If an executive officer died, became disabled, or retired early or normally before payment of the annual cash bonus for a particular year, the annual cash bonus for that year normally would be paid in whole or part based on actual achievement of the applicable goals for that year. The amount of bonus would depend significantly on when (relative to the performance period) the retirement occurred and on the exercise of discretion by the Compensation Committee, among other things. Retention bonuses for 2007 have no special provisions for death, disability, or retirement, and so would be forfeited if employment terminated during the retention period unless the Committee exercised discretion to modify that result.

Stock Incentives

Unvested stock options terminate at the time of resignation or discharge. Vested stock options terminate immediately after resignation and three months after discharge. In the case of death, disability, or normal retirement, unvested stock options continue vesting for three years (five years in the case of options granted in connection with a deferral of earned cash compensation) but not beyond their original term, and vested options remain outstanding for the same three- or five-year period, as applicable. For options granted prior to 2006 an early retirement is treated the same as a normal retirement, but for options granted after 2005 an early retirement is treated as a resignation.

Restricted stock (including PARSAP) shares that are not vested, and PSU, LTIP, and other performance-based awards as to which the performance period has not passed, normally are forfeited at the time of a resignation or discharge. In the case of death or disability: restricted stock shares generally vest in proportion to the amount of the vesting period that has passed, and the remainder are forfeited, and PSU, LTIP, and other performance-based awards generally are forfeited unless the Compensation Committee chooses to act to retain or vest the awards in whole or part.

For awards under the 2003 Equity Compensation Plan, the awards would be forfeited upon retirement unless the Compensation Committee used its discretion to vest shares in whole or part. In the past, the Committee on occasion has acted to vest restricted stock pro rata (based on the portion of the vesting period worked) in connection with normal retirement situations that do not involve any adverse factors, and on occasion has acted to vest restricted stock in whole or in part when early or normal retirement has been accompanied by a special severance arrangement (described under the captions “Special Retirement Agreements” and “Other Agreements and Arrangements” beginning on pages 42 and 64, respectively). When Mr. Glass retired in 2007, the Committee took such pro-rata action with respect to half of one of his stock awards, but the rest of that award and all other such awards were allowed to forfeit in accordance with their terms.

PSUs, LTIPs, and other long-term performance-based awards generally are forfeited upon death, disability, or any early or normal retirement during the performance period unless the Committee acts to prevent forfeiture in its discretion. In the past, when the Committee has exercised that discretion, it has not vested awards but instead has preserved them in proportion to the amount of performance period that the retiree worked. Awards preserved in that manner remain subject to satisfaction of all applicable performance requirements for the full performance period. When Mr. Glass retired in 2007, the Committee did not preserve any of his unvested performance-based awards.

Pension Plan and Pension Restoration Plan

The Pension and Pension Restoration Plans generally operate as a single plan in terms of defining the pension benefit payable to executives. Additional information concerning our pension plans and benefits payable under them is provided under the captions “Pension Plan” and “Pension Restoration Plan” beginning on page 40.

401(k) Savings Plan

Our 401(k) Savings Plan is a defined contribution plan to which eligible employees may elect to contribute by payroll deduction, up to the limits of the Plan and applicable tax rules. Although we offer a matching contribution, the primary sources of funds for the Plan are deductions from the participants’ paychecks and earnings on those funds. Each participant has an account in the Plan which may be invested in a variety of investment alternatives at the participant’s election, including in shares of our stock. Each account represents actual financial assets held in trust by a corporate trustee. Each of our executive officers participates in the 401(k) Plan and his or her account is fully vested. When employment terminates, payroll additions and any company matching contributions cease. Earnings on accounts continue to accrue until funds are withdrawn. We do not pay earnings on account funds except indirectly, through dividends on company stock held in Plan accounts.

Nonqualified Deferred Compensation Plans

Our nonqualified deferred compensation plans generally provide a tax deferral mechanism for our executives. With the exception of one older plan (the 1985 D&E Plan), account balances are always fully vested and are neither enhanced nor forfeited upon a termination of employment for any reason. Additional information concerning our nonqualified deferred compensation plans is provided under the caption “Nonqualified Defined Contribution and Other Deferred Compensation Plans” beginning on page 61.

Other Agreements and Arrangements

On occasion in the past the Compensation Committee has approved entering into special arrangements or agreements relating to the retirement of certain executive officers. Agreements of that sort are in place with three of the named executive officers, Mr. Baker, Mr. Glass and Mr. Thomas. Information concerning Mr. Baker’s agreement is provided under the caption “Special Retirement Agreement with Mr. Baker” beginning on page 42 of this proxy statement; information concerning Mr. Glass’s and Mr. Thomas’s agreements is in the section immediately following this one.

Special Retirement Agreement with Mr. Glass

Mr. Glass stepped down from his positions as Chairman of the Board, President, and Chief Executive Officer in January 2007, and he retired from the Board and from employment with us in April 2007. Shortly after Mr. Glass announced his retirement we entered into a special retirement agreement with him. Additional information concerning our retirement practices for executives is presented under the heading “Special Retirement Agreements” beginning on page 42 of this proxy statement. Key terms of Mr. Glass’s agreement are highlighted below.

•	Mr. Glass agreed to provide consulting services to the Corporation from his retirement until December 31, 2007. We paid him a total of $600,000 for those consulting services.

•

The terms of Mr. Glass’s outstanding equity awards were not changed, except for one Special Award discussed in the next bullet. The failure to change outstanding awards means that all restricted shares and LTIP awards that were unvested at retirement and all stock options that were granted in 2006 were forfeited upon retirement except for a portion of the Special Award. Other option awards continued to remain outstanding in accordance with their terms.

•

One award granted to Mr. Glass in 2003 in connection with a promotion (“Special Award”) was treated differently from other outstanding equity awards. Mr. Glass’s Special Award was 50,000 shares of restricted stock. Those shares were scheduled to vest 50% in 2007 shortly after his retirement, and 50% in 2009. A pro-rata portion of the 2007 tranche vested at retirement, consisting of 23,750 shares, and the remainder of the Special Award was forfeited.

•

For purposes of the Corporation’s Pension Restoration Plan, Mr. Glass was treated at retirement as if he were age 65 rather than his actual age (60). At retirement Mr. Glass had 33 years of credited service under those plans; those years were not adjusted. Without the age adjustment, Mr. Glass would have qualified at retirement for a combined annual pension benefit under those plans of approximately $319,820. With the age adjustment, Mr. Glass’s annual benefit increased by approximately $115,275. Pension Plan benefits commenced after retirement in 2007. To comply with certain tax regulations, monthly basic and additional benefit payments under the Restoration Plan will be delayed until July 2008, and delayed benefit payments will be paid in a lump sum when monthly payments begin. Mr. Glass retained the right under the respective Plans to make certain lump-sum, marital, and other payment elections under the Plans that could alter the timing of payments and the total amounts actually paid; the Agreement did not affect those Plan provisions.

•

For purposes of the 1985 D&E Plan, Mr. Glass will be treated at retirement as if he were age 65. The 1985 D&E Plan has not accepted new deferrals since 1995, but Mr. Glass has a balance under the Plan. Under the 1985 D&E Plan, early retirement (before age 65) would have subjected Mr. Glass to the risk of a recalculation of his account balance in such a way that the balance could have been reduced to zero. The special retirement agreement provides that Mr. Glass’s balance will not be re-calculated as a result of his early retirement. Mr. Glass’s balance at retirement was $771,177. The 1985 D&E Plan currently pays ordinary interest on balances at 13% per annum. That interest rate, within the context of the entire Plan, has been established at a level intended to provide both retention and long-term non-compete incentives, and is expected to continue to provide a non-compete incentive for Mr. Glass. Under the Plan, Mr. Glass’s balance is required to be distributed in monthly installments beginning in January 2012 over a period of 15 years.

•	Mr. Glass agreed to comply with certain confidentiality and other covenants.

Special Retirement Agreement with Mr. Thomas

Mr. Thomas retired from the Company on February 29, 2008. Shortly before Mr. Thomas’s retirement we entered into a special retirement agreement with him. Additional information concerning our retirement practices for executives is presented under the heading “Special Retirement Agreements” beginning on page 42 of this proxy statement. Key terms of Mr. Thomas’s agreement are highlighted below.

•

The terms of Mr. Thomas’s outstanding equity awards were not changed, except for his grants of restricted stock discussed in the next bullet. The failure to change outstanding awards means that all LTIP awards that were unvested at retirement, and all stock options that were granted in 2006 and 2007, were forfeited upon retirement. Other option awards continued to remain outstanding in accordance with their terms.

•	Mr. Thomas had 25,678 PARSAP shares and 2,607 management restricted shares. A pro-rata portion of these awards vested at retirement, consisting of 20,668 shares, and the remainder were forfeited.

•

For purposes of the Corporation’s Pension Restoration Plan, Mr. Thomas was treated at retirement as if he were age 64 rather than his actual age (59). At retirement Mr. Thomas had 18 years of credited service under those plans; those years were not adjusted. Without the age adjustment, Mr. Thomas would have qualified at retirement for a combined annual pension benefit (with his qualified plan benefit) under that plan of approximately $84,500. With the age adjustment, Mr. Thomas’s annual benefit increased by approximately $41,500. Pension Plan benefits commenced after retirement in 2008. To comply with certain tax regulations, monthly basic and additional benefit payments under the Restoration Plan will be delayed until August 2008 and delayed benefit payments will be paid in a lump sum when monthly payments begin.

•

Mr. Thomas will also receive deferred compensation, life insurance, medical, and other benefits in accordance with the company’s standard plans. He will be eligible for continuation of medical coverage at COBRA rates if the post-retirement medical plan is discontinued.

•	Mr. Thomas agreed to comply with certain confidentiality and other covenants.

Change in Control

Overview

We have special change in control severance agreements with all of the named executive officers except Mr. Medford. In addition, many of our plans and programs have special provisions that apply if we experience a change in control event. This section provides information concerning arrangements and benefits that would apply if we experience a change in control event.

Definition

All of our active plans and programs that have a change in control provision define a change in control event in a substantially similar manner. Our change in control severance agreements have slightly differing terms. The term “change in control” is defined at significant length in formal legal documents. In general terms, however, a change of control includes any of the following events (with change in control severance agreement differences noted):

(a)	A change in a majority of the Board of Directors, with certain exceptions.

(b)	A person or other entity beneficially owns 20 percent or more of our outstanding voting stock, with certain exceptions.

(c)

Our shareholders approve a merger or other business combination, unless (i) more than 50 percent (60% in our severance agreements) of the voting power of the corporation resulting from the business combination is represented by our voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20 percent or more of the resulting corporation, and (iii) at least a majority (two-thirds in our severance agreements) of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the business combination.

(d)	Our shareholders’ approval of a plan of complete liquidation or dissolution or a sale of substantially all of our assets.

Summary of Change in Control Effects

A change in control has the following effects on certain benefit plans, programs, and arrangements in which the named executive officers participate:

•	Annual cash bonuses along with PSU and LTIP awards are prorated through the date of the change in control based on the formula as discussed under the section “Change in Control Severance Agreements”.

•

Restricted stock, restricted stock units, phantom stock units and unvested stock options granted prior to 2007 vest. (If granted in 2007 or later, vesting will not occur unless the grantee experiences certain terminations following the change in control.)

•

Under our Pension Restoration Plan, a lump sum payout is made to participants representing the present value, using a discount rate of 4.2%, of the participant’s scheduled projected benefits, assuming periodic distributions of the participant’s accrued benefit in the normal form under the plan, actuarially adjusted according to a formula for the participant’s age at the time of the change in control.

•

For those executives who entered into change in control severance agreements with us after 2006, our Pension Restoration Plan provides that such executives will continue to accrue age and service credit under the Plan during the agreement’s 36-month severance period if the executive is at least 50 years of age and has at least 10 years of service upon termination following a change in control event. See “Change in Control Severance Agreements” on page 67 for additional information concerning those agreements.

•	Excess funding in the Pension Plan is allocated, according to a formula, to all plan participants and all retirees.

•

Deferred compensation under individual deferral agreements that accrue interest based on the 10-year Treasury rate and certain other benefits are paid over to previously established rabbi trusts. Funds in such trusts will remain available for the benefit of our general creditors prior to distribution.

•	Our Survivor Benefits Plan generally cannot be amended to reduce benefits.

•

Under the 1985 D&E Plan, a lump sum payout is made to participating employees and certain terminated employees representing the present value, using a discount rate of 4.2%, of the participant’s scheduled projected distributions, assuming employment through normal retirement date and continued interest accruals at above-market rates. Additional information concerning the 1985 D&E Plan is provided under the captions “Directors’ and Executives’ Deferred Compensation Plan (1985 D&E Plan)” and “Nonqualified Defined Contribution and Other Deferred Contribution Plans” beginning on pages 39 and 61 respectively.

•

Our change in control severance agreements, discussed in the next section, provide certain benefits to those executives whose employment is terminated in specified ways following the change in control.

Change in Control Severance Agreements

At the end of 2007 we had change in control severance contracts with all of our named executive officers except Mr. Medford. Those contracts provide generally for a payment equal to three times annual base salary plus three times a “bonus amount” if we discharge the officer other than for disability, retirement, or cause, or if the officer resigns for good reason (as specified in the contracts), in either case within 36 months after a change in control event. For corporate officers, the “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses, with certain exceptions for executives who have participated in our executive bonus plan less than five years. With respect to named executive officers whose annual cash bonuses are based on a percentage of business unit earnings, the “bonus amount” cannot exceed 100% of annual base salary. The contracts provide generally for an excise tax gross-up with respect to any taxes incurred under U.S. tax code section 4999 following a change in control, except that severance payments are to be reduced if a small reduction (up to 5% or $50,000) would avoid the excise tax. The contracts provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are included in the contracts. These contracts are not employment agreements and do not guarantee employment for any term or period; they only apply if a change in control occurs. Each contract could be terminated unilaterally upon three years’ prior notice or by mutual consent at any time. Mr. O’Connor’s agreement is an older form which defines the “bonus amount” as the target bonus and does not include the CIC agreement changes discussed in the Compensation Discussion and Analysis under “Other Post-Employment Benefits” beginning on page 41 of this proxy statement.

Additional information about these contracts is provided under the captions “Other Post-Employment Benefits–Change in Control Severance Agreements” and “Summary of Potential Payments upon a Change in Control” beginning on pages 42 and 67, respectively. As part of our recent comprehensive review of executive compensation, the Committee approved significant changes to the executive change in control severance agreements early in 2007. Key differences between our current agreements and their predecessor agreements are outlined under the heading “Other Post-Employment Benefits” beginning on page 41 of this proxy statement.

Summary of Potential Payments Upon a Change in Control

The table below summarizes information about the potential amounts that would be paid or payable to the named executives (except Mr. Glass) if following a change in control their employment with us had terminated on December 31, 2007. The closing stock price on December 31 ($18.15 per share) is used when valuing stock based award payments. Also, the actual ages and years of service of each named officer on that date were used when valuing the Pension and Restoration Plan benefits. For purposes of the table, we have made these assumptions and adjustments: (1) the present value of future health and welfare and other non-cash benefits is calculated by using current costs to the company; (2) the value of non-forfeited stock options is measured when employment is assumed to have terminated based solely on our stock value at that time, which assumes that options having no value on the termination date ultimately will have no value prior to their expiration dates and (3) the circumstances of the termination are such that the cash severance benefit is fully payable. Mr. Glass is not presented in the table below as he would not have received change in control benefits as of December 31, 2007 due to his retirement in 2007. Mr. Medford does not have a CIC agreement; therefore, the amount shown in the table below represents a severance benefit of one times salary per the Severance Plan provided to all employees.

Many of the amounts shown in the table below primarily accelerate the timing of payment of an amount that would have been paid eventually, and do not increase the amount paid. Nevertheless, all amounts are shown on a gross, rather than incremental, basis for the sake of completeness.

Potential Value of Payments Upon An Assumed
Termination of Employment At Year-End 2007 Under a Change in Control

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name & Event	Cash Severance	Pro-rated Bonus	Stock- Based Awards	Pension & Restoration Plans	Non-Qual Deferred Compensation	Health and Welfare	Tax Gross- ups	Other	Total

Mr. Baker	4,800,000	800,000	2,433,855	2,171,954	—	52,090	3,351,559	25,000	13,634,458

Mr. Jordan	3,900,000	650,000	552,063	—	—	52,092	1,921,966	25,000	7,101,121

Mr. Burkett	3,683,848	523,949	1,715,309	1,054,160	—	52,092	2,622,368	25,000	9,676,726

Mr. Medford	621,000	—	74,281	—	—	—	—	—	621,000

Ms. Meyerrose	1,903,673	164,558	1,171,098	794,213	360,274	52,092	1,624,307	25,000	6,095,215

Mr. Mosby	1,311,716	84,239	926,824	159,752	—	52,092	1,062,125	25,000	3,621,748

Mr. O’Connor	2,250,000	375,000	1,000,793	229,091	—	52,092	1,377,390	25,000	5,309,366

Mr. Thomas	1,944,559	208,186	1,191,665	620,779	—	52,092	—	25,000	4,042,281

Director Compensation

Information concerning the compensation of our non-employee directors paid or earned during 2007 is presented in the table below. Mr. Baker, our President and Chief Executive Officer, serves on our Board but does not receive any compensation under the plans, programs, and practices described below. Similarly his predecessor, Mr. Glass, served on the Board but was not paid as a non-employee director. Mr. Rose has served on our Board as a non-employee director for many years. Mr. Rose was appointed Chairman of the Board on January 29, 2007, which is an executive officer position. As an executive, Mr. Rose became ineligible for compensation as a non-employee director at that time; however, he was paid as a non-employee director in 2007 prior to that change in status, and previously- granted equity awards were not affected by that change. The information in the table below excludes any compensation paid to Mr. Rose in his executive officer role.

Director Compensation for 2007

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dr. Blattberg	90,000	$33,692	—	—	43,008	—	166,700
Mr. Carter*	35,500	$24,126	—	—	—	—	59,626
Mr. Cooper	78,000	$61,840	—	—	—	—	139,840
Mr. Haslam	67,500	$44,344	—	—	—	—	111,844
Mr. Martin	97,000	$51,656	—	—	3,228	—	151,884
Ms. Palmer	100,500	$51,656	—	—	3,575	—	155,731
Mr. Reed	82,500	$91,293	—	—	—	—	173,793
Mr. Rose**	19,750	$5,575	—	—	46,411	—	71,736
Ms. Sammons	72,500	$46,509	—	—	—	—	119,009
Mr. Sansom	71,500	$26,070	—	—	46,374	2,400	146,344
Mr. Ward***	—	$2,520	—	—	—	—	2,520
Mr. Yancy	83,000	$28,276	—	—	—	—	111,276

*	Mr. Carter first was elected to the Board on July 17, 2007.

**

Mr. Rose was a non-employee director until January 29, 2007. At that time he was elected as Chairman of the Board, which is an executive office. Although Mr. Rose has remained on the Board, he ceased to receive compensation as a director once he became Chairman. Information concerning his compensation in this section relates only to his service on the Board prior to becoming Chairman of the Board.

***	Mr. Ward resigned from the Board effective January 16, 2007.

Details concerning information in the columns are presented in the following paragraphs:

(b)	Included in this column are all fees and retainers paid in cash, whether or not receipt was deferred.

(c)

Restricted Stock and Restricted Stock Units. Through 2006, it was our practice to award all non-employee directors shares of restricted stock such that each such director had 800 shares of our restricted stock vesting each year and each received at all times during his or her tenure as a director dividends or dividend equivalents on 8,000 shares of our common stock. If the individual’s directorship terminates for any reason other than death, disability (defined as total and permanent disability), retirement (defined as any termination not caused by death or disability after the attainment of age 65 or 10 years of service as a director), or a change in control (as defined in the 2003 Equity Compensation Plan), all shares that at the time remain restricted will be forfeited.

Beginning in 2007, each April directors receive restricted stock units (RSUs) having a grant-date value of $45,000. RSUs vest the following year if the director remains in office for the year and are paid in shares. Dividend equivalents accrue during the vesting period and are paid in cash at vesting. Grants are pro-rated for anyone elected to the Board outside of our annual meeting. Since old unvested restricted shares remain outstanding, the RSU program is being phased in so that each director will have one of the following occur each year: 800 restricted shares will vest; or a full grant of RSUs will vest; or a combination of restricted shares (less than 800) and RSUs (less than 100%) will vest. Because of the phase-in requirement, in 2007 Mr. Carter and Mr. Haslam received RSUs.

Accounting Values. The dollar values shown in column (c) reflect accounting expenses accrued during the year shown, and are only partially related to awards granted during the year. Those accounting expenses are based on values determined as of the grant date of each award using the same assumptions, valuation method, and amortization method used for accounting purposes in our financial statements. The accounting valuation method makes several assumptions about the growth and volatility of our stock value, vesting, forfeiture, and other matters. The amortization method makes further assumptions concerning the expected vesting and duration of the awards. A discussion of those assumptions and methods appears in note 21 to our 2007 annual report to shareh olders. Actual future events may be substantially inconsistent with those assumptions.

Also, in most cases the total value of an award is amortized over more than one year. In those cases the amount amortized in a single year is only a portion of the total accounting value of the award, and the amount shown in the Director Compensation Table for that award type often represents the sum of several such portions for several awards granted over several years.

For all those reasons, the actual values realized by an award holder may, and often will, differ substantially from the accounting values reflected in column (c).

Grant Date Fair Value. In 2007, no director received a grant of restricted stock, and only Mr. Carter and Mr. Haslam received RSUs. Mr. Carter received 900 RSUs upon his election to the Board in July with an accounting value measured on the grant date of $37.53; all of his RSUs vested in February 2008. Mr. Haslam received 851 RSUs April 2007 with an accounting value measured on the grant date of $39.66. All of Mr. Haslam’s RSUs vested in February 2008.

Earnings. Column (c) also includes earnings (dividends) paid or payable during the year on all restricted shares that had not yet vested by year-end, as well as all dividend equivalents accrued on RSUs, regardless of when granted. The earnings amounts included in column (c) were: Dr. Blattberg, $5,040; Mr. Carter, $0; Mr. Cooper, $11,880; Mr. Haslam, $2,880; Mr. Martin, $9,360; Ms. Palmer, $9,360; Mr. Reed, $13,680; Mr. Rose, $720; Ms. Sammons, $10,080; Mr. Sansom, $3,600; Mr. Ward, $2,520; and Mr. Yancy, $7,740.

(d)

Options. No stock options were granted to non-employee directors in 2007. Prior option grants from now-expired plans remain outstanding. All column (d) amounts represent the amortized expense used for accounting purposes in our financial statements during each year shown associated with stock option grants in prior years.

(c)/(d)	Outstanding Restricted Shares, RSUs, and Options. At December 31, 2007, our non-employee directors held the unvested shares of restricted stock and unexercised options shown in the following table:

Summary of Equity Awards
Outstanding at Year-End 2007

Name	Shares of Unvested Restricted Stock (#)	Unvested RSUs (#)	Shares Covered by Stock Options (#)

Dr. Blattberg	2,400	—	34,512
Mr. Carter	—	900	—
Mr. Cooper	6,400	—	—
Mr. Haslam	1,200	851	47,253
Mr. Martin	4,800	—	39,220
Ms. Palmer	4,800	—	73,542
Mr. Reed	7,200	—	—
Mr. Rose	—	—	38,150
Ms. Sammons	4,800	—	2,493
Mr. Sansom	1,600	—	88,409
Mr. Ward	—	—	3,767
Mr. Yancy	3,600	—	10,634

Additional information concerning outstanding restricted stock and stock options appears under the caption “Outstanding Equity Awards at Fiscal Year-End” beginning on page 53.

(e)	Our non-employee directors do not receive cash incentive compensation.

(f)	Our non-employee directors do not participate in our Pension or other retirement plans.

Above-Market Earnings on Deferred Compensation. Our non-employee directors have historically had the ability to defer their compensation into deferred compensation plan accounts. The amounts in column (f) include all above-market interest accrued during the year on all deferred compensation accounts, whether or not paid during the year. For this purpose, the Securities and Exchange Commission requires us to use one or more rates specified in certain Internal Revenue Service publications as the applicable ‘market’ rate(s) in each situation.

(g)

Other benefits. Mr. Samson also serves on the Bank’s regional advisory board for the Knoxville, Tennessee banking markets. Mr. Samson’s advisory board meeting fees are reflected in this column. In addition, the following other benefits have been approved by the Board as additional compensation to non-employee directors for service as a director: a personal account executive, a no fee personal checking account for the director and his or her spouse, a FirstCheck debit card, a no fee VISA card, no fee for a safe deposit box, no fee for traveler’s checks and cashier’s checks, and if the Board has authorized a stock repurchase program, the repurchase of shares of our common stock at the day’s volume-weighted average price with no payment of any fees or commissions if the repurchase of the director’s shares is otherwise permissible under the repurchase program that has been authorized. The aggregate incremental cost to First Horizon of those benefits is less than $10,000 per person and is not included in the column.

The dollar amounts in the table above are paid under various practices and plans described in the following paragraphs.

Each non-employee director is paid a cash retainer quarterly at an annual rate of $45,000 plus a fee of $2,000 for each day of each Board meeting attended. In addition, each such director receives $1,500 for each day of each committee meeting (other than an Audit Committee meeting) attended and $2,000 for each day of each Audit Committee meeting attended. The Audit Committee chairperson is paid $5,000 per Audit Committee meeting attended (inclusive of committee meeting fees), and the chairpersons of the other committees are paid $4,000 per committee meeting attended (inclusive of committee meeting fees). The cash retainer is augmented by annual grants of RSUs, discussed in the note to column (c) of the Director Compensation table above, having a grant-date value of $45,000. However, only two directors received RSUs in 2007 because the RSU program is being phased in over several years as the predecessor restricted stock program expires. Our practice is to hold our Board and committee meetings jointly with the Bank’s Board and committees. Directors are not separately compensated for Bank Board or Bank committee meetings except for those infrequent meetings that do not occur jointly.

Under the First Horizon National Corporation Nonqualified Deferred Compensation Plan, non-employee directors have deferred and may currently defer amounts that earn returns indexed to the performance of certain mutual funds selected by the non-employee director. These mutual funds merely serve as the measuring device to determine the director’s rate of return, and the director has no ownership interest in the mutual funds selected. First Horizon hedges its obligations related to such mutual fund deferrals.

Our non-employee directors have historically had the option to defer their compensation under several different plans. Under the 2000 Non-Employee Directors’ Deferred Compensation Stock Option Plan, which expired in January 2005, all non-employee directors could elect to receive stock options in lieu of fees. Deferred compensation options had an exercise price of 50 percent (80 percent for options granted for 2002, 2001, and 2000 and 85 percent for options granted for years prior to 2000) of fair market value on the grant date. Each participant was required to forego the right to receive cash fees which he or she would earn. The amount of the foregone cash plus the option exercise price was required to equal or exceed 100% of our stock’s fair market value on the issue date of the options. Although new deferrals have not been permitted under this plan since January 2005, options granted with respect to compensation earned prior to January 2005 are still outstanding.

Under the 1985 D&E Plan, from 1985 to 1995 non-employee directors could elect to defer fees earned and receive an accrual of interest at rates ranging from 17-22 percent annually, with a reduction to a guaranteed rate based on 10-year Treasury obligations if a participant terminates service prior to a change in control for a reason other than death, disability or retirement. For the 2007 plan year, these interest rates were reduced for most participants, including all four current non-employee directors who are participants in the plan, to 13%. Interim distributions in an amount between 85 percent and 100 percent of the amount originally deferred were made in the eighth through the eleventh years following the year of deferral, with the amount remaining in a participant’s account and accrued interest generally paid monthly over the 15 years following retirement at or after age 65. Certain restrictions and limitations apply on payments and distributions. Although new deferrals have not been permitted under that plan since 1995, interest continues to accrue on accounts that have not been fully distributed. The non-employee directors who have accounts under this old plan are Messrs. Blattberg, Martin, and Sansom and Ms. Palmer. Mr. Rose, who was a non-employee director prior to being named our Chairman of the Board on January 29, 2007, also has an account under this old plan. In the past, non-employee directors have also had the option under other deferral agreements to defer amounts which generally accrue interest at a rate tied to 10-year Treasury obligations. No new deferrals have been made since 1995 under these agreements, but interest continues to accrue on certain older accounts. The non-employee directors who had accounts under this plan during 2007 are Messrs. Blattberg and Sansom and Ms. Palmer. Mr. Rose also has an account under this plan.

We also reimburse our directors for their expenses incurred in attending meetings, which is not considered to be compensation.

Outstanding Equity Awards at Fiscal Year-End (Non-Employee Directors)

As mentioned previously, we no longer grant options or restricted stock to non-employee directors, and only two directors, Mr. Carter and Mr. Haslam, received a grant of RSUs in 2007. However, stock options previously were available to non-employee directors in connection with deferral elections, and our long-term restricted stock program for non-employee directors granted long-term awards from 1992 through 2006. Many of those old awards are outstanding and, in the case of shares, unvested. The following table provides information about stock options, restricted stock, and RSUs held at December 31, 2007 by the non-employee directors as shown above in the Director Compensation table. All options reported have vested, and only unvested restricted shares are reported. We have no performance cash or equity plan or program for non-employee directors.

Outstanding Equity Awards at Fiscal Year-End 2007
Held by Non-Employee Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock Awards
Name	Number of Securities underlying Unexercised Options(#)	Option Exercise Price($/sh)	Option Expiration Date	Number of shares or units of stock held that have not vested(#)	Market value of shares or units of stock that have not vested($)

Dr. Blattberg				2,400	$43,404
	1,195	$22.60	7/1/14
	1,524	$21.65	1/3/15
	3,722	$28.16	12/31/17
	3,708	$26.72	6/30/18
	3,292	$31.85	12/31/18
	3,380	$32.67	6/30/19
	3,819	$24.49	12/31/19
	3,108	$22.63	1/2/21
	2,589	$28.19	7/2/21
	2,298	$28.70	1/2/22
	1,908	$30.42	7/1/22
	2,257	$29.24	1/2/23
	661	$21.94	7/1/23
	1,051	$21.89	1/2/24

Mr. Carter	—	—	—	900	$16,277

Mr. Cooper	—	—	—	6,400	$115,744

Mr. Haslam				2,051	$37,092
	1,062	$22.60	7/1/14
	1,109	$21.65	1/3/15
	2,608	$13.02	6/30/16
	4,946	$16.05	12/31/16
	4,138	$20.53	6/30/17
	3,018	$28.16	12/31/17
	2,754	$26.72	6/30/18
	3,025	$31.85	12/31/18
	2,600	$32.67	6/30/19
	3,472	$24.49	12/31/19
	4,775	$14.22	7/3/20
	2,664	$22.63	1/2/21
	2,376	$28.19	7/2/21
	2,298	$28.70	1/2/22
	2,303	$30.42	7/1/22
	2,257	$29.24	1/2/23
	752	$21.94	7/1/23
	1,096	$21.89	1/2/24

Mr. Martin				4,800	$86,808
	1,637	$22.60	7/1/14
	1,432	$21.65	1/3/15
	4,744	$20.53	6/30/17
	4,124	$28.16	12/31/17
	3,919	$26.72	6/30/18
	3,292	$31.85	12/31/18
	2,903	$32.67	6/30/19
	2,778	$24.49	12/31/19
	2,487	$22.63	1/2/21

Outstanding Equity Awards at Fiscal Year-End 2007
Held by Non-Employee Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock Awards
Name	Number of Securities underlying Unexercised Options(#)	Option Exercise Price($/sh)	Option Expiration Date	Number of shares or units of stock held that have not vested(#)	Market value of shares or units of stock that have not vested($)

	2,376	$28.19	7/2/21
	2,507	$28.70	1/2/22
	2,368	$30.42	7/1/22
	2,599	$29.24	1/2/23
	912	$21.94	7/1/23
	1,142	$21.89	1/2/24

Ms. Palmer				4,800	$86,808
	1,504	$22.60	7/1/14
	1,570	$21.65	1/3/15
	7,720	$9.79	6/30/15
	6,632	$12.82	12/31/15
	6,782	$13.02	6/30/16
	7,138	$16.05	12/31/16
	4,468	$20.53	6/30/17
	3,924	$28.16	12/31/17
	3,496	$26.72	6/30/18
	3,648	$31.85	12/31/18
	3,206	$32.67	6/30/19
	3,819	$24.49	12/31/19
	4,354	$14.22	7/3/20
	2,931	$22.63	1/2/21
	2,589	$28.19	7/2/21
	2,577	$28.70	1/2/22
	2,303	$30.42	7/1/22
	2,257	$29.24	1/2/23
	934	$21.94	7/1/23
	1,690	$21.89	1/2/24

Mr. Reed	—	—	—	7,200	$130,212

Mr. Rose*	1,150	$22.60	7/1/14
	1,155	$21.65	1/3/15
	4,414	$20.53	6/30/17
	3,220	$28.16	12/31/17
	3,602	$26.72	6/30/18
	2,847	$31.85	12/31/18
	2,946	$32.67	6/30/19
	3,472	$24.49	12/31/19
	2,664	$22.63	1/2/21
	2,518	$28.19	7/2/21
	2,716	$28.70	1/2/22
	2,566	$30.42	7/1/22
	2,804	$29.24	1/2/23
	843	$21.94	7/1/23
	1,233	$21.89	1/2/24

Ms. Sammons				4,800	$86,808
	929	$22.60	7/1/14
	1,201	$21.65	1/3/15

Outstanding Equity Awards at Fiscal Year-End 2007
Held by Non-Employee Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock Awards
Name	Number of Securities underlying Unexercised Options(#)	Option Exercise Price($/sh)	Option Expiration Date	Number of shares or units of stock held that have not vested(#)	Market value of shares or units of stock that have not vested($)

	363	$21.89	1/2/24

Mr. Sansom				1,600	$28,936
	1,150	$22.60	7/1/14
	1,201	$21.65	1/3/15
	9,456	$9.79	6/30/15
	9,372	$12.82	12/31/15
	8,956	$13.02	6/30/16
	7,774	$16.05	12/31/16
	5,794	$20.53	6/30/17
	4,426	$28.16	12/31/17
	4,873	$26.72	6/30/18
	4,093	$31.85	12/31/18
	3,943	$32.67	6/30/19
	4,977	$24.49	12/31/19
	5,478	$14.22	7/3/20
	4,174	$22.63	1/2/21
	2,589	$28.19	7/2/21
	2,646	$28.70	1/2/22
	2,763	$30.42	7/1/22
	2,736	$29.24	1/2//23
	866	$21.94	7/1/23
	1,142	$21.89	1/2/24

Mr. Ward	1,150	$22.60	1/16/08
	1,293	$21.65	1/16/08
	91	$21.94	1/16/08
	1,233	$21.89	1/16/08

Mr. Yancy				3,600	$65,106
	1,106	$22.60	7/1/14
	1,155	$21.65	1/3/15
	1,149	$28.70	1/2/22
	2,434	$30.42	7/1/22
	2,668	$29.24	1/2/23
	843	$21.94	7/1/23
	1,279	$21.89	1/2/24

*

Mr. Rose was awarded 44,549 stock options shortly after he was named Chairman of the Board. These options are not reflected in the table above as they do not relate to his compensation as a non- employee director.

Details concerning information in certain of the columns are presented in the following paragraphs:

(e)

The awards included in column (e) all are unvested restricted stock shares and RSUs outstanding on December 31, 2007. All of Mr. Ward’s unvested shares were forfeited when he left the Board in January 2007.

(f)

The values in column (f) reflect the fair market value at December 31, 2007 of the unvested restricted shares held by the named persons, with no discount for the risk that the award might be forfeited or for the time remaining before vesting. The values are not based on financial accounting assumptions or methods.

The vesting dates of those shares in column (e) are:

Vesting Dates of Non-Employee Director Restricted
Stock & RSU Awards Outstanding at Year-End 2007

Name	Grant Date	Vesting Dates	Shares of Stock Vesting Each Year(#)	Total Shares Unvested(#)

Dr. Blattberg	4/17/03	4/30 of each year 2008-2010	200	600
	5/1/2005	4/30 of each year 2008-2010	600	1,800
Mr. Carter	7/20/07	2/11/08	900	900
Mr. Cooper	1/18/05	1/31 of each year 2008-2015	800	6,400
Mr. Haslam	4/17/03	4/30 of each year 2008-2013	200	1,200
	4/20/07	2/11/08	851	851
Mr. Martin	4/17/03	4/30 of each year 2008-2013	200	1,200
	5/1/05	4/30 of each year 2008-2013	600	3,600
Ms. Palmer	4/17/03	4/30 of each year 2008-2013	200	1,200
	5/1/05	4/30 of each year 2008-2013	600	3,600
Mr. Reed	4/18/06	4/30 of each year 2008-2016	800	7,200
Ms. Sammons	4/17/03	10/31 of each year 2008-2013	800	4,800
Mr. Sansom	4/17/03	4/30 of each year 2008-2009	200	400
	5/1/05	4/30 of each year 2008-2009	600	1,200
Mr. Yancy	4/17/03	4/30 of each year 2008-2013	200	1,200
	11/1/01	10/31 of each year 2008-2011	600	2,400

Non-Employee Director Option Exercises and Stock Vested

The following table provides information about stock options and similar rights exercised during 2007 by the non-employee directors named in the Director Compensation table and restricted shares that vested during 2007. Each director had 800 restricted shares vest during 2007 except for Mr. Carter, who was first elected to our Board in July 2007 and received a pro-rated annual grant of RSUs (which vested in early 2008) under our new RSU program that has replaced the old restricted stock program, and Mr. Ward, who resigned from the Board in January 2007.

Non-Employee Director
Option Exercises and Stock Vested During 2007

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized Upon Vesting ($)

Dr. Blattberg	—	—	800	31,668
Mr. Carter	—	—	—	—
Mr. Cooper	—	—	800	34,668
Mr. Haslam	—	—	800	31,668
Mr. Martin	—	—	800	31,668
Ms. Palmer	—	—	800	31,668
Mr. Reed	—	—	800	31,668
Mr. Rose	—	—	800	31,668
Ms. Sammons	—	—	800	20,864
Mr. Sansom	—	—	800	31,668
Mr. Ward	—	—	—	—
Mr. Yancy	—	—	800	23,565

Details concerning information in certain of the columns are presented in the following paragraphs:

(e)

Values in column (e) represent the fair market value of the shares on the respective vesting dates. Vesting dates (and therefore vesting values) differed among directors for these reasons: (1) director shares vest on the anniversary dates of grant, they have been granted initially when a director first joins the Board, and few directors joined on the same date; (2) second grants (ten years after initial grants) have varied due to prospective retirement ages at the time of grant; and (3) many directors were affected by transitional grants in 2003 which increased the vesting rate from 600 shares each year to 800.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of all forms filed.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year (and in prior years, as noted below) our officers and directors complied with all applicable Section 16(a) filing requirements, except as noted below.

Mr. Baker and Mr. Glass inadvertently failed timely to file one required Form 4 each with respect to the forfeiture of performance shares and performance options as to which performance criteria were not met. Mr. Rose inadvertently failed timely to file one required Form 4 with respect to the grant of a stock option. The Form 4 filings with respect to these transactions were made one day after they were due, and none of these transactions gave rise to liability for any short-swing profit. In addition, Mr. Rose inadvertently failed timely to file three other required Form 4s, one with respect to a sale of shares in connection with the closing of a dividend reinvestment account in 2004, one with respect to an acquisition of shares in 2005, and one with respect to a distribution of shares from a limited partnership in 2007. A Form 5 has been filed reporting these transactions, and none gave rise to liability for any short-swing profit.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is available free of charge to each shareholder of record upon written request to the Treasurer, First Horizon National Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders’ meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders.

The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of each exhibit to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

BY ORDER OF THE BOARD OF DIRECTORS

CLYDE A. BILLINGS, JR.
Senior Vice President,
Assistant General Counsel and
Corporate Secretary

March 10, 2008

Appendix A

ARTICLE 12 OF FIRST HORIZON’S CHARTER

12. NUMBER, ELECTION AND TERMS OF DIRECTORS.

(a) The number of directors of the Corporation which shall constitute the entire Board of Directors shall be fixed from time to time in the Bylaws of the Corporation. Any such determination shall continue in effect unless and until changed, but no such changes shall affect the term of any director then in office. At the annual meeting of shareholders that is held in calendar year 2008, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of shareholders that is held in calendar year 2011; provided, however, that any director whose term expires at the 2008 annual meeting solely due to the operation of Section 48-18-105(d) of the Tennessee Business Corporation Act shall be elected for the remainder of the term of the class of directors to which he or she has been assigned. Commencing at the annual meeting of shareholders that is held in calendar year 2009, directors shall be elected annually for terms of one year, except that any director in office at the 2009 annual meeting whose term expires at the annual meeting of shareholders held in calendar year 2010 or 2011 shall continue to hold office until the end of the term for which such director was elected. In all cases, directors shall hold office until their respective successors are duly elected and qualified. ~~Upon the adoption of this Article 12, the directors shall be divided into three classes (I, II and III), as nearly equal in number as possible. The initial term of office for members of Class I shall expire at the annual meeting of shareholder in 1988; the initial term of office for members of Class II shall expire at the annual meeting of shareholders in 1989; and the initial term of office for members of Class III shall expire at the annual meeting of shareholders in 1990. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, and shall continue to hold office until their respective successors are duly elected and qualified. In the event of any increase in the number of directors of the Corporation, the additional directors shall be so classified that all classes of directors have as nearly equal number of directors as may be possible. In the event of any decrease in the number of directors of the Corporation, all classes of directors shall be decreased equally as nearly as may be possible.~~

(b) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or any other cause (except removal from office) shall be filled only by the Board of Directors, provided that a quorum is then in office and present, or only by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Any vacancies on the Board of Directors resulting from removal from office may be filled by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock or, if the shareholders do not so fill such a vacancy, by a majority of the directors then in office. ~~Directors elected to fill a newly created directorship or other vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor has been duly elected and qualified. The directors of any class of~~ Directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock.

(c) The Bylaws or any Bylaw of the Corporation may be adopted, amended or repealed only by the affirmative vote of not less than a majority of the directors then in office at any regular or special meeting of directors, or by the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all outstanding voting stock at any annual meeting or any special meeting called for that purpose. Any provision of the Charter which is inconsistent with any provision of the Bylaws of the Corporation may be adopted only by the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all outstanding voting stock at any annual meeting or any special meeting called for that purpose.

(d) Notwithstanding any other provisions of this Charter or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Charter, the Bylaws of the Corporation or otherwise), the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all outstanding voting stock shall be required to adopt any provisions inconsistent with, or to amend or repeal, this Article 12.

A-1

(e) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Charter applicable thereto ,  ~~and such directors so elected shall not be divided into classes pursuant to this Article 12 unless expressly provided by such terms~~.

A-2

Appendix B

SECTION 10.5 OF FIRST HORIZON’S BYLAWS

10.5 Bylaw Amendments. The Board of Directors shall have power to make, amend and repeal the Bylaws or any Bylaw of the Corporation by vote of not less than a majority of the directors then in office, at any regular or special meeting of the Board of Directors. The shareholders may make, amend and repeal the Bylaws or any Bylaw of this Corporation at any annual meeting or at a special meeting called for that purpose only by the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all outstanding voting stock, and all Bylaws made by the directors may be amended or repealed by the shareholders only by the vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all outstanding voting stock. Without further authorization, at any time the Bylaws are amended, the Secretary is authorized to restate the Bylaws to reflect such amendment, and the Bylaws, as so restated, shall be the Bylaws of the Corporation.

B-1

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Appendix C

FIRST HORIZON NATIONAL CORPORATION
CORPORATE GOVERNANCE GUIDELINES
(Amended and Restated January 14, 2008)

I. Introduction

The Board, on the recommendation of its Human Resources Committee (which was acting as the Company’s corporate governance committee prior to the establishment by the Board of a separate Nominating & Corporate Governance Committee in January of 2004), has developed and adopted a set of corporate governance principles to provide directors with guidance as to their legal accountabilities, to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. The Board’s role is to oversee management, and it retains the decisive voice on certain major corporate actions. The following principles include existing policies, procedures and practices of the Company, many of which have been in place or evolved over a number of years.

Mission Statement. The Company has adopted the following mission statement:

The Company’s vision is to be a premier national financial services company, dedicated to creating the highest levels of value and producing long-term levels of industry-leading profitability and growth.

Core Values. The Company has adopted the following six core values:

➢

Employees first — We hire, retain and develop the best people, ensuring that every employee has the opportunity to demonstrate high performance and succeed. Also, we’ll nurture our Firstpower culture as our competitive advantage.

➢	Exceptional teamwork — As one enterprise, we exhibit an uncommon ability to work together, based on interdependence and trust.
➢	Individual accountability — As owners, we take individual responsibility for our overall success.
➢	Absolute determination — When we identify a goal, we are committed to getting it done. We execute with speed and diligence and take pride in going above and beyond.
➢	Knowing our customers — We create value and build loyalty by understanding and exceeding the expectations of customers in our target markets.
➢	Doing the right thing — We have the courage to make decisions and take actions based on personal and professional integrity.

Functions of the Board. Nine functions have been identified as central to the role and function of the Board or its committees. These functions are as follows:

➢	Oversight of the conduct of the business.
➢	Selection, evaluation, compensation and succession of Chief Executive Officer and other executive officers, and the periodic review of personnel policies.
➢

Approval of major corporate plans and strategies, policies, decisions, contracts (including certain acquisitions and divestitures) and other actions legally required of the Board or, in the determination of the Board, appropriate for its consideration.

➢	Selection, compensation, and tenure of members of the Board and Board meeting guidelines.
➢	Establishment of Board committees, their duties and membership.
➢	Oversight of financial performance, financial condition and financial reporting, including appropriate systems of control.
➢	Oversight of corporate legal and ethical conduct.
➢	Requirement of appropriate flow of information from management to the Board for the purpose of keeping Board informed and providing an appropriate basis for decision-making.
➢	Performance of such other functions as may be prescribed by law or assigned to the Board under the Charter, Bylaws or other appropriate document.

It is recognized that the role and many of the functions of the Board are evolving and may in the future be altered to reflect changes that occur, such as in the Company’s culture, management style, size, industry and applicable legal and regulatory environment.

II. Board Composition

The composition of the Board should balance the following goals:

➢	A majority of the Board will consist of directors who are “independent” under the listing standards of the New York Stock Exchange, Inc.
➢	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity and contacts relevant to the Company’s business.
➢	The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully.

III. Selection of Chairman of the Board and Chief Executive Officer; Lead Director

Chairman of the Board and Chief Executive Officer. The Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals. Generally, it has been our practice to consolidate these positions because the Board believes that this facilitates the execution of the Company’s strategy.

Lead Director. The Chairperson of the Nominating and Corporate Governance Committee will act as Lead Director for the Board. In this role, he or she will

•

as Chairperson of the Nominating and Corporate Governance Committee, participate in that committee’s scheduling of Board meetings and support the Chairman of the Board in developing the agenda for each Board meeting;

•	preside at executive sessions of the Board;

•

support the Chairman of the Board in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board and, as Chairperson of the Nominating and Corporate Governance Committee, provide a report to the Board on any issues or enhancements related to this topic that arise from the annual Board self-evaluation process;

•

approve the retention of consultants who report directly to the Board, provided that each committee of the Board shall have the authority to select, retain, terminate and approve the fees and other retention terms of consultants, as it deems appropriate, to the extent provided in the committee’s charter;

•	be available for consultation with the Chairman of the Board in advising the chairpersons of the Board committees in fulfilling their designated roles and responsibilities;

•	as Chairperson of the Nominating and Corporate Governance Committee, participate in that committee’s process of identifying, evaluating and making recommendations to the Board on director nominees;

•

as Chairperson of the Nominating and Corporate Governance Committee, participate in that committee’s annual review of the Company’s Corporate Governance Guidelines and oversight of the Company’s corporate governance practices;

•	conduct interviews with individual directors as part of the annual Board self-evaluation process;

•

receive reports from directors who have concerns about another director’s compliance with the Statement of Expectations of Directors pursuant to the Company’s process for individual director performance evaluations;

•

as Chairperson of the Nominating and Corporate Governance Committee, participate in that committee’s oversight of the Board and committee self-evaluations and individual director performance evaluations;

•	as Chairperson of the Nominating and Corporate Governance Committee, participate in that committee’s process of making recommendations for committee membership and chairmanship to the Board; and

•	receive communications from shareholders pursuant to Company’s process for communications with the Board.

IV. Selection of Directors

Nominations. The Board is responsible for selecting the nominees for election to the Company’s Board of Directors. The Company’s Nominating and Corporate Governance Committee is responsible, with input from the Chairman of the Board and the Chief Executive Officer, for recommending to the Board nominees for the class of directors whose term expires at the next annual meeting of the shareholders or one or more nominees to fill vacancies occurring between annual meetings of shareholders. The Nominating and Corporate Governance Committee will discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the Chairman of the Board, the Chief Executive Officer and/or other directors as the Nominating and Corporate Governance Committee determines will enter into a discussion with that nominee. The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders, and any such nominee is given appropriate consideration in the same manner as other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election may do so by submitting in writing such nominees’ names in compliance with the procedures and along with the other information required by the Company’s Bylaws, to the Chairperson of the Nominating and Corporate Governance Committee, in care of the Corporate Secretary.

Criteria. The Board should, based on the recommendation of the Nominating and Corporate Governance Committee, select new nominees for the position of independent director considering the following criteria:

➢	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.
➢	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business.
➢	Diversity of viewpoints, background, experience and other demographics.
➢	Ability and willingness to commit adequate time to Board and committee matters.
➢	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Nominating and Corporate Governance Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors.

Invitation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and the Chief Executive Officer of the Company, together with an independent director.

Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management. Periodically, management should prepare additional materials or educational sessions for the directors on matters relevant to the Company, its business plan and risk profile.

V. Board Tenure

The Board does not believe it should establish term limits, but believes it is important to monitor overall Board performance. A director who would be age 68 or older at the time of election shall not stand for re-election; provided, however, that a director first elected to the Board after attaining age 65 may serve a minimum of two three-year terms. In addition, to maintain a Board of active business and professional persons, directors leaving the principal position (other than by promotion) held at their last election (by retirement or otherwise) will be expected to tender their resignation for consideration by the Board of Directors within three months following the Board’s next regularly scheduled meeting. A resignation will be accepted unless the Board in its judgment determines that (1) the director has assumed another position in which he or she is actively engaged in directing, managing or providing professional services through or to a public, private, non-profit or educational organization or is maintaining sufficient involvement in other activities that would be important to ensure effective service as a Board member, including consideration of the sufficiency of financial, technological, operational, civic, corporate governance-related, governmental or educational activities and/or service as a director of one or more other public companies (2) the director is so engaged in a specific project for the Board as to make the resignation detrimental to the Company, or (3) it is beneficial to the Board and in the best interests of the Company for the director to continue for such period of time as the Board deems appropriate, or to continue subject to the satisfaction of one or more conditions established by the Board.

In an uncontested election, any nominee for director who receives a majority of the votes cast “withheld” from his or her election (a “Majority Withheld Vote”) shall tender his or her resignation promptly following certification of the shareholder vote. The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and a range of possible responses and make a recommendation to the Board. In considering the resignation offer, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by the members of the Committee, including but not limited to the stated reasons why shareholders withheld votes for election from such director, the length of service of the director, the qualifications of the director, the director’s contributions to the Company, the importance of a sufficient number of directors to conduct the Board’s business effectively and the presence of a broad range of experiences and backgrounds on the Board, the Company’s Corporate Governance Guidelines and the Company’s compliance with applicable laws, regulations and the listing standards of the New York Stock Exchange. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. In considering the recommendation of the Nominating and Corporate Governance Committee, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors that the Board deems relevant. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation offer, including an explanation of the decision (or the reason(s) for rejecting the resignation offer, if applicable), in a Form 8-K (or other appropriate report) filed with or furnished to the Securities and Exchange Commission. To the extent that one or more resignations are accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. If any director’s resignation hereunder is not accepted by the Board, such director will serve the remainder of the term for which he or she was elected and until his or her successor has been duly elected and qualified.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if a majority of the members of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then all the directors who are “independent” under the listing standards of the New York Stock Exchange and who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. This committee may, but need not, consist of all of the independent directors who did not receive a Majority Withheld Vote or who were not standing for election.

This portion of the Company’s Corporate Governance Guidelines will be summarized or included in each proxy statement relating to an election of directors of the Company.

VI. Board and Committee Meetings

The Board currently plans at least five meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board or Chairman of the Board. The committees have their own meeting schedules appropriate for the accomplishment of the duties assigned to them, which include meetings held on the day before or the day of the Board meeting and at such other times as the committee shall determine.

The agenda for each Board meeting will be developed by the Chairman of the Board (with support from the Lead Director) in conjunction with the Office of the Corporate Secretary. In addition, at each regularly scheduled Board meeting, the Chairman will solicit agenda items for the upcoming meeting from the directors. Management will seek to provide to all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the directors to make an informed judgment.

VII. Executive Sessions

To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present. In addition, if any non-management directors are not “independent” under NYSE listing standards, the independent, non-management directors will meet in executive session at least once a year. The Lead Director will preside at the executive sessions, and his or her name will be disclosed in the Company’s annual proxy statement to facilitate communication by employees and shareholders directly with the non-management directors.

VIII. The Committees of the Board

The Company shall have a Credit Policy and Executive Committee and at least the committees required by the rules of the New York Stock Exchange, Inc. Currently, these are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which must have a written charter satisfying the rules of the New York Stock Exchange, Inc.

All directors, whether members of a committee or not, are invited to make suggestions to a committee chairperson for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chairperson will give a periodic report of committee activities to the Board.

Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be composed of at least three directors who are not officers or employees of the Company, who the Board has determined are “independent” under the listing standards of the New York Stock Exchange, Inc. The required qualifications for the members of each committee shall be set out in the respective committees’ charters. A director may serve on more than one committee for which he or she qualifies. No director may serve on the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Audit Committee.

IX. Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the Chief Executive Officer, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the Chief Executive Officer.

X. Executive Compensation

The Board, acting through the Compensation Committee, evaluates the performance of the Chief Executive Officer and the Company against Company strategic and annual goals and the provisions of the incumbent’s annual personal plan, and has the sole authority to determine the compensation of the Chief Executive Officer, which is based on corporate performance, achievement of personal plan objectives and competitive practices within the banking and financial services industry.

The Board, acting through the Compensation Committee and upon the recommendation of the Chief Executive Officer, evaluates the performance of all other executive officers (except the Chairman of the Board, if the Chairman of the Board and Chief Executive Officer positions are not held by the same individual) and approves the compensation of such officers. If the Chairman of the Board and Chief Executive Officer positions are not held by the same individual, the Board, acting through the Compensation Committee, evaluates the performance and approves the compensation of the Chairman of the Board.

It is the Board’s Policy that the Company will, in the event of a material restatement of the Company’s financial statements and to the extent permitted by governing law and any employment arrangements, in all appropriate cases, seek reimbursement of a portion of any incentive compensation paid or awarded to any executive officer for performance periods beginning on or after January 1, 2008 where: a) the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, b) the Board or an appropriate committee thereof concludes in good faith that the executive officer engaged in fraud or intentional misconduct that was a material cause of the need for the restatement, and c) a lower payment or award would have been made to the executive officer based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual executive officer’s incentive compensation for the relevant period exceeded the incentive compensation that would have been paid or awarded based on the restated financial results.

XI. Board Compensation

The Board should conduct a review at least once every 3 years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity. The Compensation Committee will make a recommendation to the Board based on the foregoing factors.

XII. Expectations of Directors

The nine functions that are central to the role of the Board are identified in Section I above. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in good faith and the best interest of the Company. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

Commitment and Attendance. All directors should make every effort to attend every meeting of the Company’s shareholders, every meeting of the Board, and every meeting of committees of the Board of which they are members. Members may attend by telephone to mitigate conflicts.

Participation in Meetings. Each director should be sufficiently familiar with the business and strategy of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisers in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a director. The Company has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code’s provisions in these areas and should consult with the Company’s counsel in the event of any issues.

Other Directorships. The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues. Non-employee directors should advise the Chairman of the Board and employee directors should advise the Chairperson of the Nominating and Corporate Governance Committee before accepting any new directorship or officer position with an entity not affiliated with the Company. The number of other public company boards upon which any director may serve shall be limited to four or fewer.

Contact with Management. All directors are invited to contact the Chief Executive Officer at any time to discuss any aspect of the Company’s business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings or in other formal or informal settings. The Board encourages management to, from time to time, bring managers into Board meetings who (a) can provide additional insight into items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

Contact with other Constituencies. It is important that the Company speak to employees and outside constituencies with a single voice and that management serve as the primary spokesperson for the Company.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

Stock Ownership Guidelines. To ensure best practice corporate governance and reinforce the Company’s commitment to increasing shareholder value, the Board has adopted Stock Ownership Guidelines for directors as well as executive officers. These are posted on the Company’s web site at www.fhnc.com.

XIII. Evaluating Board Performance

The Board, with oversight provided by the Nominating and Corporate Governance Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Nominating and Corporate Governance Committee will periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively. Each committee of the Board under the oversight of the Nominating and Corporate Governance Committee should also conduct a self-evaluation at least annually and report the results to the Board. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.

To facilitate individual director evaluations by the Nominating and Corporate Governance Committee, the Board has adopted a Statement of Expectations of Directors. The Statement of Expectations contains specific activities and conduct each director should engage in or adhere to and is based upon requirements contained in these Guidelines and other criteria. The Statement of Expectations is provided to each new director at the time of orientation and to all directors once a year. Each year, the Nominating and Corporate Governance Committee conducts preliminary and final evaluations against the Statement of Expectations of the performance of each director who is scheduled to stand for reelection by the shareholders prior to determining whether to recommend him or her to the Board for renomination.

XIV. Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisers. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisers. In performing their functions, the Committees of the Board may hire consultants to aid in their evaluations, determinations, and recommendations as they deem appropriate.

XV. Shareholder Communication with the Board

Shareholders desiring to communicate with the Board of Directors on matters other than Section IV above should submit their communication in writing to the Lead Director, c/o Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue, Memphis, Tennessee 38103 and identify themselves as a shareholder. The Corporate Secretary will forward all such communications to the Lead Director for a determination as to how to proceed.

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Appendix D

CATEGORICAL STANDARDS
FIRST HORIZON NATIONAL CORPORATION
(As Amended and Restated January 16, 2007)

Each of the following relationships between the Corporation and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is “independent” for purposes of the NYSE listing standards:

1.

Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

2.

An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, (4) a determination is made annually that if the extension of credit was not made or was terminated in the ordinary course of business, in accordance with its terms, such action would not reasonably be expected to have a material adverse effect on the financial condition, income statement or business of the borrower, and (5) no event of default has occurred.

3.

Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue (based on the charitable organization’s latest available income statement).

4.

Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

5.	All compensation and benefits provided to non-employee directors for service as a director.

6.

All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated employees and is not an executive officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated employees of the Corporation.

Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on the other hand.

The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.

D-1

The following definitions apply to the categorical standards listed above:

“Corporation” means First Horizon National Corporation and its consolidated subsidiaries.

“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.

“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

D-2

Appendix E

AUDIT COMMITTEE CHARTER
FIRST HORIZON NATIONAL CORPORATION
(As Amended and Restated January 20, 2004, Effective March 31, 2004)

Establishment and Purposes of the Committee

Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(b)(8) of the Corporation’s restated charter, as amended, and Section 3.5 of the Corporation’s bylaws, as amended, the Board of Directors of First Horizon National Corporation hereby creates the Audit Committee (the “Committee”) of the Board of Directors, which shall: (1) assist the Board of Directors in its oversight of (a) the Corporation’s accounting and financial reporting principles and policies and internal audit controls and procedures, (b) the integrity of the Corporation’s financial statements, (c) the Corporation’s compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and Corporation’s internal audit function; and (2) prepare the report to be included in the Corporation’s annual proxy statement pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”).

The function of the Committee is oversight. Management of the Corporation is responsible for preparation, presentation and integrity of the Corporation’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out a proper audit of the Corporation’s annual financial statements, reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. It is recognized that, in fulfilling their responsibilities hereunder, members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, performing the functions of accountants or auditors. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (1) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (2) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (3) the representations made by management as to any non-audit services provided by the independent auditor to the Corporation. Further, in fulfilling their responsibilities hereunder, the members of the Committee will incorporate the use of reasonable materiality standards, including the size of the Corporation and the nature, scope and risks of the activities conducted.

The independent auditor for the Corporation is accountable to the Committee as representatives of the shareholders and must report directly to the Committee. The Committee has the authority and responsibility directly to appoint (subject, if applicable, to shareholder ratification), retain, compensate, evaluate and terminate the Corporation’s independent auditor and to oversee the work of such independent auditor.

The independent auditor shall submit to the Committee annually a formal written statement (the “Auditor’s Statement”) describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues; and (to assess the independent auditor’s independence) all relationships between the independent auditor and the Corporation addressing each non-audit service provided to the Corporation and at least the matters set forth in Independence Standards Board Standard No. 1.

The independent auditor shall submit to the Committee annually a formal written statement of the aggregate fees billed for each of the last two fiscal years for professional services rendered by the independent auditor in the following categories (as defined by the rules of the SEC): audit, audit-related, tax and all other services.

Qualifications of Committee Members

The Committee shall consist of at least three members appointed annually by a majority of the entire Board on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, acting in its capacity as the nominating committee. Members shall be directors who meet the independence and experience requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. Under these requirements as currently adopted, the Board must determine:

•	that each member has no material relationship, either direct or indirect, with the Corporation;

•	that each member is financially literate, or shall become financially literate within a reasonable period of time after his or her appointment to the Committee; and

•	that at least one of the members has accounting or related financial management expertise,

as such requirements are interpreted by the Board of Directors in the exercise of its business judgment. Members may be replaced by the Board.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Corporation’s annual proxy statement. No member of the Committee may be an affiliated person (as such term is defined in SEC Rule 10A-3, including any exceptions or exemptions permitted thereby) of the Corporation or any subsidiary thereof or may receive any compensation from the Corporation other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive; provided, however, that notwithstanding the foregoing, it shall be permissible for Committee members to receive those types of compensation permitted by the rules of the SEC and the NYSE regarding the independence of audit committee members.

Operation of the Committee

Meetings shall be held at least four times yearly, or more frequently if circumstances dictate, and may be called at any time by the Committee Chairperson or by any two members of the Committee upon written or oral notice to a majority of the members of the Committee prior to the meeting. A quorum shall consist of a majority of the members and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The Chairperson of the Committee, or acting Chairperson of the meeting, will present a report of Committee activities to the full Board of Directors at its next regularly scheduled meeting. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if either the members of the Bank’s committee and the members of this Committee are identical or all of the members of the Bank’s committee would meet the eligibility requirements of the NYSE, Section 10A(m)(3) and the rules of the SEC, including any exceptions permitted thereby. The Committee may, in its discretion, delegate all or a portion of its authority and duties to a subcommittee of the Committee, and may delegate to the Chairperson the authority to grant pre-approvals of audit and permitted non-audit services as provided herein, provided that the decisions of such Chairperson to grant pre-approvals shall be presented to the full Committee at its next regularly scheduled meeting.

The Committee shall have unrestricted access to Corporation personnel and documents. The Committee will be given the resources and authority appropriate to discharge its duties and responsibilities, including (i) the authority to retain and compensate special or independent counsel, accountants or other experts or consultants to advise the Committee, without seeking approval of the Board or management, and (ii) appropriate funding, as determined by the Committee, for payment of compensation to such counsel, accountants or other experts and consultants. The Committee may request any officer or employee of the Corporation or of the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and management of the Corporation. The Committee shall meet separately periodically with management, the internal auditor, and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these persons or firms believes should be discussed privately.

Duties and Responsibilities of the Committee

The Committee is hereby delegated full authority with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may from time to time by resolution adopted by a majority of the entire Board specify:

1.	With respect to the independent auditor,

a.	directly appoint (subject, if applicable, to shareholder ratification), retain, compensate, oversee the work of, evaluate and terminate the independent auditor.

b.	adopt a policy for the Corporation regarding preapproval of all audit and non-audit engagement fees and terms and approve, in advance, all such fees and terms in accordance with such policy.

c.

ensure that the independent auditor prepares and delivers annually an Auditor’s Statement (it being understood that the independent auditor is responsible for the accuracy and completeness of this Statement) and consider such Auditor’s Statement in assessing the independence of the independent auditor.

d.

ensure that the independent auditor timely reports on all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

e.	review and evaluate the qualifications, performance and independence of the lead partner of the independent auditor.

f.

discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner, and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

g.	instruct the independent auditor that the independent auditor is ultimately accountable to the Committee as representatives of the shareholders.

2.	With respect to the internal audit department,

a.	make recommendations to the Board concerning the appointment and removal of the Corporation’s internal auditor and approve the salary and annual bonus of the internal auditor.

b.

advise the internal auditor that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the internal audit department and management’s responses thereto.

c.	approve the charter of the internal audit department and all significant changes thereto.

3.	With respect to financial reporting principles and policies and internal audit controls and procedures,

a.	advise management, the internal auditor and the independent auditor that each is expected to provide to the Committee a timely analysis of significant financial reporting issues and practices.

b.

consider any reports or communications (and management’s and/or the internal auditor’s responses thereto) submitted to the Committee by the independent auditor required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented.

c.

meet with management, the independent auditor and, if appropriate, the internal auditor (i) to discuss the scope of the annual audit; the audited financial statements and quarterly financial statements; any significant matters arising from any audit, including any audit problems or difficulties and management’s response thereto; any significant matters arising from changes to the Corporation’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditor, the internal auditor or management; any major issues regarding accounting principles and financial statement presentations; any major issues as to the adequacy of the

Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; the effect, if significant, of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; (ii) to review the form of opinion the independent auditor proposes to render to the Board of Directors and shareholders; and (iii) to discuss the Corporation’s risk assessment and risk management policies and to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

d.

obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which set forth certain procedures to be followed in any audit of financial statements required under that act.

e.

review the Corporation’s compliance policies and any employee complaints or material reports or inquiries received from regulators or government agencies and management’s responses and, with the Corporation’s General Counsel, pending and threatened claims that may have a material impact on the financial statements.

f.

discuss earnings press releases, including the use of “proforma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies; provided, however, that the Committee’s responsibility to discuss earnings releases as well as financial information and earnings guidance may be done generally and may be limited to the types of information to be disclosed and the types of presentations to be made.

g.	establish hiring policies for employees or former employees of the independent auditor.

h.	review and oversee related party transactions.

i.

establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

j.

review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

4.	With respect to reporting and recommendations,

a.	prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

b.	review this Charter at least annually and recommend any changes to the Board.

c.	report its activities to the full Board of Directors on a regular basis and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

d.

prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

[Reflects 4/20/04 holding company name change.]

AUDIT AND NON-AUDIT SERVICES
PRE-APPROVAL POLICY
FIRST HORIZON NATIONAL CORPORATION
(As Amended and Restated January 15, 2007)

I. General Statement of Policy

As required by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules, the Audit Committee of the Board of Directors of First Horizon National Corporation (the “Company”) is required to pre-approve all audit and non-audit services provided to the Company or any of its subsidiaries, which are to be performed by the registered public accounting firm (the Company’s “Independent Auditor”) that performs the audit of the Company’s consolidated financial statements that are filed with the Securities and Exchange Commission (the “Company’s consolidated financial statements”). Pre- approval is required to provide assurance that such services do not impair the Independent Auditor’s independence from the Company. This policy sets forth the requirements pursuant to which proposed services to be provided by the Independent Auditor will be submitted for pre-approval and the conditions and limitations on the provision of services by the Independent Auditor.

II. Implementation of Policy

A. Pre-approval Process and Limitations

Pre-approval of services to be provided by the Independent Auditor may be obtained in either of two different ways. Services either may be approved in advance by the Audit Committee specifically on a case-by-case basis (“specific pre-approval”) or may be approved in advance (“advance pre-approval”) in the manner specified in the following sentence. Advance pre-approval requires the Audit Committee to identify in advance in an appendix to this policy (the “Appendix”) the specific types of service that may be provided and the fee limits applicable to such types of service, which limits may be expressed as a limit by type of service or by category of services (“type of service”). Unless the type of service to be provided by the Independent Auditor has received advance pre-approval under this policy and the fee for such service is within the limit pre-approved, the service will require specific pre-approval by the Audit Committee. With respect to each proposed pre-approved service (whether a specific pre-approval or an advance pre-approval), the independent auditor will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Audit Committee.

“Audit,” “Audit-related,” “Tax,” and “All Other” services, as those terms are defined below, have the advance pre-approval of the Audit Committee but only to the extent such services are specified in the Appendix and only in amounts that do not exceed the fee limits specified in such Appendix. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Audit Committee specifically provides for a different term.

Periodically, the Audit Committee will review and pre-approve the Appendix, which will specify the services, and the fee limits applicable to such services, that may be provided by the Independent Auditor for the fiscal year without obtaining the specific pre-approval of the Audit Committee. Any proposed services exceeding these fee limits will require specific pre-approval by the Audit Committee.

The Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for services classified as All Other services. Unless the Audit Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax return preparation.

B. “Audit” Services

As provided above, the annual audit engagement terms and fee must be specifically pre-approved by the Audit Committee. The Audit Committee will also pre-approve any changes in terms, conditions and fees resulting from changes in the audit scope, Company structure or other matters.

Audit services include the annual audit of the Company’s consolidated financial statements (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the Independent Auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control over financial reporting, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the Independent Auditor’s report on management’s report on internal control over financial reporting. Other audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings. The Audit Committee has pre-approved the Audit services listed in the Appendix. All other Audit services not listed in the Appendix must be specifically pre-approved by the Audit Committee.

C. “Audit-related” Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements or that are traditionally performed by the Independent Auditor. Audit-related services include accounting consultations related to accounting, financial reporting or disclosure matters not classified as Audit services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters, and assistance with internal control reporting requirements. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the Independent Auditor. The Audit Committee has pre-approved the Audit-related services listed in the Appendix. All other Audit-related services not listed in the Appendix must be specifically pre-approved by the Audit Committee.

D. “Tax” Services

The Audit Committee believes that the Independent Auditor can provide Tax services to the Company such as tax return preparation and compliance services (including preparation and review of tax returns, including research necessary to reflect events and transactions in the returns; advice and assistance with respect to tax audits; and analysis of law or rule changes and proposed changes) and tax planning services (advice and planning other than preparation and compliance services) without impairing the auditor’s independence, and the Securities and Exchange Commission (“SEC”) has stated that the Independent Auditor may provide such services. Thus, the Audit Committee believes it may grant advance pre-approval to those Tax services that the Audit Committee believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee will not permit the retention of the Independent Auditor in connection with a transaction initially recommended by the Independent Auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Company’s Manager of Corporate Tax to determine that the tax planning and reporting positions are consistent with this policy.

Pursuant to the preceding paragraph, the Audit Committee has pre-approved the Tax services in the Appendix. All Tax services involving large and complex transactions and therefore not listed in the Appendix must be specifically pre-approved by the Audit Committee. Tax services proposed to be provided by the Independent Auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company are prohibited unless specifically pre-approved by the Audit Committee.

E. “All Other” Services

All Other services consist of any services that are not Audit, Audit-related or Tax services and are not prohibited from being provided by the Independent Auditor by law or this policy. The Audit Committee may grant advance pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services and would not impair the independence of the Independent Auditor. The Audit Committee has pre-approved the All Other services listed in the Appendix. Permissible All Other services not listed in the Appendix must be specifically pre-approved by the Audit Committee.

The following non-audit services are prohibited from being provided by the Independent Auditor:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

The Company’s Chief Accounting Officer (the “CAO”) and Independent Auditor shall consult SEC rules and relevant guidance to determine whether any proposed All Other service falls within a prohibited non-audit service under the SEC’s rules and any exceptions that might apply to the prohibition.

III. Delegation of Authority

All requests to provide services to the Company or any of its subsidiaries that require specific pre-approval by the Audit Committee must be submitted to the CAO in advance of the provision of any such services by the Independent Auditor. The CAO shall receive all such requests, confirm with the Independent Auditor whether it believes that such services will not affect its independence, and present a joint statement with the Independent Auditor as to any recommended requests to the Audit Committee for pre-approval. All requests to provide services that have been pre-approved in advance must be submitted to the CAO prior to the provision of such services for a determination that the service to be provided is of the type and within the fee limit that has been pre-approved. In addition, on a quarterly basis the Independent Auditor and the Company’s CAO will report to the Audit Committee on the services provided by and the fees paid to the Independent Auditor during the prior quarter.

Notwithstanding anything herein to the contrary, the authority granted herein to the Audit Committee to pre-approve services, other than the annual audit engagement and any changes thereto, to be provided by the Independent Auditor is delegated to the Chairperson of the Audit Committee. The Chairperson may not, however, under delegated authority make a determination that causes the ratio of fees pre-approved for All Other services to the aggregate amount of fees pre-approved for Audit, Audit-related and tax compliance and tax preparation services to exceed the ratio established or set forth in Section II. A. Any service pre-approved by the Chairperson of the Audit Committee will be reported to the Audit Committee at its next regularly scheduled meeting.

The Company’s Internal Auditor is directed to monitor the services provided by the Independent Auditor for the purpose of determining whether such services are in compliance with this policy, and report to the Audit Committee periodically on the results of such monitoring.

The Audit Committee does not delegate any of its responsibility to pre-approve services to be performed by the Independent Auditor to management.

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Appendix F

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
FIRST HORIZON NATIONAL CORPORATION
(As Amended and Restated April 17, 2007)

Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(b)(8) of the Corporation’s restated charter, as amended, and Article III(6) of the Corporation’s bylaws, as amended, the Board of Directors of First Horizon National Corporation hereby creates the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors, which shall serve as a nominating committee and as a corporate governance committee for the Corporation, with such specific authority as is herein provided.

Purposes of the Committee

The purposes of the Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and (3) to oversee the evaluation of the Board and management.

Qualifications of Committee Members

The Committee shall be appointed annually by a majority of the entire Board, upon recommendation of the Committee, and shall consist of at least three members of the Board, each of whom is “independent” under the rules of the New York Stock Exchange (“NYSE”). Members of the Committee may be replaced by the Board.

Operation of the Committee

Meetings shall be held at least two times yearly and may be called at any time by the Committee Chairperson or by any two members of the Committee upon written or oral notice to a majority of the Committee prior to the meeting. A quorum shall consist of a majority of the members, and the vote of the majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The Chairperson of the Committee, or acting Chairperson of the meeting, will present a report of the Committee activities to the full Board of Directors at its next regularly scheduled meeting. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if either the members of the Bank’s committee and the members of this Committee are identical or all of the members of the Bank’s committee meet the independence requirements of the NYSE. The Committee may invite to its meetings such members of management as it may deem desirable or appropriate. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and management of the Corporation.

The Committee shall have unrestricted access to Corporation personnel and documents and shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have the authority to retain consultants or search firms used to identify director candidates, including authority to approve the fees and other retention terms. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Duties and Responsibilities of the Committee

The Committee is hereby delegated full authority with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may from time to time by resolution adopted by a majority of the entire Board specify:

1.	With respect to the nominating function,

a.	To consider recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof;

F-1

b.

To identify individuals believed to be qualified to become Board members, and to recommend to the Board the individuals to stand for election or reelection as directors. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders and (for a vacancy created by an increase in the size of the Board) shall recommend to the Board the class of directors in which the individual should serve. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include:

•	personal qualities and characteristics, experience, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business;

•	diversity of viewpoints, background, experience and other demographics;

•	ability and willingness to commit adequate time to Board and committee matters; and

•

the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the Corporation.

The Committee may consider candidates proposed by management, but is not required to do so;

c.

To develop and recommend to the Board, in connection with its assessment of director independence, guidelines to be applied in making determinations as to the absence of material relationships between the Corporation and a director;

d.

To identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members; and

e.

To review, monitor and make recommendations to the Board or management, as appropriate, with respect to any communications directed to the Corporation or one or more of the directors relating to performance, nomination or removal of directors.

2.	With respect to corporate governance and other matters,

a.	To exercise oversight of the evaluation of the Board and management;

b.

To develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, to review and reassess those principles at least once a year, and recommend any proposed changes to the Board for approval; and

c.

To prepare and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

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Appendix G

COMPENSATION COMMITTEE CHARTER
FIRST HORIZON NATIONAL CORPORATION
(As Amended and Restated April 17, 2007)

Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(b)(8) of the Corporation’s restated charter, as amended, and Article III(6) of the Corporation’s bylaws, as amended, the Board of Directors of First Horizon National Corporation hereby creates the Compensation Committee (the “Committee”) of the Board of Directors, which shall serve as a compensation committee for the Corporation, with such specific authority as is herein provided. This Committee was known prior to January 20, 2004 as the Human Resources Committee, and all references to the Human Resources Committee in any of the plans named in Section 7 herein shall be understood to refer to this Committee.

Purposes of the Committee

The purposes of the Committee are (1) to discharge the Board’s responsibilities relating to the compensation of the Corporation’s executive officers, (2) to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"), (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate the Corporation’s management, and (5) to carry out certain other duties set forth herein.

Qualifications of Committee Members

The Committee shall be appointed annually by a majority of the entire Board, upon recommendation of the Nominating and Corporate Governance Committee, and shall consist of at least three members of the Board, each of whom is “independent” under the rules of the New York Stock Exchange (“NYSE”). In addition, at least two members of the Committee must be directors of the Corporation who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be directors of the Corporation who are “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Only members who meet the Section 162(m) test may participate in decisions required to be made by “outside directors” under Section 162(m), and any other member of the Committee must recuse himself or herself with respect to those issues. Any member may volunteer to recuse himself or herself if he or she believes his or her qualification under Section 162(m) or Section 16 may be in doubt. In the event of any recusal for any of those reasons, the remaining members of the Committee would constitute “the Committee” for the action in question for purposes of both this Charter and any applicable plan administered by the Committee, provided that the Committee as so constituted for such action shall have at least two members. Only members who meet the Section 16 test may participate in decisions required to be made by “non-employee directors” under Section 16, and any other member of the Committee must recuse himself or herself with respect to those issues. If a quorum of the Committee is present in accordance with the requirements of the “Operation of the Committee” section of this charter, then the action taken by at least two “outside directors” (with respect to matters required to be acted upon by “outside directors”) and the action taken by at least two “non-employee directors” (with respect to matters required to be acted upon by “non-employee directors”) each shall be the valid action of this Committee and is fully authorized by the Board of Directors, as long as such action is taken by a majority of the “outside directors” or a majority of the “non-employee directors,” as applicable. Members of the Committee may be replaced by the Board.

Operation of the Committee

Meetings shall be held at least four times yearly and may be called at any time by the Committee Chairperson or by any two members of the Committee upon written or oral notice to a majority of the Committee prior to the meeting. A quorum shall consist of a majority of the members, and the vote of the majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The Chairperson of the Committee, or acting Chairperson of the meeting, will present a report of the Committee activities to the full Board of Directors at its next regularly scheduled meeting. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if either the members of the Bank’s committee and the members of this Committee are identical or all of the members of the Bank’s committee meet the independence requirements of the NYSE. The Committee may invite to its meetings such members of management as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The Corporation’s Chief Executive Office (“CEO”) should not attend the portion of any meeting where the CEO’s performance or compensation are discussed, unless specifically invited by the Committee. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and management of the Corporation.

The Committee shall have unrestricted access to Corporation personnel and documents and shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have the authority to retain compensation consultants to assist in the evaluation of CEO,senior executive officer or director compensation, including authority to approve the fees and other retention terms. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Duties and Responsibilities of the Committee

The Committee is hereby delegated full authority with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may from time to time by resolution adopted by a majority of the entire Board specify:

1.	To recommend to the Board major corporate policies and objectives with respect to the Corporation’s compensation and management of its human resources.

2.

To make regular reports to the Board and to provide a periodic review, evaluation and reporting link between management and the Board with respect to the Corporation’s compensation and management of its human resources.

3.

To review periodically management’s human resources policies, guidelines, procedures, and practices for conformity with corporate objectives and policies concerning the Corporation’s compensation and management of its human resources, including a periodic review of compensation structures for non-executive officers.

4.

To review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation.

5.	To make recommendations to the Board concerning compensation for directors.

6.	To fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers.

7.

To make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers.

8.	To serve as the Committee required:

a.	by the terms of the 1992 Restricted Stock Incentive Plan;

b.	by the terms of the 1984 and 1990 Stock Option Plans and the 1995, 1997 and 2000 Employee Stock Option Plans;

c.	by terms of the Directors & Executives Deferred Compensation Plan;

d.	to resolve questions of interpretation arising under the Non-Employee Directors’ Deferred Compensation Stock Option Plan and the 2000 Non-Employee Directors’ Deferred Compensation Stock Option Plan;

e.	by the terms of the 2002 Management Incentive Plan;

f.	to review the appropriateness of the issuance of Corporation common stock under the terms of the Savings Plan as required by resolutions of the Board as adopted from time to time;

g.	to designate those eligible to participate in the Pension Restoration Plan and Survivor Benefit Plan;

h.	by the terms of the 2002 Bank Director and Advisory Board Member Deferral Plan, the Bank Director and Advisory Board Member Deferral Plan and the Bank Advisory Director Deferral Plan;

i.	by the terms of the 2003 Equity Compensation Plan; and

j.	by the terms of the First Tennessee National Bank Nonqualified Deferred Compensation Plan and the First Horizon Nonqualified Deferred Compensation Plan.

9.

In consultation with management, to oversee regulatory compliance with respect to compensation matters, including (a) overseeing the Corporation’s policies on structuring compensation programs to maximize tax deductibility while retaining the discretion deemed necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, and (b) as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

10.	To produce annually a Report of the Compensation Committee for inclusion in the Corporation’s proxy statement in accordance with applicable SEC rules and regulations.

11.	To make recommendations to the Board concerning the creation of corporate offices and the defining of authority and responsibility of such offices and concerning nominees to fill such offices.

12.

To make recommendations to the Board regarding the appointment of incumbent officers, including consideration of their performance in determining whether to nominate them for reelection, and to review succession plans for executive officers, including the CEO.

13.

To review, monitor and make recommendations to the Board or management, as appropriate, with respect to any communications directed to the Corporation or one or more of the directors relating to performance, nomination or removal of officers.

14.

To create corporate offices and define the authority and responsibility of such offices, except to the extent such authority or responsibility would not be consistent with the law, the charter or the bylaws, to appoint persons to any office of the Corporation except Chairman of the Board, Chief Executive Officer, President, Auditor, Secretary and any office the incumbent in which is designated by the Board as an Executive Officer, and to remove from office any person that was, or could have been, so appointed by the Committee.

15.	To evaluate the Corporation’s management.

16.

To prepare and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

17.

To serve as the committee required by the Bylaws and resolutions of the Corporation to be responsible for and with authority to make and record all requests of directors, officers and employees of the Corporation, or any of its subsidiaries, to serve other business entities at the Corporation’s request and to be indemnified against liability arising from such service.

18.	To review compliance with the Management Interlocks Acts and approve indemnification for officers and directors.

ANNUAL MEETING

April 15, 2008
10:00 a.m. Central time

FIRST TENNESSEE BUILDING
M-Level Auditorium
165 Madison Avenue
Memphis, TN 38103

If you consented to access your proxy information electronically, you may view it by going to the following Web site on the Internet:
http://ir.fhnc.com/annuals.cfm

If you would like to access the proxy materials electronically next year, you may do so by giving your consent at the following Web site:
www.econsent.com/fhn

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The  undersigned  appoints  George P. Lewis and Lewis R. Donelson, or any one  or both of them with full power of substitution, as  proxy or proxies, to  represent and  vote all shares of stock standing in  my name on the  books  of  the corporation at the close of business on  February 22,  2008,  which  I  would  be entitled  to  vote  if  personally  present  at  the  annual  meeting of  shareholders of First Horizon National Corporation to be held in the auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, on April 15, 2008, at 10 a.m. Central time or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE AUTOMATED TELEPHONE VOTING INSTRUCTIONS, THE INTERNET VOTING INSTRUCTIONS, OR THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, WHICH ARE DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THE REVERSE SIDE OF THIS PROXY.

YOU CAN VOTE YOUR PROXY BY TELEPHONE, OVER THE INTERNET OR BY SIGNING AND RETURNING THIS CARD ON THE REVERSE SIDE.

(Continued and see voting instructions on reverse side.)

COMPANY #

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, seven days a week, until 12 p.m. Central time on April 14, 2008.
•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/fhn — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, seven days a week, until 12 p.m. Central time on April 14, 2008.
•

Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to First Horizon National Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

☒  Please mark votes as in this example.

If you vote by phone or Internet, please do not mail your proxy card.
Please detach here

The board of directors unanimously recommends a vote FOR items 1, 2, 3 and 4.

1.	Election of four Class III directors to serve until the 2011 Annual Meeting of Shareholders and one Class II director to serve until the 2010 Annual Meeting of Shareholders.

Class III Nominees:	(01) Simon F. Cooper (02) James A. Haslam, III	(03) Colin V. Reed (04) Mary F. Sammons	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees

Class II Nominee:	(05) Robert B. Carter

(Instructions: To withhold authority to vote for any nominee(s), write the number(s) of the nominee(s) in the box to the right.

2.	Approval of amendments to FHNC’s Amended and Restated Charter to provide for declassification of FHNC’s board of directors.	☐ For	☐ Against	☐ Abstain

3.

Approval of amendments to FHNC’s Amended and Restated Charter and Amended and Restated Bylaws to eliminate the requirement of a supermajority vote for certain amendments to the Amended and Restated Charter and Amended and Restated Bylaws.

		☐ For	☐ Against	☐ Abstain

4.	Ratification of appointment of KPMG LLP as auditors.	☐ For	☐ Against	☐ Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Address Change? Mark Box ☐ Indicate changes below:

Date _____________________________________________, 2008

Signature(s) in Box

Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.

DIFFERENCE BETWEEN THE PRINTED AND FILED VERSIONS OF THE PROXY STATEMENT

Through an inadvertent error, the “Total” column of the table on page 52 of the printed version of the proxy statement showed incorrect figures for many of the rows. That table in this filed version of the proxy statement shows correct “Total” figures in all rows.